As  filed  with  the  Securities  and Exchange Commission on May 6, 2004 .

     Registration  Statement  No.  333-107360

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                          POST EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                                 SPACEDEV, INC.
             (Exact name of registrant as specified in its charter)

         COLORADO                                          3761
84-1374613
-------------------------------                              ---------
----------------------
(State  or  other  jurisdiction  of         (Primary  standard  Industrial
(I.R.S.  Employer
incorporation  or  organization)         Classification  Code  Number)
Identification  Number)

                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                            -------------------------

                                 JAMES W. BENSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 SPACEDEV, INC.
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2020
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

                                   Copies to:
                              GRETCHEN COWEN, ESQ.
                               WEINTRAUB DILLON PC
                        12520 HIGH BLUFF DRIVE, SUITE 260
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 259-2529

Approximate date of commencement of proposed sale to public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT , WHICH WAS AUGUST 6, 2003 .

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |X|

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: | |




CALCULATION OF REGISTRATION FEE
-------------------------------
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM  AMOUNT
TITLE OF EACH CLASS OF           AMOUNT TO               OFFERING PRICE         AGGREGATE         OF REGISTRATION
SECURITIES TO BE REGISTERED      BE REGISTERED (1)       PER SHARE              OFFERING PRICE    FEE
-------------------------------  -----------------       ----------------       ----------------  ---------------

Common Stock, $0.001 par value,
underlying Convertible Note              1,818,182  (2)             0.550  (3)         1,000,000            80.90

Common Stock, $0.001 par value,
underlying Warrants                        125,000                  0.630  (3)            78,750             6.37

Common Stock, $0.001 par value,
underlying Warrants                         50,000                  0.690  (3)            34,500             2.79

Common Stock, $0.001 par value,
underlying Warrants                         25,000                  0.800  (3)            20,000             1.62

Common Stock, $0.001 par value,
underlying Warrants                        158,333                  0.750  (3)           118,750             9.61

Common Stock, $0.001 par value,
underlying Warrants                         23,419                  0.854  (3)            20,000             1.62

Common Stock, $0.001 par value,
underlying Warrants                        818,248                  0.490  (3)           400,942            32.44

Common Stock, $0.001 par value,
underlying Warrants                        196,079                  0.510  (3)           100,000             8.09
-------------------------------  -----------------       ----------------  ---  ----------------  ---------------
Total                                    3,214,261                                     1,772,941           143.43
===============================  =================                              ================  ===============


(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. This registration statement covers an aggregate of 3,214,261 shares.

(2) Represents 100% of the good faith estimate of the number of shares that are issuable to the selling security holder following the conversion of interest on and/or principal of a convertible note held by the selling security holder. If our good faith estimate is incorrect and we determine that additional common stock will be required to cover all principal and interest payments, we will be required to file a new registration statement to register any such additional shares.

(3)    Exercise  prices  fixed  in  each  warrant  agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 SPACEDEV, INC.

                        3,214,261 SHARES OF COMMON STOCK

     This prospectus relates to the resale by security holders of up to 3,214,261 shares of our common stock underlying (1) common stock purchase warrants issued in a prior private placement of our securities to accredited investors representing 1,196,079 shares (the "Warrants"), (2) a three-year secured convertible note, or the Convertible Note, issued to Laurus Master Fund, Ltd. ("Laurus") in the principal amount of $1,000,000, and (3) a common stock purchase warrant for up to 200,000 issued to Laurus in relation to the Convertible Note (the "Laurus Warrant"). We will not receive any of the proceeds from the sale of the shares by the selling security holders. We have not retained any underwriter in connection with the sale of the securities. We have paid, on behalf of the selling security holders, the expenses of the offering estimated to be $16,143.

     Our common stock trades on The Over-the-Counter Bulletin Board under the symbol "SPDV." The last reported sale price of our common stock on May 4, 2004, was $1.20 per share .

     Our principal offices are located at 13855 Stowe Drive, Poway, California 92064, and our telephone number is (858) 375-2000.

                            -------------------------

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. AS YOU REVIEW THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING
                                   ON PAGE 6.

                            -------------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The  date  of  this  prospectus  is  May 6, 2004.


                                         TABLE OF CONTENTS
                                                                                       Page
                                                                                       ------
PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
-------------------------------------------------------------------------------------
TABLE OF CONTENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
-------------------------------------------------------------------------------------
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
-------------------------------------------------------------------------------------
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
-------------------------------------------------------------------------------------
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . .      15
-------------------------------------------------------------------------------------
SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
-------------------------------------------------------------------------------------
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
-------------------------------------------------------------------------------------
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
-------------------------------------------------------------------------------------
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
-------------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS      34
-------------------------------------------------------------------------------------
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
-------------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . .      55
-------------------------------------------------------------------------------------
MARKET FOR COMMON EQUITY & RELATED STOCKHOLDER MATTERS. . . . . . . . . . . . . . . .      56
-------------------------------------------------------------------------------------
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS. . . . . . . . . . . . . .      58
-------------------------------------------------------------------------------------
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63
-------------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . . . . . .      68
-------------------------------------------------------------------------------------
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
-------------------------------------------------------------------------------------
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .      72
-------------------------------------------------------------------------------------
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS . . . . . . . . . . . . . . . . . . . .      72
-------------------------------------------------------------------------------------
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
-------------------------------------------------------------------------------------
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
-------------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .      76
-------------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

     In connection with a strategic financing with Laurus Master Fund, Ltd., or simply Laurus, this prospectus covers the resale of up to 1,818,182 shares of our common stock that are issuable upon conversion of a three-year Secured
Convertible Note, or the Convertible Note, in the principal amount of $1,000,000, and up to 200,000 shares of common stock that are issuable upon the exercise by Laurus of a warrant, called the Laurus Warrant in this prospectus, that we provided to Laurus in connection with the strategic financing. In addition, this prospectus covers the resale of up to 1,196,079 shares of common stock issuable upon exercise of outstanding warrants issued in a private placement offering from November 2000 to February 2003, referred to herein as the Warrants.

     OUR  COMPANY

     We are engaged in the conception, design, development, manufacture, integration and operations of space technology systems, products and services. We are currently focused on the commercial development of low-cost micro-satellites, nano-satellites and related subsystems, hybrid rocket propulsion as well as the associated engineering technical services to government, aerospace and other commercial enterprises. Our products and solutions are sold directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based orbital Maneuvering and orbital
Transfer Vehicles ("MoTVs") as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. We are also developing commercial hybrid rocket motors and small high performance space vehicles and subsystems. See "Description of Business" for more information.

     THE  OFFERING

Common  stock  underlying  the
interest  and/or  principal  of  the
Convertible  Note                                          1,818,182  shares

Common  stock  underlying  the
Laurus  Warrant  and  the  Warrants                        1,396,079  shares

Common  Stock  Outstanding  after
Exercise  of  outstanding  Warrants,  the
Laurus  Warrant  and  the  Convertible
Note                                             19,462,965    shares

Termination  of  the Offering           The   offering  will conclude upon   the
                                        earlier  of  the  sale  of all 3,214,261
                                        shares  of   common  stock   registered,
                                        the date the shares no longer need to be registered to be sold or the three-year anniversary of the effective date of the registration statement of which this prospectus is a part.

Use  of  Proceeds                       All  proceeds  from  the  sale of shares
                                        underlying the Warrants, the Convertible
                                        Note   and  the  Laurus  Warrant will be
                                        received by the selling security holders for their own accounts. See "Use of Proceeds."

Risk Factors                            You   should   read  the  "Risk Factors"
                                        beginning  on  page 6,  as   well  other
                                        cautionary   statements  throughout this
                                        prospectus, before investing in shares of our common stock.

     SELECTED  CONSOLIDATED  FINANCIAL  DATA

     The following financial data is provided as of and for the fiscal years ended December 31, 2003, 2002 and 2001 . The financial data as of and for the fiscal years ended December 31, 2002 and 2001 is derived from, and is qualified by reference to, the audited consolidated financial statements and the notes to those consolidated financial statements which are a part of this
prospectus.   Our  historical  results  are  not necessarily indicative of results  to  be  expected  for  any  future  periods.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                      YEARS ENDING
                                                      DECEMBER 31,
                                                                2003          2002           2001
                                                      --------------  ------------  -------------
Net revenues                                           $   2,956,322 $   3,370,118   $  4,099,094
Loss from operations                                   $    (890,092)$      13,920   $(1,551,620)
Net loss                                               $  (1,246,067)$    (376,160)  $(1,855,871)
Basic loss per share                                   $       (0.08)$       (0.03)  $     (0.13)
Weighted average shares outstanding, basic                 16,092,292   14,744,423     14,440,354



CONSOLIDATED BALANCE SHEET DATA (IN THOUSANDS):
                                       December 31, 2003   December 31, 2002   December 31, 2001
                                       ------------------  ------------------  -----------------
Cash and cash equivalents                         592,006              27,648            211,637
                                       ------------------  ------------------  -----------------
Working capital deficit                         (630,805)           (197,381)        (1,002,390)
                                       ------------------  ------------------  -----------------
Total assets                                    1,084,819           3,811,957          3,013,651
                                       ------------------  ------------------  -----------------
Long-term debt, net of current portion          1,627,123             661,314          2,986,270
                                       ------------------  ------------------  -----------------
Stockholders' Deficit                          (2,072,628)         (1,767,459)       (1,489,235)
                                       ------------------  ------------------  -----------------


RISK  FACTORS

AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST OR MAINTAIN AN INVESTMENT IN SHARES OF OUR COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

OUR PLANS TO BECOME PROFITABLE DEPEND ON OUR ABILITY TO INCREASE REVENUES, WHILE CONTROLLING COSTS IN A VARIETY OF AREAS AND IMPROVING OUR PROJECT MANAGEMENT EXPERTISE.

Our auditors expressed in their formal auditors' opinion dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) that in their opinion, based on their audit, our consolidated financial statements referred to herein present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2003, and the consolidated results of our operations and our cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. In previous years, including the opinion of Nation Smith dated February 13, 2003 herein, our auditors expressed an opinion that our financial position raised substantial doubt about our ability to continue as a going concern. After an analysis of our newly awarded $43,362,271 contract from MDA, our projections (including revenue projections) for the next several quarters and other relevant factors, our auditors concluded there is no longer substantial doubt as to the Company's ability to continue as a going concern, and has, therefore, not included the going concern language in its report dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) for the year ended December 31, 2003. We believe that this was appropriate and reflects our improved financial condition, our ability to forecast more accurately and further validation of customer demand for our technology, products and services. Our ability to continue as a going concern depends upon our ability to ultimately implement our plans, which includes (but is not limited to) generating substantial new revenue from the Missile Defense Agency by successfully performing under the newly awarded contract and continuing to attract and successfully complete other government and commercial contracts, development of a project management expertise to profitably execute on new business contracts and reduce the working capital deficit by raising additional capital. We are working with our revolving credit facility provider and investigating the possibility of raising additional capital to further support operations as new contracts and business opportunities materialize. The prospective funding, as well as, new business opportunities, can come from a variety of sources, including public or private equity markets, state and federal grants and government and commercial customer program funding. However, there can be no assurance that we will be able to obtain such funding or contracts as needed or, if such funding or contracts are available, that we can obtain then on terms favorable to the Company. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the developing businesses, those historically encountered by us, and the competitive environment in which we operate.

     IF WE ARE UNABLE TO RAISE CAPITAL IN THE FUTURE, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS.

     Our future capital requirements will depend upon many factors, including but not limited to sales and marketing efforts, the development of new products and services, the successful completion of existing projects, possible future strategic acquisitions, the progress of our research and development efforts, and the status of competitive products and services. As of December 31, 2003, 2002 and 2001, we had a working capital deficit of $630,805, $197,381 and $1,002,390, respectively, and an accumulated deficit of $11,817,776, $10,571,709 and $10,195,547, respectively. As of those dates, we had $592,006, $27,648 and $211,637, respectively, in cash and cash equivalents and $187,062, $82,325 and $290,615, respectively, of accounts receivable, net of allowance for doubtful accounts.

     We believe that current and future available capital resources will be adequate to fund our operations for the next twelve months. However, historically we have not been able to generate sufficient cash from our operating activities and have relied upon cash from financing activities to fund part of the cash requirements of our operating and investing activities. To the extent we are in need of any additional financing, it may not be available to us on acceptable terms, or at all. Our inability to obtain any needed financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also hinder our ability to fund our continued operations and our product development efforts that historically have contributed significantly to our competitiveness.

     Any financing may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock likely will include financial and other covenants that will restrict our flexibility. Also, we need to obtain the consent of Laurus for future equity financing. At a minimum, we expect covenants to restrict our ability to pay dividends on our common stock.

     IF A SIGNIFICANT PORTION OF THE SECURED CONVERTIBLE NOTE WERE CONVERTED INTO SHARES OF OUR COMMON STOCK, THE VOTING POWER OF YOUR INVESTMENT AND OUR EARNINGS PER SHARE COULD BE DILUTED.

  The Convertible Note in the amount of $1,000,000, that we issued to Laurus, on June 3, 2003, was convertible by Laurus into up to 1,818,182 shares of our common stock at an initial fixed conversion price of $0.55 per share, to the extent that we draw funds on the credit facility and have not repaid those funds. As of May 4, 2004, Laurus had converted 1,465,000 of the 1,818,182 shares and had 353,182 shares remaining to convert under the revolving credit facility. The remaining number of shares represents approximately 2.0% of the 17,813,704 shares of our common stock outstanding on May 4, 2004. As a result, if the remaining principal balance of the Note were converted at the initial conversion price, dilution of the voting power of your investment and of our earnings per share could continue to occur. Furthermore, after the initial conversion by Laurus of the first $1,000,000, Laurus has a continuing right to convert, to the extent that we draw funds on the credit facility and have not repaid those funds, at a fixed conversion price of $0.85 per share for the next $500,000 and thereafter based on a fair market value formula specified in the agreement.

     THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT COULD SUBSTANTIALLY DECLINE IF ALL OR A SIGNIFICANT PORTION OF THE CONVERTIBLE NOTE WERE CONVERTED INTO COMMON SHARES WHICH WERE RESOLD INTO THE MARKET, OR IF A PERCEPTION EXISTS THAT SUCH SALES COULD OCCUR.

     If the conversion prices at which the Convertible Note is converted are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of the Note, or even the perception that such sales could occur, could adversely affect the market price of our common stock. You could, therefore, experience a decline in the value of your investment as a result of both the actual and potential conversion of Note.

     WE  CAN  GIVE  NO  ASSURANCE  OF  THE  SUCCESSFUL  OR TIMELY DEVELOPMENT OF
PRODUCTS.

     Despite our success in designing, launching and monitoring our first micro-satellite, our products and technologies are currently under various stages of development, including our hybrid rocket technology. Further development and testing will be required to prove additional performance capability beyond current tests and commercial viability. Additionally, the final cost of development cannot be determined until development is complete. The success, if any, will depend on the ability to timely complete our projects within estimated cost parameters and ultimately deploy the product in a cost-effective manner.

     THE  MARKETPLACE  FOR  OUR  TECHNOLOGY  AND  PRODUCTS  IS  UNCERTAIN.

     There can be no assurance that there will be a demand for our technology, products and services or that we will be successful in obtaining a sufficient market share to sustain our business or to achieve profitable operations. Our business plan is based on the assumption that significant revenues will be generated in connection with the government being early adopters and deploying micro-satellites in the near-term with a long-term commercial market developing for private manned and unmanned space exploration. Because micro-satellites and commercial space exploration are still relatively new concepts, it is difficult to accurately predict the ultimate size of the market. We have a limited prior operating history, and there can be no assurance that we will increase our revenues and become profitable. Additionally, if either the demand for our products produced or services rendered or if general economic conditions deteriorate significantly, our business could be impacted to a substantial degree resulting in lower profitability or losses as a direct result. Many of our products and services are new and unproven, and the true level of consumer demand is uncertain. Lack of significant market acceptance of our products and services, delays in such acceptance, or failure of markets to develop could negatively affect our business, financial condition, and results of operations. Many of the factors, which affect us, and our business, are dictated by the marketplace and are beyond our control.

     CONTRACTUAL LIMITATIONS THAT RESTRICT LAURUS' ABILITY TO CONVERT THE NOTE MAY NOT NECESSARILY PREVENT SUBSTANTIAL DILUTION OF THE VOTING POWER AND VALUE OF YOUR INVESTMENT.

     The  contractual  limitations  that restrict Laurus' ability to convert the
Note into shares of our common stock are limited in their application and effect and may not prevent dilution of your investment. Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the note if and to the extent that the conversion would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock. However, this 4.99% limitation automatically becomes void upon an event of default under the Note and can be waived by Laurus upon 75 days' advance notice to us. In addition, this 4.99% limitation does not prevent Laurus from converting the note into shares of common stock and then reselling those shares in stages over time where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation. Consequently, these limitations will not necessarily prevent dilution of the voting power and value of your investment.

     IF WE ARE UNSUCCESSFUL IN ACHIEVING AND MAINTAINING COMPLIANCE WITH OUR REGISTRATION OBLIGATIONS WITH REGARD TO THE CONVERTIBLE NOTE AND LAURUS WARRANT, WE MAY INCUR SUBSTANTIAL MONETARY PENALTIES.

     The agreements we entered into in connection with our issuance of the Convertible Note require us to, among other things, register for resale the shares of common stock issued or issuable under the note and the accompanying warrant and maintain the effectiveness of the registration statement for an extended period of time. We are subject to liquidated damage assessment of 2% of the outstanding principal amount of the note for each thirty (30) days of non-compliance thereafter, subject to pro ration for partial months. If we are unable to obtain and maintain effectiveness of the required registration statement, then we may be required to pay additional liquidated damages, to the extent that any amounts are drawn under the Convertible Note, which could adversely affect our business, operating results, financial condition, and ability to service our other indebtedness by negatively impacting our cash flows.

     OUR LIMITED OPERATING HISTORY AND LACK OF EXPERIENCE IN OUR NEW OR PROPOSED LINES OF BUSINESS MAKES IT DIFFICULT TO PREDICT OUR FUTURE SUCCESS.

     We have only recently launched our first micro-satellite, CHIPSat, and are developing applications for our other technologies and products. We intend to provide micro-satellites to early adopters, primarily the U.S. military, and hybrid rocket motors to government and commercial customers. As a result, we have limited or no operating histories in each of these new or proposed lines of business. Therefore, our historical financial information is of limited value in projecting our future success in these markets.

OUR PRODUCTS AND SERVICES ARE TECHNOLOGICALLY ADVANCED AND MAY NOT FUNCTION UNDER CERTAIN CONDITIONS.

     Most of our products are technologically advanced and sometimes novel systems that must function under demanding operating conditions. Even though we believe that we employ sophisticated design, manufacturing, and testing practices, there can be no assurance that our products will be successfully launched or operated or that they will be developed or will perform as intended. Like most organizations that have launched satellite programs, we will likely experience some product and service failures, schedule delays, and other problems in connection with our products in the future. Our products and services are and will continue to be subject to significant technological change and innovation. Our success will generally depend on our ability to penetrate and retain markets for our existing products and services and to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that we will incur significant expenses in the design and initial manufacture and marketing of new products and services. There can be no assurance that we will be able to achieve the technological advances necessary to remain competitive and profitable, that new products and services will be developed and manufactured on schedule and on a cost-effective basis, that anticipated markets will exist or develop for new products or services, or that our existing products and services will not become technologically obsolete.

     OUR  FAILURE  TO  LAUNCH  COULD  CAUSE  SERIOUS  ADVERSE  AFFECTS.

     A launch failure could adversely affect our cash flow, since a large portion of customer payments is often contingent upon a successful launch. Micro-satellite launches are subject to significant risks, including causing disabling damage to or loss of a micro-satellite. Delays in the launch could also adversely affect our revenues as a customer may have timing requirements for milestone payments or we may have guarantee requirements. Delays could be caused by a number of factors, including designing, constructing, integrating, or testing the micro-satellite, micro-satellite components, or related ground systems; delays in receiving the license necessary to operate the micro-satellite systems; delays in obtaining the customer's payload; delays related to the launch vehicle; weather; and other events beyond our control.
Delays and the perception of potential delay could negatively affect our marketing efforts. There is no assurance that we will be able to launch micro-satellites on a timely basis and any delays in the launch could have a material adverse effect on our financial position.

     OUR EXPANSION INTO OTHER NEW LINES OF BUSINESS MAY DIVERT MANAGEMENT'S ATTENTION FROM OUR EXISTING OPERATIONS AND PROVE TO BE TOO COSTLY.

     We are developing our technology into products for micro-satellites and hybrid rocket motors. In addition, we are investigating other applications of our technology and other markets for our products. Our expansion into new lines of business may be difficult for us to manage because they may involve different disciplines and require different expertise than our core businesses. Consequently, this expansion may detract management's time and attention away from our core business, and we may need to incur significant expenses in order to develop the expertise and reputation we desire, which could prevent us from generating revenues from these lines of business in amounts sufficient to justify the expenses we incur in operating them.

     OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  RETAIN  OUR  KEY  PERSONNEL.

     Our success is dependent upon the efforts of certain key members of our management and engineering team, including our chief executive officer, James W. Benson, our chief financial officer, Richard B. Slansky , our Vice President of engineering, Randall K. Simpson and our director of engineering, Jeffrey Janicik. Each of these individuals has substantial prior business experience and we have added other experienced key personnel to our staff. The loss of any of these persons could have a material adverse effect on us if suitable replacements are not found. Our future success is likely to depend substantially on our continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on us. We do not have current key man life insurance on any of our key personnel.

     THE U.S. FEDERAL GOVERNMENT MAY INCREASE REGULATION, WHICH COULD CAUSE OUR BUSINESS TO HAVE SERIOUS ADVERSE EFFECTS.

     Our business activities are regulated by various agencies and departments of the U.S. federal government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of Scientific and Technical Information ("STI") complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of our products, services and technical information require either Technical Assistance Agreements ("TAAs") or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S.-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to US$1 million and/or up to 10 years imprisonment per violation. Failure to comply with any of the above mentioned regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Our conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations.

     In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union ("ITU"). In the United States, the Federal Communications Commission ("FCC") and the National Telecommunications Information Agency ("NTIA") regulates command and telemetry frequency assignments. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we would perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the

FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we would perform would be subject to these regulations. These regulations are well understood by us. At the present time, we are not aware of any additional or unique government regulations related to commercial space missions.

     We are required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. At the present time, we do not have a requirement to obtain any special environmental licenses or permits.

     Our failure to comply with any of the above-mentioned regulations could have serious adverse effects.

     OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

     The market prices of securities of technology-based companies like ours, are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during the 52-week period ended May 4, 2004, the high and low closing price of a share of our common stock was $2.05
and  $0.75 ,  respectively.  Our  market  price  may  continue   to   exhibit
significant fluctuations in response to a variety of factors, many of which are beyond our control. These factors include, among others, deviations in our results of operations from estimates, changes in estimates of our financial performance, changes in market valuations of similar companies and stock market price and volume fluctuations generally. Additionally, until the full effects of our cost reduction efforts become clear, including whether those cuts have a long-term negative impact on revenues, it is likely that our quarter-to-quarter performance will be unpredictable and our stock price particularly volatile.

     OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY INCREASE OUR TAXES AND DECREASE AFTER-TAX INCOME AND CASH FLOWS.

     As  of  December  31,  2003,  we  had  available  net   operating   loss
carryforwards of $4,229,589 for federal income tax purposes and $1,846,945 for state income tax purposes. California net operating loss carryforwards are suspended from use for 2003 and 2004 and there is no guarantee that the suspension will not be extended further . Due to the "change in ownership" provisions of the Tax Reform Act of 1986, our net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period. To the extent we are unable to fully use these net operating loss carryforwards to offset future taxable income, we will be subject to income taxes on future taxable income, which will decrease our after-tax income and cash flows.
Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of approximately $2.2 million, consisted primarily of the income tax benefits from net operating loss carryforwards, amortization of goodwill and research and development credit carryforwards. The federal and state tax loss carry forwards will expire through 2022 unless previously utilized. Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,190,000 and $1,372,000 as of December 31, 2003 and 2002, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $818,000 in 2003 from $1,372,000 at December 31, 2002 to $2,190,000 at December
31, 2003. At December 31, 2003, the Company has federal and state tax net operating loss and capital loss carryforwards of approximately $4,230,000 and $1,847,000, respectively. The federal and state tax loss carryforwards will expire in 2023 and 2013, respectively, unless previously utilized. The State of California has suspended the utilization of net operating loss for 2002 and 2003. Please refer to our consolidated financial statements, which are a part of this prospectus, for further information regarding our liquidity and capital resources.


 THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

As of March 4, 2004, our executive officers and directors together beneficially owned approximately 60.0% of the issued and outstanding shares of our common stock. As a result, these persons have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving us. In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our stockholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

     OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY IS ESSENTIAL TO THE GROWTH AND DEVELOPMENT OF OUR PRODUCTS AND SERVICES.

     We rely, in part, on patents, trade secrets and know-how to develop and maintain our competitive position and technological advantage. We intend to protect our intellectual property through a combination of license agreements, trademark, service mark, copyright, trade secret laws and other methods of restricting disclosure and transferring title. There is no guarantee that such applications will be granted. We have and intend to continue entering into confidentiality agreements with our employees, consultants and vendors; entering into license agreements with third parties; and generally seeking to control access to and distribution of our intellectual property.

OUR ABILITY TO SOURCE AND OBTAIN COMPONENTS AND RAW MATERIALS COULD AFFECT OUR ABILITY TO SATISFY CUSTOMER ORDERS OR CONTRACTS.

     We purchase a significant percentage of our product components, including structural assemblies, electronic equipment, and computer chips, from third parties. We also occasionally obtain from the U.S. Government parts and equipment that are used in the production of our products or in the provision of our services. We have not experienced material difficulty in obtaining product components or necessary parts and equipment and believe that alternative sources of supply would be available, although increased costs and possible delays could be incurred in securing alternative sources of supply.

     OUR  ABILITY  TO  OBTAIN  ONLY  LIMITED  INSURANCE MAY NOT COVER ALL RISKS.

     We may find it difficult to insure certain risks involved in our operations. Insurance market conditions or factors outside of our control at the time the insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has published regulations, which could significantly affect the ability of brokers and underwriters to place insurance for certain launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. Furthermore, there is no assurance that proceeds from insurance that we are able to purchase will be sufficient to cover losses.

     OUR  GROWTH  MAY  NOT  BE  MANAGEABLE.

     Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our condition. We may experience extended periods of very rapid growth. This growth could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively including, but not limited to, recruiting engineering talent quickly and financing the increased costs associated with rapid growth. We must develop management information systems, including operating, financial, and accounting systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

     OUR  BUSINESS  COULD  BE  ADVERSELY  AFFECTED  BY  TERRORIST  ATTACKS.

     Our business partially depends on activities regulated by various agencies and departments of the U.S. government and other companies that rely on the government. In the recent past, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial, and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial, or other services could have a material adverse effect on our business, results of operations, and financial condition. Furthermore, we may experience a small increase in operating costs, such as costs for transportation, insurance, and security as a result of the activities and potential activities. The U.S. economy in general has been adversely affected by the terrorist activities and potential activities, and any economic downturn could adversely impact our results of operations, impair our ability to raise capital, or otherwise adversely affect our ability to grow our business. Conversely, because of the nature of our products and services, there may be opportunities for us to offer solutions to the government that may address some of the problems that the country faces at this time.

     OUR  INVESTORS  MAY  NOT  RECEIVE  DIVIDENDS.

     We have not paid dividends since our inception and do not anticipate issuing them in the foreseeable future. There can be no guarantee or assurance that dividends will ever be paid. In fact, our goal is to reinvest earnings in an effort to complete development of our technologies and products, and to increase sales and long-term profitability and value. In addition, the revolving credit facility with Laurus or other bank lines of credit, which we may establish in the future or other credit or borrowing arrangements may significantly impact our ability to pay dividends to our shareholders.

     OUR SHAREHOLDERS MAY EXPERIENCE DILUTION IF OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED.

     We are obligated to issue 889,852 shares of our common stock if all of our outstanding warrants, outside of the warrants in this offering, are exercised. In addition, as of May 4, 2004, we have outstanding stock options to purchase an aggregate of 6,650,606 shares of our common stock, including currently unvested options issued to our Chief Executive Officer. The total number of shares which could be issued upon the exercise of currently vested warrants and options (4,187,416 shares) represents approximately 23.5% of our issued and outstanding shares of common stock as of May 4, 2004 . Shares of common stock issued as a result of the exercise of stock options will have a dilutive effect, which could be substantial, on the currently and then outstanding shares of common stock.

     OUR  COMMON  STOCK  IS  SUBJECT  TO  PENNY  STOCK  RULES.

     Our  common  stock  is  subject  to  Rule  15g-1  through  15g-9  under the
Securities Exchange Act of 1934, as amended, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock.

     Additionally, our common stock is subject to the Securities and Exchange Commission regulations for "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the Securities and Exchange Commission relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock which disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that those forward-looking statements be subject to the safe harbors created by those sections. These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance, and can generally be identified by the use of the words "believe," "intend," "plan," "expect," "forecast," "project," "may," "should," "could," "seek," "pro forma," "estimates," "continues," "anticipate" and similar words. The forward-looking statements and associated risks may include, relate to, or be qualified by other important factors, including, without limitation:

     our ability to return to profitability and obtain additional working capital, if required;
     our  ability  to  successfully  implement  our  future  business  plans;
     our  ability  to  attract  strategic  partners,  alliances and advertisers;
     our  ability  to  hire  and  retain  qualified  personnel;
     the  risks  of  uncertainty  of  trademark  protection;

     risks associated with existing and future governmental regulation to which we are subject; and, uncertainties relating to economic conditions in the markets in which we currently operate and in which we intend to operate in the future.

     These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. We do not undertake to update, revise or correct any forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                            SELLING SECURITY HOLDERS

     Laurus may sell, from time to time under this prospectus, up to an aggregate of 2,018,182 shares of our common stock consisting of up to 1,818,182 shares of our common stock, representing 100% of the shares that may become issuable upon conversion of the principal of and interest on the Convertible Note at the fixed conversion price of $0.55 per share and up to 200,000 shares of our common stock issuable upon exercise of the Laurus Warrant. Laurus may convert principal and interest on the Convertible Note into our common stock only to the extent that there are amounts outstanding under the revolving credit facility described under "Description of Business - The Laurus Master Fund Ltd. Revolving Credit Facility" below and only if we have not repaid the outstanding amounts before Laurus exercises its conversion rights.

As of May 4, 2004, Laurus had converted 1,465,000 of the 1,818,182 shares and had 353,182 shares remaining to convert under the revolving credit facility. The remaining number of shares represents approximately 2.0% of the 17,813,704 shares of our common stock outstanding on May 4, 2004. Furthermore, after the initial conversion by Laurus of the first 1,818,182 shares, Laurus has a continuing right to convert, to the extent that we draw funds on the credit facility and have not repaid those funds, at a fixed conversion price of $0.85 per share for the next 588,235 shares and thereafter based on a fair market value formula specified in the agreement.

     The following table sets forth, to our knowledge, certain information about Laurus as of May 4, 2004 . Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying convertible notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. To our knowledge, Laurus has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, except that Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC. The address for Messrs. David Grin and Eugene Grin is 152 West 57th Street, New York, NY 10019.

     Percentage of beneficial ownership is based on presumed ownership of 17,813,704 shares of common stock outstanding as of May 4, 2004 . Actual ownership of the shares is subject to conversion of the Convertible Note and exercise of the Warrant.




                          SHARES OF COMMON                                   SHARES OF COMMON
                          STOCK BENEFICIALLY                   SHARES OF     STOCK BENEFICIALLY
                          OWNED PRIOR                          COMMON STOCK  OWNED AFTER
                          TO OFFERING                          BEING         OFFERING (1)
                          ------------------                                 -------------------
SELLING SECURITY HOLDER   NUMBER                   PERCENTAGE  REGISTERED    NUMBER               PERCENTAGE
------------------------  ------------------       ----------  ------------  -------------------  ----------

LAURUS MASTER FUND, LTD.           2,018,182  (2)         1.3     2,018,182                    0         N/A


(1) The amount assumes the sale of all shares being offered under this prospectus.
(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, we assume Laurus converts the full $1 million under the Secured Convertible Note. Under such Rule 13d-3, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion or payment of the Secured Convertible Note is subject to the amount drawn under the note and, if less than $1 million is drawn and converted, the number of shares available to Laurus could be materially less but not more than the number estimated in the table. Furthermore, the selling stockholder has contractually agreed, absent an event of default under the revolving credit facility, to restrict its ability to convert the convertible note or exercise its warrants and receive shares of our common stock if the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. Laurus may void this restriction upon seventy-five days prior written notice to us. As of May 4, 2004, Laurus had converted 1,465,000 of the 1,818,182 shares and had 353,182 shares remaining to convert under the revolving credit facility. The remaining number of shares represents approximately 2.0% of the 17,813,704 shares of our common stock outstanding on May 4, 2004.

     As of May 4, 2004, all other selling security holders named in this prospectus are offering up to 1,096,079 shares of common stock through this prospectus, subject to exercise of warrants issued to them in a private placement that was exempt from registration under Section 4(2) and Rule 506 of the Securities Act of 1933.

     The following table sets forth, as of the date of this prospectus, the name of each selling security holder, the number of selling security holders (excluding Laurus), to our knowledge, the aggregate number of shares owned by each selling security holder, and the number of shares each selling security holder will own after the completion of the offering made pursuant to this prospectus. For purposes of establishing ownership and shares offered, we have assumed the exercise of all of the outstanding Warrants under this offering:


                                          Total Number
                                          Of Shares To    Total Shares   Percentage of
                                          Be Offered For  to Be Owned    Shares Owned
Name Of                    Shares Owned   Selling         Upon           Upon
Selling                    Prior To This  Shareholders    Completion of  Completion of
Stockholder                Offering       Account         This Offering  This Offering (6)

Charles H. Lloyd      (1)         50,000          25,000         25,000              0.13%
Lunar Enterprises                 66,667               0         66,667              0.34%
Craig Haffner                     66,666          33,333         33,333              0.17%
Alex Duncan                       95,166               0         95,166              0.49%
Arthur Benson         (2)        128,470          64,235         64,235              0.33%
Curt Dean Blake       (3)         61,224          30,612         30,612              0.16%
John Gross                        61,224          30,612         30,612              0.16%
Edward Cuthbert                  102,040          51,020         51,020              0.26%
J. Mark Grosvenor     (4)      1,330,376         665,188        665,188              3.42%
Christopher McKellar  (5)        392,158         196,079        196,079              1.01%
------------------------------------------------------------------------------------------
                               2,353,991       1,096,079      1,257,912
------------------------------------------------------------------------------------------

(1) Mr. Lloyd acted as Chief Financial Officer and Chief Operating Officer of SpaceDev, Inc., and Chief Executive Officer of Integrated Space Systems, Inc., our wholly owned subsidiary, during the period from November 1999 to June 2002. In addition to the Warrants, Mr. Lloyd owns 25,000 shares of our common stock and holds options to purchase 800,000 shares of our common stock, 50,000 of which expire in 2004 and 750,000 shares of which expire in 2005.
(2) Mr. Arthur Benson is the brother of our Chief Executive Officer, James W. Benson. In addition to the Warrants, Arthur Benson holds 64,235 shares of our common stock.
(3) Mr. Blake is a current member of our board of directors. In addition to the Warrants, Mr. Blake holds 30,612 shares of our common stock and options to purchase an additional 125,706 shares of our common stock.
(4) Mr. Grosvenor was a member of our board of directors. Mr. Grosvenor was appointed to the board of directors after he acquired Warrants and common shares in our private placement offering. In addition to the Warrants, Mr. Grosvenor holds 665,188 shares of our common stock.
(5) Mr. McKellar is the owner of our principal business facilities. Upon sale of the building to Mr. McKellar, we executed a leaseback of the building for a term of 10 years. In addition to the Warrants, Mr. McKellar holds 196,079 shares of our common stock.
(6) For purposes of calculating percentage of ownership, we assumed the exercise of all of the remaining warrants, the remaining shares underlying the
Convertible Note and the Laurus Warrants. We did not assume exercise of all other outstanding derivative securities. Ownership is based on the total outstanding shares of common stock on May 6, 2004 plus shares issuable upon exercise of the Warrants, the Convertible Note and the Laurus Warrant, or 19,462,965 shares.

     All costs, expenses and fees incurred in connection with the registration of the selling security holders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling security holders will be borne by selling security holders.

                              PLAN OF DISTRIBUTION

     The selling security holders, and any of their donees, pledgees, assignees and other successors-in-interest, may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

  o an exchange distribution in accordance with the rules of the applicable exchange;

  o  privately  negotiated  transactions;

  o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;
     a  combination  of  any  of  these  methods  of  sale;  or

  o any other method permitted by applicable law, except that Laurus has agreed that it has not engaged and will not engage or cause, advise, ask or assist any person or entity, directly or indirectly, or engage, in short sales or our common stock, which are contracts for the sale of shares of stock that the seller does not own, or certificates which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made.

     The  sale  price  to  the  public  may  be:

  o  the  market  price  prevailing  at  the  time  of  sale;

  o  a  price  related  to  the  prevailing  market  price;

  o  at  negotiated  prices;  or

  o  a  price  the  selling  security  holder  determines  from  time  to  time.

     Laurus has agreed, pursuant to the Securities Purchase Agreement, that it has not engaged and will not engage or cause, advise, ask or assist any person or entity, directly or indirectly, to engage, in short sales of our common stock.

     Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are not deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

     In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holder.

     The selling security holders, alternatively, may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, the selling security holders have not entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If any selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration  statement  of  which  this  prospectus  is  a  part.

     This prospectus does not cover the sale or other transfer of the Convertible Note, the Laurus Warrant or the Warrants. If the selling security holders transfer any such securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those derivative securities under the terms of this prospectus unless we amend or supplement this prospectus to cover such sales.

     For the period a holder holds the Convertible Note and/or the Laurus Warrant, with respect to Laurus, or the Warrants, with respect to all other selling security holders, the holder has the opportunity to profit from a rise in the market price of our common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when the conversion price or exercise price is less than the market price for our common stock. However, we cannot assure you as to whether any of those derivative securities will be converted or exercised.

     We have agreed with Laurus to keep the registration statement of which this prospectus constitutes a part effective until the earlier of three years or the termination of the Securities Purchase Agreement.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock offered by Laurus under this prospectus. Upon exercise of the Warrant, we will receive proceeds from the Warrant holder; however, upon selling the common stock underlying the Secured Convertible Note and/or the Warrant, the selling security holder will receive all proceeds directly.

                             DESCRIPTION OF BUSINESS

     FORWARD  LOOKING  STATEMENTS

     The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this document. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our General Registration Statement on Form 10SB12G/A filed January 28, 2000.

     In addition to historical information, the following discussion and other parts of this document may contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

     Actual results could differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers; the economic conditions affecting our industry; actions by competitors; fluctuations in the price of raw materials; the availability of outside contractors at prices favorable to us; our dependence on single-source or a limited number of suppliers; our ability to protect our proprietary technology; market conditions influencing prices or pricing; an adverse outcome in potential litigation, claims and other actions by or against us, technological changes and introductions of new competing products; the current recession; terrorist attacks or acts of war, particularly given the acts of terrorism against the United States on September 11, 2001 and subsequent military responses by the United States; mission disasters such as the loss of the space shuttle Columbia on February 1, 2003 during its re-entry into earth's atmosphere; ability to retain key personnel; changes in market demand; exchange rates; productivity; weather; and market and economic conditions in the areas of the world in which we operate and market our products. These are factors that we think could cause our actual results to differ materially from expected and historical events.

     GENERAL

     SpaceDev, Inc. (the "Company," "SpaceDev," "we," "us" or "our") is engaged in the conception, design, development, manufacture, integration and operations of space technology systems, products and services. We are currently focused on the commercial development of low-cost micro-satellites, nano-satellites and related subsystems, hybrid rocket propulsion as well as the associated engineering technical services to government, aerospace and other commercial enterprises. Our products and solutions are sold directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based orbital Maneuvering and orbital Transfer Vehicles ("MTVs") as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. We are also developing commercial hybrid rocket motors and small high performance space vehicles and subsystems.

     Our  approach  is to provide smaller spacecraft -(generally 250 kg mass and less)  and  compatible  small  hybrid  propulsion  space  systems to commercial,
university  and  domestic  government  customers.  We  are   developing  smaller
spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. Our space products are modular and reproducible, which allows us to create affordable space solutions for our customers. By utilizing our innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, we provide increased reliability at reduced costs.

     We have been awarded, have successfully concluded or are successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory ("AFRL"), The Boeing Company, the California Space Authority ("CSA"), the Jet Propulsion Laboratory ("JPL"), Lockheed Martin, the National Reconnaissance Office ("NRO"), and the University of California at Berkeley ("UCB") via NASA.

     We were incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. We became a publicly traded company in October 1997 and are trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

     In February 1998, we acquired Integrated Space Systems ("ISS"), in San Diego. ISS was fully integrated into SpaceDev. Most of the ISS employees were former launch vehicle engineers and managers who worked for General Dynamics in San Diego. As SpaceDev employees, they primarily develop products based on hybrid rocket motor technology.

     In August 1998, we acquired the patents and intellectual property produced by American Rocket Company ("AMROC"). The acquisition provided us access to a large cache of hybrid rocket documents, designs and test results. AMROC specialized in hybrid rocket technology (solid fuel plus liquid oxidizer) for small sounding rockets and launch vehicles.

     In  late  1998,  we  bid  and  won  a  government-sponsored   research  and
development contract, which was directly related to our strategic commercial space interests. We competed with seven other industry teams and we were one of five firms selected by Jet Propulsion Laboratory ("JPL") to perform a mission and spacecraft feasibility assessment study for the proposed 200-kg Mars MicroMissions. The final report was delivered to JPL in March 1999 and, as a result, we are now able to offer lunar and Mars commercial deep-space missions based on this innovative space system design.

     In mid-1999, we won an R&D contract from the National Reconnaissance Office ("NRO") to study small hybrid-based "micro" kick-motors for small-satellite orbital transfer applications. During the contract, we successfully developed the Secondary Payload Orbital Transfer Vehicle ("SPOTV") design concept. We subsequently created a prototype, which lead to the development of our capability to apply the SPOTV concept to subsequent MTV programs.

In November 1999, we won a $4.9 million turnkey mission contract by the Space Sciences Laboratory ("SSL") at UCB. We were competitively selected by UCB/SSL to design, build, integrate, test and operate, for one year, a small NASA-sponsored scientific, Earth-orbiting spacecraft called CHIPSat. CHIPSat is the first and only successful mission of NASA's low-cost University-Class Explorer ("UNEX") series to date. CHIPSat launched as a secondary payload on a Delta-II rocket on January 12, 2003. The satellite achieved 3-axis stabilization, meaning it was pointing and tracking properly, with all individual components and systems successfully operating and is continuing to work well in orbit after one year. In 2000, we reviewed the contract status at year-end and determined that the total estimated costs at the end of the program would exceed the likely revenue. As a result, we accrued a loss of approximately $860,000 based on the expected contract modification of $600,000, which was approved on June 15, 2001. On November 28, 2001, a second contract modification was signed with UCB, which added approximately $1.2 million to the contract as well as an increase in contract scope. This increased the total contract revenue to approximately $6.8 million and reduced the total expected loss on the contract to approximately $460,000. During 2002, an additional contract modification for approximately $400,000 was signed, which also increased the contract value and increased the scope of the contract to the current value of the CHIPSat project of approximately $7.4 million, thereby increasing the total expected loss to approximately $514,000. In retrospect, some of the CHIPSat expenses creating the loss could have been recorded as research and development costs associated with our ongoing satellite design and development programs. As of December 31, 2003, the total contract costs were expended. Revenues for the years ending 2003 and 2002 were approximately $356,000 and $1.7 million, respectively. The original support contract expired on December 31, 2003. CHIPSat is still operating successfully and providing UCB with new and interesting data. UCB requested to extend the program and we recently negotiated a new time and materials contract in the form of a purchase order with UCB for continuing support of this project.

     On March 22, 2000, the California Spaceport Authority and the California Space and Technology Alliance ("CSTA") notified us that we had been awarded a grant of approximately $100,000 to be used for test firing our hybrid rocket motors. California's Western Commercial Space Center also awarded us approximately $200,000 to help build and equip its satellite and space vehicle manufacturing facilities. These facilities were completed in January 2001.

     In July 2000, the NRO granted us two separate follow-on competitive awards of approximately $400,000 each for further hybrid rocket engine design, test, evaluation, and development. Our work for the NRO has helped fund two innovative hybrid rocket motor products:

         o a family of small versatile orbital Maneuver and Transfer Vehicles ("MTVs") using clean, safe hybrid rocket propulsion technology; and,

         o a protoflight hybrid propulsion module for a 50-kg class micro-satellite.

Both  of  those  contracts  were  successfully  completed.

     In September 2001, we were awarded a contract for a proprietary hybrid propulsion research program valued in excess of $1 million. As a part of that program, we are competing with another party to design a space propulsion system. The entire contract, which will be awarded based upon the submitted designs, is valued at approximately $2.2 million. We believe that the award could lead to a long-term market for our hybrid propulsion technology. Due to the highly competitive, confidential and market-sensitive nature of the contract, we are unable to release more detailed information on the project until the contract has been awarded in full. However, we do believe this new contract is indicative of an increased demand for our hybrid motor technology and expertise in the space industry. Work on this project generated approximately $300,000 and $1.2 million of revenue in 2001 and 2002, respectively.

     On April 4, 2002, SpaceDev, Inc., an Oklahoma corporation, was formed for the purpose of investigating and developing commercial space products in the state of Oklahoma. Plans for development of this business in Oklahoma are currently on hold.

     On April 30, 2002, we were awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the Air Force Research Lab ("AFRL"). We received an award for Phase II of the contract on March 28, 2003, and will use the project to further expand our product line to satisfy commercial and government space transportation requirements. The first two phases of the contract (including an additional add-on option) are worth up to approximately $2.5 million, of which $100,000 was awarded for Phase I, and approximately $1.4 million was awarded for Phase II. AFRL Phase II is a cost-plus contract. In addition to the Phase I and Phase II awards, there is an option worth approximately $1 million. The option has been awarded and work will begin once certain milestones are met to the satisfaction of the AFRL project manager.

     On April 30, 2002, we were awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the Air Force Research Lab ("AFRL"). We received an award for Phase II of the contract on March 28, 2003, and will use the project to further expand our product line to satisfy commercial and government space transportation requirements. The first two phases of the contract (including an additional add-on option) are worth up to approximately $2.5 million, of which $100,000 was awarded for Phase I, and approximately $1.4 million was awarded for Phase II. AFRL Phase II is a cost-plus contract. In addition to the Phase I and Phase II awards, there is an option worth approximately $1 million. The option has been awarded and work will begin once certain milestones are met to the satisfaction of the AFRL project manager.

On July 9, 2003, we were awarded a Phase I contract to develop micro- and nano-satellite bus and subsystem designs. This AFRL SBIR contract, valued at approximately $100,000, will enable us to explore the further miniaturization of our unique and innovative microsat subsystems. It will also enable us to explore ways to reduce the time and cost to build small satellites through further standardization in order to help define de facto standards for payload hardware and software interfaces. The contract is fixed price, milestone-based and should be completed within one year. We believe that this SBIR will move into Phase II valued at approximately $750,000 of carry-forward work for us; however, there can be no assurance that such work will be awarded to us. Revenues for the year ending December 31, 2003 were approximately $40,000.

On July 9, 2003, we were awarded a Phase I Small Business Innovation Research ("SBIR") contract by Air Force Research Lab ("AFRL") to design and begin the development of the SpaceDev Streaker(TM) small launch vehicle ("SLV"). SpaceDev Streaker(TM) will be designed to responsively and affordably lift up to 1,000 pounds to Low Earth Orbit ("LEO"). The SpaceDev Streaker(TM) SLV concept is based on a proprietary combination of technologies to increase the performance of hybrid rocket motor technology. Hybrid rocket motors are a combination of solid fuel and liquid oxidizer, and can be relatively safe, clean, non-explosive,  and  storable,  and  can  be throttled, shut down and restarted.
This contract is valued at approximately $100,000, is a fixed price, milestone-based agreement, which should be completed within one year. We believe that this SBIR will move into Phase II valued at approximately $750,000 of carry-forward work for us, plus an additional $750,000 of funds provided by Congress. This money will be used to develop and test fire our large Common Core Booster for the SpaceDev Streaker(TM) launch vehicle. We believe that there may be some interest by Congress in providing additional matching funding to expand and accelerate the scope of the work; however, there can be no assurance that such work will be awarded to us. Revenues for the year ending December 31, 2003 were approximately $50,000.

Also on July 9, 2003, we were awarded a second contract by the Missile Defense Agency to explore the use of micro-satellites ("microsats") in national missile defense. Our microsats are operated over the Internet and are capable of pointing and tracking targets in space or on the ground. This study explored fast response microsat launch and commissioning; small, low-power passive sensors; target acquisition and tracking; formation flying and local area networking within a cluster of microsats; and an extension of our proven use of the Internet for on-orbit command, control and data handling. The contract was successfully concluded on February 27, 2004. The total contract value was $800,000 with approximately $481,000 of revenue realized in the year ending December 31, 2003 and approximately $319,000 of revenue realized in the first quarter of 2004. The total value of our microsatellite studies for MDA was over $1 million in 2003. This second contract is being considered an investigatory phase by MDA.

On July 24, 2003, we were awarded a contract by Lunar Enterprise of California ("LEC") for a first phase project to begin developing a conceptual mission and spacecraft design for a lunar lander program. The unmanned mission will be designed to put a small dish antenna near the south pole of the Moon. From that location it will be in near-constant sunlight for solar power generation, and should be able to perform multi-wavelength astronomy while communicating with ground stations on Earth. The contract value was $100,000 and was completed by November 2003. We believe that there is a possibility for a follow-on phase of $140,000 to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements. This phase, if awarded, would be targeted for a mid-2004 completion. Although this project is currently unfunded, if the project were to proceed past the analysis stage, the total mission cost could exceed $50-$75 million. Again, we can give no assurance that the contract will be awarded to us. Revenues for the year ending December 31, 2003 were approximately $70,000.

On October 2, 2003, we were awarded an exclusive, follow-on contract to provide the hybrid rocket motor systems and components for SpaceShipOne. We provide our facilities, resources and a team of launch vehicle and hybrid propulsion engineers & technical personnel in continued support of the SpaceShipOne program. The contract called for us to use our best efforts to satisfy the requirements of the SpaceShipOne program, based on our experience with the prior phases. We are to provide two sets of re-usable flight test hardware, including a bulkhead, commonly known as the SpaceDev bulkhead, machined in the flight configuration, a main oxidizer valve of the current design and associated interfaces and plumbing to the SpaceDev bulkhead, a motor control system, igniter housings, pressure transducers, and thermocouples as required for input to the motor control system. In addition, we are to produce and assemble test motors, including but not limited to, all expendable or semi-reusable materials as defined by our baseline design motor. We are also to provide on-site engineering test support and post-test analysis. Provisions are made in the contract for minimum monthly payments in the event of customer schedule slippage as well as additional levels of support via engineering change orders, if required. The total contract value is estimated at $429,000. Approximately $115,000 of revenue was realized in the year ending December 31, 2003, with approximately $35,000 from engineering change orders and the remaining $80,000 from the contract.

On March 31, 2004, we were awarded a $43,362,271, five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a micro satellite distributed sensing experiment, an option for a laser communications experiment, and other micro satellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach. The total five-year contract has a ceiling amount of $43,362,271. The principal place of performance will be Poway, California. We expect to complete the work under the contract before February 2009. Government contract funds will not expire at the end of the current government fiscal year. The micro satellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance micro satellites to support national missile defense. The milestone-based, multiyear, multiphase contract has an effective start date of March 1, 2004. The first phase is expected to be completed this year and will result in detailed mission and microsat designs. The estimated first phase revenue is $1.1 million. The overall contract calls for us to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsats to be networked on-orbit with high speed laser communications technology. The second phase is anticipated to begin September 1, 2004 and run through 2005.

     BUSINESS  STRATEGY

     Our strategy is based on the belief that advancements in technology and the application of standard processes will make access to space much more practical and affordable. We believe these factors will cause growth in certain areas of space commerce and will create new space markets and increased demand for our products.

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

Our  business  strategy  is  to:

     o Introduce commercial business practices into the space arena, use off-the-shelf technology in innovative ways and standardize hardware and software to reduce costs and to increase reliability and profits;

     o Start with small, practical and profitable projects, and leverage credibility into larger and ever more bold initiatives - utilizing partnerships where appropriate;

     o Bid, win and leverage government programs to fund our Research and Development ("R&D") and product development efforts;

     o Integrate our smaller, low cost commercial spacecraft and hybrid space transportation systems to provide one-stop turnkey payload and/or data delivery services to target customers;

     o Apply our low cost space products to new applications and to create new users, new markets and new revenue streams;

     o Produce and fly commercial missions, in conjunction with partners and investors, throughout the inner solar system and be "first to market" in the commercial beyond earth orbit "space"; and

     o Join or establish a team to build a safe, affordable sub-orbital, passenger space plane to help initiate the space tourism business.

     We believe that our business model, emphasizing smaller satellites, commercial approaches, technological simplicity, architectural and interface standardization and horizontal integration (i.e., "whole product"), provides the following advantages:

     o Enables small-space customers to contract for end-to-end mission solutions, reducing the need for and complexity of finding other contractors for different project tasks;

     o Lowers total project costs and therefore provides greater value and increases return on investment for us and our customers; and

     o        Creates barriers to entry for and  competition  from  competitors.

     PRODUCTS  AND  SERVICES;  MARKET

     We currently have three primary lines of space products and services on which we believe a sound foundation and profitable, cash generating business can be built:

     o Our Products - Microsatellites & Nanosatellites, BD-II Spacecraft Bus, MTV (orbital maneuvering and transfer vehicle) and Hybrid Propulsion Systems;

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

     o Our Subsystem Products - MFC (miniature flight computer), MS-VOS (micro space vehicle operating system), PC-DS (power conditioning and distribution system) and MTS (miniature S-band transponder); and,

     o Our Services - Mission Analysis and Design, Spacecraft Subsystem Design, Microsatellite and Nanosatellite Launches and Mission Control and Operations.

     These products and services are being marketed and sold directly into domestic government, university and commercial markets. Our business is not seasonal to any significant extent; however, our business follows normal industry trends such as increased demand during bullish economic periods, or slow-downs in demand during periods of recession.

     In addition, we are working with partners to create new markets that can generate new space-related service, media, tourism and commercial revenue streams. While we believe that certain space market opportunities are still several years away, we are currently working with industry-leading partners to develop unique enabling technology for the potentially very large sub-orbital manned space plane tourism market; and, creating a new unmanned Beyond Earth Orbit commercial market with spacecraft derived from our NASA JPL Mars MicroMission mission design contract.

     Our  Products
     -------------

     Microsatellites & Nanosatellites - We design and build small, light, high-performance, reliable and affordable micro- and nanosatellites. The primary benefit of micro- and nanosatellites is lower cost. Since we can dramatically reduce manufacturing costs and the costs to launch the satellites to earth-orbit and deep space, we can pass those cost savings on to our customers. Small, inexpensive satellites were once the exclusive domain of scientific and amateur groups; however, smaller satellites are now a viable alternative to larger, more expensive ones, as they provide cost-effective solutions to traditional problems. We design and build low cost space-mission solutions involving micro-satellites (generally less than 100 kg) and even smaller satellites (less than 50 kg). Our approach is to provide smaller spacecraft and compatible low cost, safe hybrid propulsion space systems to a growing market of commercial, domestic government and university customers.

     BD-II (Boeing Delta-II compatible) spacecraft bus - We have a qualified microsatellite bus available to sell as a standard, fixed-price product to government and commercial customers needing an affordable satellite for small payloads. We developed this product in 1999, when we were selected as the mission designer, spacecraft bus provider, integrator and mission operator of the University of California, Berkeley ("UCB") Space Sciences Laboratory's ("SSL") Cosmic Hot Interstellar Plasma Spectrometer ("CHIPS") mission. CHIPSat was launched at 4:45 PM PST on January 12, 2003 from Vandenberg Air Force Base in California. The satellite achieved 3-axis stabilization with all individual components and systems successfully operating and continues to work well in orbit.

Orbital Maneuvering and Transfer Vehicle ("MTV") - Our MTV system is a family of small, affordable, elegantly simple, throttleable, and restartable propulsion and integrated satellite products. Our MTV can be used as a standard propulsion module to transport a customer's payload. The MTV provides the change in velocity and maneuvering capabilities to support a wide variety of applications for on-orbit maneuvering, proximity operations, rendezvous, inspection, docking, surveillance, protection, inclination changes and orbital transfer.

     Hybrid Rocket Propulsion System - We provide a wide variety of safe, clean, simple, reliable, inexpensive hybrid propulsion systems to safely and inexpensively enable satellites and on-orbit delivery systems to rendezvous and maneuver on-orbit and deliver payloads to sub-orbital altitudes. Hybrid rocket propulsion is a safe and low-cost technology that has tremendous benefits for current and future space missions. Our hybrid rocket propulsion technology features a simple design, is restartable, is throttleable and is easy to transport, handle and store. We acquired some of our expertise in hybrid propulsion technology from AMROC.

     Our  Subsystem  Products
     ------------------------

     Miniature Flight Computer ("MFC") - Our MFC is a high performance 300 million instructions per second ("MIPS") general-purpose flight computer for a wide variety of space vehicles. It is cost-effective, has about ten times the performance-to-power ratio of current flight computers and only uses 2 to 6 watts of power, depending on its tasks. Our MFC has successfully passed manufacturing and environmental testing for low earth orbit ("LEO") missions and is ready for civil, military and commercial spacecraft and launch vehicle applications.

     Micro Space Vehicle Operating System ("MS-VOS") - Our MS-VOS is a small, fast, modular and layered operating system, similar to the operating systems of microcomputers. The modular nature of our MS-VOS and our other space products allow us to design and build affordable space solutions for our customers. We use industry-standard interfaces to increase reliability while reducing cost. Our MS-VOS combines standard protocols like TCP/IP, software components like VxWorks(R) and application software to effect real time command and control, scriptable autonomous vehicle control, scriptable data acquisition and telemetry.

     Mission Control and Operations Software ("MC-OS") - Our MC-OS performs satellite command and control and data acquisition. The MC-OS satellite command and control is managed via user commands, batched command scripts and timed command scripts. Data acquisition is accomplished by mapping the input data stream (bytes, words or floats) to MC-OS variables. The mapping is accomplished by selecting a frame offset and data type for each MC-OS variable. Other MC-OS components include file transfer protocol ("FTP") for file transfer between the ground station and satellite, a system security module which assigns users a password, command level and logs all user commands to disk, and a status window for monitoring MC-OS status.

     Power Conditioning and Distribution System ("PC-DS") - Our PC-DS controls critical failsafe spacecraft functions, including battery charge control, bus voltage regulation, load power switching, current monitoring & limiting for the spacecraft and individual loads, and hardware load-shedding protection for spacecraft contingency management, and allows direct ground control of power switches. Our PC-DS is capable of keeping the spacecraft alive independent of any other spacecraft computers.

     Our Miniature S-Band Transmitter ("MST") and Miniature S-Band Receiver ("MSR") are a cost-effective solution for low cost and low mass spacecraft. The MST and MSR feature lightweight state-of-the-art electronic circuitry designed to meet today's requirements for power efficient space-based communications hardware. The weight of the transmitter and receiver are 2.5-oz and 32-oz, respectively. These units leverage years of communications design heritage and have been in orbit since the January 12, 2003 launch of CHIPSat, the first mission to be funded through NASA's University-Class Explorer ("UNEX") Program. The MST and MSR designs provide flexibility to meet customer requirements and options. Both units are designed to operate in most present day thermal, launch, and on-station low-Earth-orbit ("LEO") spacecraft environments.

     Our  Services
     -------------

     Mission Analysis and Design - We provide end-to-end mission design and analysis, including the design of the mission and its science, commerce or technology demonstration goals, the design of an appropriate space vehicle (satellite or spacecraft), prototype development, construction and testing of the spacecraft, integration of one or more payloads (instruments, experiments or technologies) into the spacecraft, integration of the spacecraft onto the launch vehicle (rocket), the launch and the mission control and operations during the life of the mission. Many of our products and services are now qualified and capable to assist with missions that orbit the earth, travel to another planetary body, or cruise through space taking measurements and transmitting valuable data back to Earth.

     Spacecraft and Subsystem Design - We also provide reliable, affordable access to space through innovative solutions currently lacking in the marketplace. Our approach is to provide smaller spacecraft - generally 250 kg mass and less - and compatible hybrid propulsion space systems to commercial, university and government customers. The small spacecraft market is supported by the evolution and enabling of microelectronics, common hardware & software interface standards, and smaller launch vehicles. Reduction of the size and mass of traditional spacecraft electronics has reduced the overall spacecraft size, mass, and volume over the past 10 to 15 years. For example, our Miniature Flight Computer ("MFC") is only 24 cubic inches and provides 300 million instructions per second ("MIPS") of processing power versus a competitor's more "traditional" solution that requires about 63 cubic inches and only provides 10 MIPS.

     Microsatellite & Nanosatellite Launches - To support the growth in customer demand within the small satellite market, we are working with several launch providers to identify and market affordable launch opportunities and to provide customers with a complete on-orbit data delivery service that combines our spacecraft and hybrid propulsion products. These innovative, low-cost, and turnkey launch solutions will allow us to provide one-stop shopping for launch services, spacecraft, payload accommodation, total flight system integration and

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

test and mission operations. The customer only needs to provide the payload, and we perform all the tasks required for the customer to get to orbit and to get their data.

     Mission Control and Operations - Our mission control and operations package is uniquely Internet-based and allows for the operation and control of missions from anywhere in the world that has access to the Internet. The Cosmic Hot Interstellar Plasma Spectrometer Satellite ("CHIPSat") is the first U.S. mission to use end-to-end satellite operations with TCP/IP and FTP. While this concept has been analyzed and demonstrated by the NASA OMNI team, CHIPSat is the first to implement the concept as the only means of satellite communication. A formation flying cluster or constellation of TCP/IP-based micro-satellites can be designed to communicate directly with each other. Providing any one satellite/node in this network is in line-of-sight with any ground station at any given time, the entire constellation would always maintain ground station connectivity, thus creating a network on orbit and on the web, a direct extension of CHIPSat's elegantly simple TCP/IP mission operations architecture.

     COMPONENTS  AND  RAW  MATERIALS

     Although we may experience a shortage of certain parts and components related to our products, we have many alternative suppliers and distributors and are not dependent on any individual supplier or distributor. Furthermore, we have not experienced difficulty in our ability to obtain our parts or component materials, nor do we expect this to be an issue in the future.

     COMPETITION

     We compete for sales of our products and services based on price, performance, technical features, contracting approach, reliability, availability, customization and, in some situations, geography. Our primary competition for low-cost propulsion systems using clean, safe, commercially available hybrid rocket motor technology comes from Cesaroni Technology Incorporated in Canada and their affiliates. While Lockheed Martin has demonstrated large-scale hybrid rocket capability, and there are a number of smaller enterprises, especially academic-based organizations, in the domestic market currently investigating various aspects of hybrid rocket technology, to date we have seen limited competitive pressures arising from these organizations.

     The primary domestic competition for unmanned earth-orbiting micro- -satellites, unmanned deep space micro-spacecraft and micro-satellite subsystems as well as software systems comes from other small companies such as AeroAstro or MicroSat Systems. The most established international competitor is Surrey Satellite Technology Limited ("SSTL") in the United Kingdom. Swedish Space Corporation is also able to compete in the small-satellite arena, particularly in the European market. In addition to private companies, there are a limited number of universities in the United States that have the capability to produce reasonably simple micro-satellites. These include Weber State in Utah and Arizona State University ("ASU") in Phoenix.

     While we believe that our product and service offerings provide a wide breadth of solutions for our customers and prospective customers, some of our competitors compete across many of our product lines. Several of our current and

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potential   competitors  have   greater   resources,  including   technical  and
engineering  resources.  We  are  not  aware  of any established large companies
(e.g.,  Northrop  Grumman,  Lockheed  Martin,  Boeing),  which   have  expressed
corporate goals to design and build inexpensive micro-spacecraft for a mission, which would be our direct competition.

     REGULATION

     Our business activities are regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information ("STI") complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of our products, services and technical information require either Technical Assistance Agreements ("TAAs") or licenses from the U.S. Department of State, depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S.-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. Our failure to comply with any of the foregoing regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Also, our ability to successfully market and sell into international markets may be severely hampered due to ITAR regulation requirements. Our conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations.

     In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. In the U.S., command and telemetry frequency assignments for space missions are primarily regulated by the Federal Communications Commission ("FCC") for our domestic commercial products. Our products geared toward domestic government customers are regulated by the National Telecommunications Information Agency ("NTIA") and any of our products sold internationally, if any, are regulated by the International Telecommunications Union ("ITU"). All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we might perform require a license from DOT. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we might perform would be subject to these regulations. Presently, we are not aware of any additional or unique government regulations related to commercial deep space missions.

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

     We are also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. Presently, we do not have a requirement to obtain any special environmental licenses or permits.

     We may need to utilize the Deep Space Network ("DSN") on some of our missions. The DSN is an international network of antennas that supports interplanetary spacecraft missions and radio and radar astronomy observations for the exploration of the solar system and the universe. The network also supports selected Earth-orbiting missions. The network is a facility of NASA, and is managed and operated for NASA by the Jet Propulsion Laboratory ("JPL"). The Telecommunications and Mission Operations Directorate ("TMOD") manages the program within JPL. Coordination for the use of this facility is arranged with the Telecommunications and Mission Operations Command ("TMOC").

     THE  LAURUS  MASTER  FUND,  LTD.  REVOLVING  CREDIT  FACILITY

     On June 3, 2003, we entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with Laurus Master Fund, Ltd., or Laurus. In this prospectus, we refer to these agreements, as the Agreement, which we filed on Form 8-K dated June 18, 2003. Pursuant to the Agreement, we received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by our assets. The net proceeds from the Convertible Note shall be used for our general working capital needs. Advances on the Convertible Note may be repaid at our option, in cash or through the issuance of our shares of common stock. The Convertible Note carries an interest rate of WSJ Prime plus 0.75% on any outstanding balance. In addition, we are required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. The outstanding balance on the revolving credit facility at December 31, 2003 was $748,893, of which approximately $13,600 had been accrued for interest.

     The Company filed a registration statement on Form SB-2 on July 25, 2003 of which this prospectus is a part, in connection with this transaction. The Form SB-2 was declared effective on August 6, 2003. With the securities registered for public resale, the Company has an option to pay amounts outstanding under the revolving credit facility by converting shares of its common stock at the fixed conversion price of $0.55 per share on the first $1 million of principal, as long as the then current market price is more than 118% of the fixed conversion price.

     The Convertible Note includes a right of conversion in favor of Laurus. If Laurus exercises its conversion right at any time or from time to time at or prior to maturity, on any outstanding balance at the time, the Convertible Note will be convertible into shares of our common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the Agreement). The fixed conversion price will be adjusted after conversion of the
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

first $1 million to $0.85 for the next $500,000 and then to 103% of the then fair market value of our common stock ("Adjusted Fixed Conversion Price").

     Availability of funds under the revolving credit facility will be based on our accounts receivables, except as waivers are provided by Laurus. An initial three (3) month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would otherwise have exceeded eligible accounts receivable during the period. Laurus subsequently extended the waiver for an additional six (6) months, under which Laurus permitted a credit advance up to $1 million, which amount would otherwise have exceeded eligible accounts receivable during the period. The revolving credit facility is secured by all of the assets of the Company.

     In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year (and the Company will be required to pay a continuation fee of $10,000 for each year thereafter), which fee was expensed as additional interest expense. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock, as stated herein. The warrant exercise price is computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

     In addition to the initial warrant, the Company is obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock, if and when over $1 million is converted under the revolving credit facility. The value of the warrant will be determined, if and when issued, and will be treated as additional interest expense and will be amortized over the remaining term of the Convertible Note, unless sooner terminated. No more than an aggregate of 100,000 shares of the Company's common stock may be purchased by Laurus under such additional warrants.

     On March 31, 2004, we negotiated an amendment to our Secured Convertible Note dated June 3, 2003 with the Laurus Master Fund to add a fixed conversion price at $0.85 per share for the next $500,000 converted under the revolving credit facility after the initial $1 million conversion. In exchange for the amendment, Laurus granted us a six-month waiver to utilize the full revolving credit facility in advance of eligible accounts. At December 31, 2003, Laurus had converted 415,000 shares under the revolving credit facility, which represented approximately $228,000 of debt converted to equity. The Company expensed approximately $126,500 for non-cash loan fee expenses in 2003. Fair market value of the stock was determined by discounting the closing market price on the date of the conversion by 20%.

     We may terminate our agreements with Laurus before the end of the initial three-year term and Laurus will release its security interests upon payment to Laurus of all obligations, if we have: (i) provided Laurus with an executed release of all claims which we may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to (x) four percent (4%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Initial Term (i.e., June 3, 2004); (y) three percent ( 3%) of the Capital Availability Amount if such payment occurs after the first anniversary and prior to the second anniversary of the Initial Term; and, (z) two percent (2%) of the Capital Availability Amount if such payment occurs after the second anniversary and prior to the end of the Initial Term. The early payment fee is also due and payable by us to Laurus if we terminate our Agreement after the occurrence of an Event of Default, as define in the agreements.



     EMPLOYEES

     At  May  4, 2004 , we employed approximately twenty-four (24) persons full and part-time, most of whom are aerospace, mechanical and electrical engineers. We expect to hire other personnel as necessary for product development, quality assurance, sales and marketing, finance and administration. In addition, due to the nature of our business, we anticipate that it may become necessary to lay off employees whose work is no longer required to maintain operations in order to prevent cost overruns. We do not have any collective bargaining agreements with our employees and we believe our employee-relations are good.

     INTELLECTUAL  PROPERTY

     We rely in part on patents, trade secrets and know-how to develop and maintain our competitive position and technological advantage. We intend to protect our intellectual property through a combination of license agreements, trademarks, service marks, copyrights, trade secrets and other methods of restricting disclosure and transferring title. There can be no assurance that such applications will be granted. We have and intend to continue entering into

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

confidentiality agreements with our employees, consultants and vendors; enter into license agreements with third parties; and, generally, seek to control access to and distribution of our intellectual property.

     In August 1998, we acquired a license to intellectual property (including patents and trade secrets) from an individual who had acquired them from the former AMROC, which specialized in hybrid rocket technology. We are obligated to issue warrants to this individual to purchase a minimum of 100,000 and a maximum of 3,000,000 shares of our common stock over ten years beginning at the inception of the agreement, depending on our annual revenues related to sales of hybrid technology-based products. To date, we have issued warrants to purchase a total of 100,000 shares of our common stock under the agreement.

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


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this document. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation our General Registration Statement on Form 10SB12G/A filed January 28, 2000 as well as any or all of our recent filings including prior year 10-KSB and quarterly 10-QSB filings.

In addition to historical information, the following discussion and other parts of this document may contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

Actual results could differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers; the economic conditions affecting our industry; actions by competitors; fluctuations in the price of raw materials; the availability of outside contractors at prices favorable to the Company; our dependence on single-source or a limited number of suppliers; our ability to protect our proprietary technology; market conditions influencing prices or pricing; an adverse outcome in potential litigation, claims and other actions by or against us; technological changes and introductions of new competing products; the current recession; terrorist attacks or acts of war, particularly given the acts of terrorism against the United States on September 11, 2001 and subsequent military responses by the United States and coalition forces; mission disasters such as the loss of the space shuttle Columbia on February 1, 2003 during its re-entry into earth's atmosphere; ability to retain key personnel; changes in market demand; exchange rates; productivity; weather; and market and economic conditions in the areas of the world in which we operate and market our products. These are factors that we think could cause our actual results to differ materially from expected and historical events.

OVERVIEW

We are engaged in the conception, design, development, manufacture, integration and operations of space technology systems, products and services. We are currently focused on the commercial and military development of low-cost micro-satellites, nano-satellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services primarily to government agencies, and specifically the Department of Defense. Our products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based launch vehicles, Maneuvering and orbital Transfer Vehicles ("MoTVs") as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although we believe there will be a commercial market for our micro-satellite and nano-satellite products and services in the long-term, the early adopters of this technology appears to be the military and our "products" are considered to be the outcome of specific projects. We are also developing commercial hybrid rocket motors for possible use in small launch vehicles, targets and sounding rockets and small high performance space vehicles and subsystems for commercial customers.

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

We were incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. We became a publicly traded company in October 1997 and are trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

SELECTION  OF  SIGNIFICANT  CONTRACTS

On March 31, 2004, we were awarded a $43,362,271, five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a micro satellite distributed sensing experiment, an option for a laser communications experiment, and other micro satellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach. The total five-year contract has a ceiling amount of $43,362,271. The principal place of performance will be Poway, California. We expect to complete the work under the contract before February 2009. Government contract funds will not expire at the end of the current government fiscal year. The micro satellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance micro satellites to support national missile defense. The milestone-based, multiyear, multiphase contract has an effective start date of March 1, 2004. The first phase is expected to be completed this year and will result in detailed mission and microsat designs. The estimated first phase revenue is $1.1 million. The overall contract calls for us to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsats to be networked on-orbit with high speed laser communications technology. The second phase is anticipated to begin September 1, 2004 and run through 2005.

On October 2, 2003, we were awarded an exclusive, follow-on contract to provide the hybrid rocket motor systems and components for SpaceShipOne. We provide our facilities, resources and a team of launch vehicle and hybrid propulsion engineers & technical personnel in continued support of the SpaceShipOne program. The contract called for us to use our best efforts to satisfy the requirements of the SpaceShipOne program, based on our experience with the prior phases. We are to provide two sets of re-usable flight test hardware, including a bulkhead, commonly known as the SpaceDev bulkhead, machined in the flight configuration, a main oxidizer valve of the current design and associated interfaces and plumbing to the SpaceDev bulkhead, a motor control system, igniter housings, pressure transducers, and thermocouples as required for input to the motor control system. In addition, we are to produce and assemble test motors, including but not limited to, all expendable or semi-reusable materials as defined by our baseline design motor. We are also to provide on-site engineering test support and post-test analysis. Provisions are made in the contract for minimum monthly payments in the event of customer schedule slippage as well as additional levels of support via engineering change orders, if required. The total contract value is estimated at $429,000. Approximately $115,000 of revenue was realized in the year ending December 31, 2003, with approximately $35,000 from engineering change orders and the remaining $80,000 from the contract.

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

On July 24, 2003, we were awarded a contract by Lunar Enterprise of California ("LEC") for a first phase project to begin developing a conceptual mission and spacecraft design for a lunar lander program. The unmanned mission will be designed to put a small dish antenna near the south pole of the Moon. From that location it will be in near-constant sunlight for solar power generation, and should be able to perform multi-wavelength astronomy while communicating with ground stations on Earth. The contract value was $100,000 and was completed by November 2003. We believe that there is a possibility for a follow-on phase of $140,000 to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements. This phase, if awarded, would be targeted for a mid-2004 completion. Although this project is currently unfunded, if the project were to proceed past the analysis stage, the total mission cost could exceed $50-$75 million. Again, we can give no assurance that the contract will be awarded to us. Revenues for the year ending December 31, 2003 were approximately $70,000.

Also on July 9, 2003, we were awarded a second contract by the Missile Defense Agency ("MDA") to explore the use of micro-satellites ("microsats") in national missile defense. Our microsats are operated over the Internet and are capable of pointing and tracking targets in space or on the ground. This study explored fast response microsat launch and commissioning; small, low-power passive sensors; target acquisition and tracking; formation flying and local area networking within a cluster of microsats; and an extension of our proven use of the Internet for on-orbit command, control and data handling. The contract was successfully concluded on February 27, 2004. The total contract value was $800,000 with approximately $481,000 of revenue realized in the year ending December 31, 2003 and approximately $319,000 of revenue realized in the first quarter of 2004. The total value of our microsatellite studies for MDA was over $1 million in 2003. This second contract is being considered an investigatory phase by MDA. (See Note 11. Subsequent Events to the Consolidated Financial Statements.)

On July 9, 2003, we were awarded a Phase I Small Business Innovation Research ("SBIR") contract by Air Force Research Lab ("AFRL") to design and begin the development of the SpaceDev Streaker(TM) small launch vehicle ("SLV"). SpaceDev Streaker(TM) will be designed to responsively and affordably lift up to 1,000 pounds to Low Earth Orbit ("LEO"). The SpaceDev Streaker(TM) SLV concept is based on a proprietary combination of technologies to increase the performance of hybrid rocket motor technology. Hybrid rocket motors are a combination of solid fuel and liquid oxidizer, and can be relatively safe, clean, non-explosive,  and  storable,  and  can  be throttled, shut down and restarted.
This contract is valued at approximately $100,000, is a fixed price, milestone-based agreement, which should be completed within one year. We believe that this SBIR will move into Phase II valued at approximately $750,000 of carry-forward work for us, plus an additional $750,000 of funds provided by Congress. This money will be used to develop and test fire our large Common Core Booster for the SpaceDev Streaker(TM) launch vehicle. We believe that there may be some interest by Congress in providing additional matching funding to expand and accelerate the scope of the work; however, there can be no assurance that such work will be awarded to us. Revenues for the year ending December 31, 2003 were approximately $50,000.

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

On July 9, 2003, we were awarded a Phase I contract to develop micro- and nano-satellite bus and subsystem designs. This AFRL SBIR contract, valued at approximately $100,000, will enable us to explore the further miniaturization of our unique and innovative microsat subsystems. It will also enable us to explore ways to reduce the time and cost to build small satellites through further standardization in order to help define de facto standards for payload hardware and software interfaces. The contract is fixed price, milestone-based and should be completed within one year. We believe that this SBIR will move into Phase II valued at approximately $750,000 of carry-forward work for us; however, there can be no assurance that such work will be awarded to us.
Revenues  for  the  year  ending  December  31, 2003 were approximately $40,000.

On April 30, 2002, we were awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the AFRL. We received an award for Phase II of the contract on March 28, 2003, and will use the project to further expand our product line to satisfy commercial and government space transportation requirements. The first two phases of the contract (including an additional add-on option) are worth up to approximately $2.5 million, of which $100,000 was awarded for Phase I, and approximately $1.4 million was awarded for Phase II. AFRL Phase II is a cost-plus contract. We anticipate that to complete AFRL Phase II, additional time and funding will be required. We are currently negotiating with the AFRL for a small extension of Phase II in order to complete the work, which we anticipate will be granted in the second quarter of 2004. In addition to the Phase I and Phase II awards, there is an option worth approximately $1 million pending initiation. The option has been awarded and work will begin once certain milestones are met to the satisfaction of the AFRL project manager. The additional funding to complete AFRL Phase II may come from the $1 million option; thereby, requiring a reduction in the original scope of the option. We anticipate a successful resolution to the AFRL II contract extension. Revenues for the year ending December 31, 2003 were approximately $29,600 for Phase I and $997,000 for Phase II.

On June 18, 2001, we entered into a relationship with two individuals (doing business as EMC Holdings Corporation ("EMC")) whereby EMC was to provide certain consulting and advisory services to us. EMC received the first installment of 500,000 shares of our common stock on June 26, 2001. Total expense for the initial stock issuance through September 30, 2001 was approximately $455,000. Pursuant to a demand for arbitration filed by us on November 7, 2001, we sought the return of all or a portion of the shares issued to EMC. Following a three-day arbitration in May and June 2002, on July 17, 2002, an interim award was issued in favor of us against EMC, ordering the return of the initial installment of our 500,000 shares and denying EMC's own claim for $118,000. On October 22, 2002, a tentative final award was issued in our favor including an award of approximately $83,000 in attorney and arbitration fees to us. The tentative final ruling became effective on October 29, 2002, and has been submitted to the Superior Court of California, Orange County, for entry of judgment. Because collection of the attorney and arbitration fees award is not assured, we expensed all of our fees related to this matter. Any recovery of the fees will be recorded as income in the period they are received; however, at this time, we do not expect any recovery and in June 2003, we ceased efforts to recover the awarded fees, as it was determined that the cost to pursue collection exceeded the likelihood of collection. The return of our 500,000 shares, as provided in the interim award issued on July 17, 2002, was recorded in the third quarter of 2002 as a reversal of the original expense recorded. Because the original expense was not recorded as an extraordinary item, the reversal of the expense did not qualify as an extraordinary item.

In September 2001, we were awarded a contract for a proprietary propulsion research program (for what is now called Scaled Composites' SpaceShipOne) valued at approximately $1.6 million. Total revenue was extended to $1.8 million in April 2002 and the contract expired on July 31, 2003, after all work on Phase II was completed. As a part of this commercial propulsion program, we competed with another vendor to design a hybrid propulsion system. On September 19, 2003, we won the competition and were awarded an exclusive contract for the proprietary components and technology to power the hybrid rocket motor. The new total contract value is estimated to be approximately $650,000. Revenues from this contract during the year ending December 31, 2003 were approximately $80,000 and we anticipate that the contract will continue providing revenue opportunity for us through 2004. In addition, there have been several time and materials engineering work orders issued to support the ongoing program, during 2003 we received approximately $35,000 in revenue from these work orders and expect continuation of this work during 2004.

In April 2001, we were awarded one of four $1.0 million contracts from NASA's Jet Propulsion Laboratory in Pasadena, California. As part of a Boeing-led team, we participated in a study of the options for a potential Mars sample return mission in 2011. The contract ran from April through October 2001. Our revenue from this contract in 2002 was approximately $7,000 and there was no revenue from this contract in 2003.

In November 1999, we won a $4.9 million turnkey mission contract by the Space Sciences Laboratory ("SSL") at UCB. We were competitively selected by UCB/SSL to design, build, integrate, test and operate, for one year, a small NASA-sponsored scientific, Earth-orbiting spacecraft called CHIPSat. CHIPSat is the first and only successful mission of NASA's low-cost University-Class Explorer ("UNEX") series to date. CHIPSat launched as a secondary payload on a Delta-II rocket on January 12, 2003. The satellite achieved 3-axis stabilization, meaning it was pointing and tracking properly, with all individual components and systems successfully operating and is continuing to work well in orbit after one year. In 2000, we reviewed the contract status at year-end and determined that the total estimated costs at the end of the program would exceed the likely revenue. As a result, we accrued a loss of approximately $860,000 based on the expected contract modification of $600,000, which was approved on June 15, 2001. On November 28, 2001, a second contract modification was signed with UCB, which added approximately $1.2 million to the contract as well as an increase in contract scope. This increased the total contract revenue to approximately $6.8 million and reduced the total expected loss on the contract to approximately $460,000. During 2002, an additional contract modification for approximately $400,000 was signed, which also increased the contract value and increased the scope of the contract to the current value of the CHIPSat project of approximately $7.4 million, thereby increasing the total expected loss to approximately $514,000. In retrospect, some of the CHIPSat expenses creating the loss could have been recorded as research and development costs associated with our ongoing satellite design and development programs. As of December 31, 2003, the total contract costs were expended. Revenues for the years ending 2003 and 2002 were approximately $356,000 and $1.7 million, respectively. The original support contract expired on December 31, 2003. CHIPSat is still operating successfully and providing UCB with new and interesting data. UCB requested to extend the program and we recently negotiated a new time and materials contract in the form of a purchase order with UCB for continuing support of this project.

In February 1998, our operations were expanded with the acquisition of Integrated Space Systems, Inc. ("ISS"), a California corporation founded for the purpose of providing engineering and technical services related to space-based systems. The ISS employee base, acquired upon acquisition, largely consisted of former commercial Atlas launch vehicle engineers and managers who worked for General Dynamics and expanded our then current employee base to 20 employees. ISS was purchased for approximately $3.6 million, paid in Rule 144 restricted common shares of SpaceDev. Goodwill of approximately $3.5 million was capitalized and was to be amortized over a period of 60 months, based on the purchase price exceeding the net asset value of approximately $164,000. As a result of a change in corporate focus, on November 15, 2001, we determined that the unamortized balance of goodwill from ISS, which was approximately $923,000, had become impaired and it was written off. While the ISS segment did provide small hybrid propulsion space systems and engineering services on separate contracts (mainly with government agencies), the engineering service contracts had expired and, therefore, would not be producing revenue or cash flow to support future operations. We determined that all future business, contracts and proposals would be sought after only in the SpaceDev name, making it a more efficient way for us to manage and track multiple contracts and work on many different business ventures at the same time within the same operating segment. All activities have been integrated into SpaceDev, Inc. and we filed for dissolution of ISS in December 2003.

RESULTS  OF  OPERATIONS

Please refer to the consolidated financial statements, which are a part of this report, for further information regarding the results of operations.

         YEAR ENDED DECEMBER 31, 2003 -VS.- YEAR ENDED DECEMBER 31, 2002

During the year ending December 31, 2003, we had net sales of approximately $2,960,000 as compared to net sales of approximately $3,370,000 for the same period in 2002. Sales declined primarily due to government delays in finalizing the follow-on contracts for AFRL and MDA and to customer delays on SpaceShipOne. Sales in 2003 reflected the substantial completion of CHIPSat and the completion of the original SpaceShipOne contract, AFRL Phase I and MDA Phase I, while a new exclusive proprietary propulsion contract (SpaceShipOne), began on October 2, 2003, a new contract with MDA began on July 9, 2003, a new contract with AFRL began on July 9, 2003 and a new contract with Lunar Enterprises began on July 24, 2003. The total value of the MDA, AFRL and Lunar Enterprises contracts were $800,000, $1.4 million and $100,000, respectively. Revenues for the year ending December 31, 2003 were comprised of approximately $29,600 and $997,000 from AFRL Phase I and II, respectively, $397,000 and $115,000 from the original and new exclusive proprietary propulsion contracts (SpaceShipOne), respectively, $250,000 and $481,000 from MDA Phase I and II, respectively, $356,000 from the CHIPSat program, $100,000 from the contract by Lunar Enterprises of California and approximately $220,400 from all other programs. During the same period of 2002, sales were comprised of approximately $1.7 million from the CHIPSat program, approximately $1.2 million from the original SpaceShipOne propulsion development program, approximately $300,000 from the completion of our outstanding government grants, approximately $70,000 from Phase I of the AFRL project and approximately $130,000 from all other programs.

For the year ending December 31, 2003, we had costs of sales (direct and allocated costs associated with individual contracts) of approximately $2,415,000, or 82% of net sales, as compared to approximately $3,348,000 or 99% of net sales, during the same period in 2002. The decrease in cost of sales was primarily due to a lower overall cost structure, combined with the implementation of stronger cost controls and project monitoring. Also, we altered our cost allocation method in the second quarter of 2003 as we completed CHIPSat, our main fixed price contract at the time, and began work on our new AFRL and MDA cost plus contracts. We continue to focus efforts on developing project management skills and reports to assist in the efficient and effective management of our projects. The gross margin percentage for the year ending December 31, 2003 was 18% of net sales, an increase of 16% of net sales, as compared to 2% of net sales for the period in 2002.

We experienced an increase of approximately $1,364,000 in operating expenses from approximately $66,000, or 2% of net sales, in the year ending December 31, 2002 to approximately $1,430,000, or 48% of net sales, for the year ending December 31, 2003. Operating expenses include general and administrative expenses ("G&A"), marketing and sales expenses and research and development expenses as well as stock and stock option based compensation expenses. In 2002, we experienced a one-time reversal for the EMC transaction (see EMC Holdings Corporation transaction in MD&A Overview Section above). The increase in operating expenses for the year ending would have been approximately $905,000, rather than the stated $1,360,000 increase, without the one-time EMC reversal. The following comparisons are based on total operating expenses excluding the effects of the one-time EMC reversal.

- Marketing and sales expenses accounted for approximately 15% of the increase in operating expenses, from approximately $258,000, or 8% of net sales, for the year ending December 31, 2002, to approximately $395,000, or 13% of net sales, during the same period in 2003, mainly due to our decision to expand our marketing and sales department and add a Vice President of Marketing and Product Development. Although our Vice President of Marketing and Product Development is no longer with us, our CEO, Mr. Benson is leading our marketing & sales efforts and most of his expenses are being charged to this department.

- Research and development ("R&D") expenses accounted for approximately 31% of the increase in operating expenses. We began incurring R&D expenses of approximately $281,000, or 10% of net sales, during the year ending December 31, 2003. Approximately $192,000 of R&D was in connection with our hybrid rocket propulsion design system and technologies and the remaining $89,000 was part of our satellite bus design and development.

- Approximately 1% of the increase in operating expenses came from stock and stock option based compensation expense. During the year ending December 31, 2003, we had an increase in stock and stock option based compensation expense from approximately ($452,000), or (14%) of net sales, in 2002 to approximately $9,000 or 0% of net sales during the same period in 2003. This increase was mainly due to the reversal of stock compensation from the EMC arbitration ruling as noted above.

- G&A expenses accounted for approximately 53% of the increase in operating expenses. The increase in G&A expenses from approximately $261,000 for the year ending December 31, 2002 to approximately $746,000 for the same period in 2003 was primarily due to new rent charges of approximately $291,000 (we owned the building in 2002 and incurred interest expense on loans but not rental payments) plus one-time revolving credit facility expenses of approximately $42,000 and an increase in G&A labor expense with the hiring of our Chief Financial Officer, offset by a reduction in G&A labor expense of $92,000 primarily due to the loss of our Vice President of Operations.

Non-operating expense/(income) consists of interest expense, non-cash debt discount expense and deferred gain on the sale of our building, as well as, other loan fees and expenses.

- Interest expense for the year ending December 31, 2003 and 2002 was approximately $91,000, or 3% of net sales, and $263,000, or 8% of net sales, respectively. The decrease was due to the building sale on January 31, 2003, which eliminated building debt and reduced overall interest on the notes associated with the building. We continue to pay interest expense on certain capital leases and settlement notes. In addition, we accrued interest expense related to our related party note, convertible debentures and our revolving credit facility. In the years ending December 31, 2003 and 2002, the accrued interest on our related party note was approximately $47,000 and $45,000 respectively. We also accrued and paid approximately $18,000 of interest on our convertible notes and accrued approximately $14,000 of interest, $42,000 of fees and $126,000 of non-cash loan fees on our revolving credit facility for the year ending December 31, 2003.

- In conjunction with our convertible notes, we recorded a convertible note debt discount of $475,000 related to warrants that accompanied the convertible debt issue in 2002; however, since we made a partial repayment and the note holders converted the remaining balance and forfeited half of their warrants, the debt discount amount was reduced from $475,000 to $237,500. The reduction is exclusively attributable to forfeiture of half of the original warrants. During the year ending December 31, 2003, the convertible debt was eliminated. A debt discount adjustment of approximately $234,000 was made and the ending balance of $112,500 was recorded on the statement of operations for the year.

- We recognized approximately $107,500 of the deferred gain on the sale of the building during the year ending December 31, 2003 and we will continue to amortize the remaining deferred gain of approximately $1,065,000 into non-operating income over the remainder of the lease. In relation to the gain we received on the building, we also accrued an income tax payable expense of $40,000 at March 31, 2003 of which none remained at December 31, 2003. The reduction of the income tax payable was due to a change in estimate based on the loss we experienced during the year.

- We realized loan fees related to our revolving credit facility and expenses related to the conversion of notes to common stock below fair market value of approximately $258,000 for the year ending December 31, 2003. We anticipate additional expenses related to similar note to equity conversions in the quarters ahead.

During the year ending December 31, 2003, we incurred a net loss of approximately $1,246,000, or 42% of net sales, compared to a net loss of approximately $376,000, or 11% of net sales, for the same period in 2002. During the year ending December 31, 2003, we incurred an EBITDA (earnings before interest taxes depreciation and amortization) of approximately <$723,000>, or
<24 %> of net sales, compared to an EBITDA of approximately $372,000, or 10 % of net  sales,  for  the  year  ending  in  2002.

The following table reconciles EBITDA to net loss for the twelve-months ending December 31, 2003 and 2002, respectively:




FOR THE TWLEVE-MONTHS ENDING            DECEMBER 31, 2003   DECEMBER  31, 2002
                                               (UNAUDITED)         (UNAUDITED)
                                        ------------------  ------------------
NET LOSS (INCOME). . . . . . . . . . .        $(1,246,067)          $(376,160)
--------------------------------------  ------------------  ------------------

Interest Expense . . . . . . . . . . .             91,493             263,480
Non-Cash Interest exp. (Debt Discount)            112,500             125,000
Gain on Building Sale. . . . . . . . .           (107,498)                  0
 Loan Fee - Equity Compensation. . . .            257,882                   0
Provision for income taxes . . . . . .              1,600               1,600
Depreciation and Amortization. . . . .            166,971             357,692
--------------------------------------  ------------------  ------------------
EBITDA . . . . . . . . . . . . . . . .          $(723,119)           $371,612
--------------------------------------  ------------------  ------------------


EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. The increase in the net loss was mainly due to our quarterly losses in the first and second quarters of 2003 and less depreciation on our building, which we sold in January 2003. The first two quarterly losses were spurred by reductions in revenues due to the substantial completion of CHIPSat and the delay in starting our new AFRL and MDA projects; however, revenues for the four quarters in 2003 showed continued progress, as did the loss by quarter.

LIQUIDITY  AND  CAPITAL  RESOURCES

   CASH POSITION FOR YEAR ENDED DECEMBER 31, 2003 -VS.- YEAR ENDED DECEMBER 31,
                                      2002

Net increase in cash during the year ending December 31, 2003 was approximately $565,000, compared to a net decrease of approximately $184,000 for the same period in 2002. Net cash used in operating activities totaled approximately $1,029,000 for the year ending December 31, 2003, an increase of approximately $323,000 as compared to approximately $707,000 used in operating activities during the same period in 2002, mainly due to the increase in our net loss.

Net cash provided by investing activities totaled approximately $3,111,000 for the year ending December 31, 2003, compared to $48,000 provided by investing activities during the same period in 2002. The increase in cash provided by investing activities is attributable to the sale of the building on January 31, 2003.

Net cash used in financing activities totaled approximately $1,517,000 for the year ending December 31, 2003, which is a decrease of approximately $1,992,000 from the approximately $475,000 provided by financing activities during the same period in 2002. This is primarily attributable to the repayment of notes payable associated with the building sale and advances on our new revolving credit facility.

At December 31, 2003, our cash, which includes cash reserves and cash available for investment, was approximately $592,000, as compared to approximately $28,000 at December 31, 2002, an increase of approximately $564,000, mainly due to advances on our revolving credit facility.

As of December 31, 2003, our backlog of funded and non-funded business was approximately $2.0 million, as opposed to approximately $4.0 million as of December 31, 2002. As of March 31, 2004, our backlog of funded and non-funded business grew to approximately $45 million due to the follow-on, five-year contract from MDA for up to $43,362,271. We expect approximately $2 million in revenue from the MDA program in 2004. Although the MDA contract was awarded to us, there can be no assurance that the contract will be continued through all phases, and if continued, that it will generate the amounts anticipated.

During the year ending December 31, 2003, we won the AFRL Phase II contract worth approximately $1.4 million, negotiated increases of approximately $1.0 million to the AFRL Phase II Contract as a deferred option still open, completed our first proprietary propulsion contract (SpaceShipOne) and was awarded a new exclusive proprietary propulsion contract for SpaceShipOne, completed significant milestones on CHIPSat, completed MDA's Phase I project and obtained a new contract for a new $800,000 project, obtained two AFRL SBIR Phase I grants and were awarded a $100,000 contract by Lunar Enterprises.

Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,190,000 and $1,372,000 as of December 31, 2003 and 2002, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $818,000 in 2003 from $1,372,000 at December 31, 2002 to $2,190,000 at December
31,  2003.

At December 31, 2003, the Company has federal and state tax net operating loss and capital loss carryforwards of approximately $4,230,000 and $1,847,000, respectively. The federal and state tax loss carryforwards will expire in 2023 and 2013, respectively, unless previously utilized. The State of California has suspended the utilization of net operating loss for 2002 and 2003.

     RESULTS  OF  OPERATIONS

     Please refer to the consolidated financial statements, which are a part of this prospectus for further information regarding the results of operations.

     Year  Ended  December  31,  2002  -Vs.-  Year  Ended  December  31,  2001
     -------------------------------------------------------------------------

     During the year ended December 31, 2002, we had net sales of $3.4 million as compared to net sales of $4.1 million in 2001. Sales in 2002 were comprised of approximately $1.7 million from the CHIPSat program, approximately $1.2 million from a contract for a proprietary propulsion development program, approximately $300,000 from the completion of our outstanding State Grants, approximately $70,000 from Phase I of the AFRL project and approximately $130,000 from all other programs. In 2001, sales were comprised of approximately $3.2 million from the CHIPSat program, approximately $328,000 from a contract for a proprietary propulsion development program, approximately $228,000 from research and development performed for the Office of Space Launch ("OSL"), approximately $216,000 from the Boeing Mars Sample Return and Mars Assent
Vehicle  projects,  and  approximately  $164,000  from  all  other  programs.

     For the year 2002, we had costs of sales (direct and allocated costs associated with individual contracts) of approximately $3.3 million as compared to approximately $2.4 million in 2001. This increase was primarily due to additional project costs as a result of project delays and scope changes. The gross margin percentage for the year ended December 31, 2002 was 2% as compared to 41% for the same period in 2001. The decrease was due to additional project costs due to contract delays and an allocation of certain G&A expenses to cost of goods sold.

     We experienced a decrease in operating expenses from approximately $3.2 million in 2001 to approximately $66,000 for 2002. Operating expenses include general and administrative expenses and research and development expenses.
General and administrative expenses consisted primarily of salaries for administrative personnel, fees for outside consultants, insurance, legal and accounting fees and other overhead expenses. The reduction of approximately $3.1 million in the operating expenses was due in part to the arbitration ruling reversal of the EMC stock issuance of 500,000 shares and a resulting credit of $455,000 in 2002 that was expensed in 2001. See "Legal Proceeding" above. Other issues involving the reduction in operating expenses can be attributed to a reduction of research and development costs from $198,400 in 2001 to none for the same period in 2002, a write-off of $923,000 in 2001 related to the impairment of the unamortized balance of goodwill from the ISS acquisition, the amortization expense related to goodwill for ISS of $520,000 incurred in 2001 compared to none in 2002, the expense of $150,000 for a contingent liability due to Technical & General Guarantee Company Limited expensed in 2001 compared to none in 2002, an issuance of 80,000 stock options that had a value of $67,000 for the acquisition of Explorespace.com that was expensed as advertising in 2001 compared to no equivalent expense in 2002, as well as, a deduction in salaries of approximately $190,000 from 2001 to 2002 due to changes in personnel. In addition, we began a system of more fully absorbing costs into projects, effectively shifting approximately $600,000 of expenses that were recorded as operating expenses in 2001 to cost of goods sold in 2002.

     Interest expense for the periods ending December 31, 2002 and 2001 was approximately $263,000 and $303,000, respectively. We paid interest expense on certain capital leases and mortgages. In addition, we accrued interest expense related to our related party notes and convertible debentures. In 2002, we accrued a convertible debt discount related to warrants that accompanied the convertible debt issue of approximately $475,000, of which $125,000 was expensed in 2002 and the remainder will be amortized over the remaining life of the notes.

     During the year ended December 31, 2002, we incurred a net loss of approximately $400,000, compared to a net loss of approximately $1.9 million for the same period in 2001. The decrease in the net loss was due to our reduction in operating expenses by approximately $3.2 million. As discussed above, the decrease was primarily attributable to non-cash expenses, including impairment of the un-amortized balance of goodwill from ISS, goodwill expense in 2001, stock issued to EMC in 2001 and then recovered by us in 2002, the note payable to T&G, the stock options issued for the acquisition of ExploreSpace.com, and research and development costs.

CRITICAL  ACCOUNTING  STANDARDS

Our revenues transitioned in 2003 from being primarily fixed-price contracts, where revenues are recognized using the percentage-of-completion method of contract accounting based on the ratio of total costs incurred to total estimated costs, to cost-plus fixed fee contracts, where revenues are recognized as costs are incurred and services are performed. Losses on contracts are recognized when they become known and reasonably estimable (see Notes to the Consolidated Financial Statements). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time-and-materials basis, a fixed-price basis or a per-transaction basis. Time-and-materials revenues are recognized as services are performed. Deferred revenue represents amounts collected from customers for services to be provided at a future date. Research and development costs are expensed as incurred.

In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." We adopted SFAS No. 123 in 1997. We have elected to measure compensation expense for our stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" and have provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. (See Notes to the Consolidated Financial Statements.) We have valued our stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation was published by Financial Accounting Standards Board on December 31, 2002. The effective date of FASB No. 148 is December 15, 2002. SFAS No. 123 prescribes a "fair value" methodology to measure the cost of stock options and other equity awards. Companies may elect either to recognize fair value stock-based compensation costs in their financial statements or to disclose the pro forma impact of those costs in the footnotes. We have chosen the latter approach. The immediate impact of SFAS No. 148 is more frequent and prominent disclosure of stock-based compensation costs, starting with financial statements for the year ended December 31, 2002 for companies whose fiscal year is the calendar year. SFAS No. 148 also provides some flexibility for the transition, if a company chooses the fair-value cost recognition of employee stock options.

Fixed assets are depreciated over their estimated useful lives of three-to-five years using the straight-line method of accounting in accordance with SFAS No.
144. Goodwill and other intangible assets were created upon the acquisition of our subsidiaries. Intangible assets are amortized over their assets' estimated future useful lives on a straight-line basis over three-to-five years. Goodwill and other intangibles are periodically reviewed for impairment based on an assessment of future operations to ensure they are appropriately valued in accordance with SFAS No. 142. Since November 2001, there has been no amortization of goodwill. (See Notes to the Consolidated Financial Statements.)

CASH  POSITION  AND  REMOVAL  OF  GOING  CONCERN

Our auditors expressed in their formal auditors' opinion dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) that in their opinion, based on their audit, our consolidated financial statements referred to herein present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2003, and the consolidated results of our operations and our cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. In previous years, including the opinion of Nation Smith dated February 13, 2003 herein, our auditors expressed an opinion that our financial position raised substantial doubt about our ability to continue as a going concern. After an analysis of our newly awarded $43,362,271 contract from MDA, our projections (including revenue projections) for the next several quarters and other relevant factors, our auditors concluded there is no longer substantial doubt as to the Company's ability to continue as a going concern, and has, therefore, not included the going concern language in its report dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) for the year ended December 31, 2003. We believe that this was appropriate and reflects our improved financial condition, our ability to forecast more accurately and further validation of customer demand for our technology, products and services. Our ability to continue as a going concern depends upon our ability to ultimately implement our plans, which includes (but is not limited to) generating substantial new revenue from MDA by successfully performing under the newly awarded contract and continuing to attract and successfully complete other government and commercial contracts, development of a project management expertise to profitably execute on new business contracts and reduce the working capital deficit by raising additional capital. We are working with our revolving credit facility provider and investigating the possibility of raising additional capital to further support operations as new contracts and business opportunities materialize. The prospective funding, as well, as new business opportunities, can come from a variety of sources, including public or private equity markets, state and federal grants and government and commercial customer program funding. However, there can be no assurance that we will be able to obtain such funding or contracts as needed or, if such funding or contracts are available, that we can obtain then on terms favorable to the Company. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the developing businesses, those historically encountered by us, and the competitive environment in which we operate.

On January 31, 2003, we closed escrow on the sale of our facility in Poway, California and entered into a ten-year leaseback. The selling price of the facility was $3.2 million. The total debt repayment from the transaction was approximately $2.4 million. The approximate net proceeds to us for working capital purposes was approximately $636,000. However, due to delays in closing new business and previous customer schedule slips in 2002 and early 2003, we remain in a tight cash position.

At the end of 2002, we raised $475,000 from certain of our directors and officers by issuing 2.03% convertible debentures. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into our common stock when the note matured. The original maturity on the notes was six (6) months from issue date; however, on March 19, 2003, the maturity date was extended to twelve (12) months from issue date. The convertible debentures were exercisable into common shares at a conversion price that equals the 20-day average asking price less 10%, which was established when the debentures were issued, or the initial conversion price. Concurrent with the issuance of the convertible debentures, we issued warrants to purchase up to 1,229,705 shares of our common stock to the subscribers. These warrants are exercisable for three
(3) years from the date of issuance at the initial exercise price, or the initial conversion price on the debentures. On September 5, 2003, we repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the 1,229,705 warrants previously issued. As additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03%. All the note holders accepted the offer and the convertible notes were retired in 2003.

During the year ending December 31, 2003, we raised approximately $426,000 from accredited investors by selling 861,267 units of our common stock and common stock purchase warrants under in a private placement offering ("PPO") made under
Section 4(2) of the Securities Act of 1933, and Rule 506, to accredited investors only . We subsequently closed the PPO. (See Note 8 of the Consolidated Financial Statements.)

We have sustained ourselves over the last few years with a mixture of government and commercial contracts and capital raised in the private market. In particular, we anticipated and received an award for AFRL Phase II on March 28, 2003. AFRL Phase II is a cost-plus contract, which has required us to incur certain costs in advance of regular contract reimbursements from AFRL. Although we have needed a certain amount of cash to fund advance payments on the contract, we have been entitled, as a small business concern, to recover our costs on a weekly basis and we established the Laurus Master Fund revolving credit facility at the end of the second quarter of 2003 to support our advance payment needs. In addition, we anticipated and received the initial investigatory contract from the MDA to explore the use of micro-satellites in national missile defense. On February 29, 2004, we concluded the study to explore a mission with a fast response microsat launch and commissioning; small, low-power passive sensors; formation flying and local area networking within a cluster of microsats; and an extension of our proven use of the Internet for on-orbit command, control and data handling. The purchase order was valued at $800,000 and was a cost plus fixed fee agreement. The final retention payment of approximately $33,000 will be made after the final report is approved by MDA. In anticipation that the new $43,362,271 contract would be awarded to us, we agreed to begin work on the MDA program on March 1, 2004. MDA agreed to make the effective date of the agreement March 1, 2004, when it was awarded. Again, our newly awarded $43,362,271 MDA contract is a phased contract and we can give no assurance that the entire contract will be realized by us, even though we have begun work on the next phase and we currently anticipate the successful completion of future phases.

On March 31, 2004, we negotiated an amendment to our Secured Convertible Note dated June 3, 2003 with the Laurus Master Fund to add a fixed conversion price at $0.85 per share for the next $500,000 converted under the revolving credit facility after the initial $1 million conversion. In exchange for the amendment, Laurus granted us a six-month waiver to utilize the full revolving credit facility in advance of eligible accounts. At December 31, 2003, Laurus had converted 415,000 shares under the revolving credit facility, which represented approximately $228,000 of debt converted to equity.

We expect to begin showing a positive cash flow in the first part of 2004. We anticipate that with the projected increase in revenue and backorders from near term contracts, combined with our fiscally responsible budget and project controls for 2004, that net positive cash flow from operations will be sufficient to fund both operations and capital expenditures in 2004. There is no assurance, however, that we will achieve or sustain any positive cash flow or profitability now or thereafter.

RECENT  ACCOUNTING  PRONOUNCEMENTS

In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from
Extinguishment of Debt," and an amendment of that SFAS, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No.
145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." Further, SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or described their applicability under changed conditions. This pronouncement requires gains and losses from extinguishment of debt to be classified as an extraordinary item only if the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," have been met. Further, lease modifications with economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement 13 shall be effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 did not have a material impact on our consolidated financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 did not have a material impact on our consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of this Statement did not have a material effect on the consolidated financial statements of the Company.

In November 2002, FASB issued FASB Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on previously existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. FIN No. 45 also requires expanded disclosures regarding product warranty expense. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this Statement did not have a material effect on the consolidated financial statements.

In January 2003, FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." This interpretation provides guidance on: 1) the identification of entities for which control is achieved through means other than through voting rights, known as "variable interest entities" (VIEs); and 2) which business enterprise is the primary beneficiary and when it should consolidate the VIE. This new model for consolidation applies to entities: 1) where the equity investors (if any) do not have a controlling financial interest; or 2) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, this interpretation requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. This interpretation is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of the interpretation must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. Certain disclosures are effective immediately. The adoption of this Statement did not have an effect on the consolidated financial statements.

In April 2003, FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement did not have an effect on the consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material effect on the consolidated financial statements.

FORWARD-LOOKING  STATEMENTS  AND  RISK  ANALYSIS

During the first three months of 2004, we submitted four bids for government programs, continued our work with the US Congress to identify directed funding for our programs and are actively working to win several significant commercial programs. We believe that we will win some of these programs, which would enable us to continue to grow and broaden our business base, although there can be no assurance that these contracts will be awarded to us.

To date, we have maintained a mix of government and commercial business. In 2003, we had about 82% government or government-related work. In 2002, we had about 64% government and government-related work. In 2005, we expect the ratio to be about 90% government or government-related work. We will continue to do both government and commercial business and anticipate the mix of government revenues to continue to be above 70% for the next several years as we increase our government and commercial marketing efforts for both of our product lines. Currently, we are focusing on the domestic U.S. government market, which we believe is only about one-half of the global government market for our technology, products and services. Although we are interested in exploring international revenue and contract opportunities, we are restricted by export control regulations, e.g., International Traffic in Arms Regulations ("ITAR"), which may limit our ability to develop market opportunities outside the United States.

While we do not expect a reduction of government sales, a majority of our government work is contract related. We are beginning to develop commercial products with the long-term idea and vision of becoming a product-oriented company; however, in the short-term, a majority of our revenue is expected to come from government cost plus fixed fee and firm fixed price contracts. Our definition of short-term is the next three to five years and long-term is five to ten years and beyond. We anticipate winning contracts in both the government and commercial market segments, although there can be no assurance that the contracts will be awarded to us. If they are not awarded to us, based on current trends and proposals, we believe that we can offset fluctuations in one market segment with contracts from the other; however, our inability to win business in both markets would have a negative effect on our business operations and financial condition.

We believe that we will experience an accelerated growth in sales over the next few years. At this time, over 90% of the forecasted sales for 2004 are under contract or near contract award. There is no guarantee and there can be no assurance that we will win enough new business to achieve our targeted growth projection or to achieve a positive cash flow position. Additionally, there is no guarantee that awarded contracts will not be altered or terminated prior to us recognizing our projected revenue from them. Many contracts have "exit ramps", i.e., provides the customer the right to terminate the contract for any of a variety of reasons, including but not limited to non-performance by us. We do not believe that any of our contracts will be terminated; however, there can be no assurance that they will not be terminated in the future. Finally, we do not believe that significant capital expenditures will be required to achieve this increase in sales; however, additional capital will be required to support and sustain our growth.

During the year ended December 31, 2003, we raised approximately $654,000 through a combination of private sales of our stock (approximately $426,000) and conversions on our revolving credit facility (approximately $228,000). During the year ended December 31, 2002, we raised approximately $475,000 from our convertible debt offering, of which $237,500 plus interest was repaid in 2003. To execute our strategy of growing our Company with small, capable, low-cost micro- and nano-satellites, hybrid propulsion products and new commercial revenue sources, we require additional funding and/or the win of both significant government and commercial programs. We believe investor or customer funding of $5 to $15 million may be required, which could come from a combination of private and/or public equity placements or government and commercial customers. At this time, we do not have any ongoing private or public equity offerings.

The amount of capital we need to raise is dependent upon many factors. For example, the need for additional capital will be greater if (i) we do not enter into agreements with our customers on the terms we anticipate; (ii) our net operating deficit increases because we incur significant unanticipated expenses; or (iii) we incur additional costs from modifying our microsatellite products or our hybrid-related propulsion systems to meet changed or unanticipated market, regulatory, or technical requirements. If these or other events occur, there is no assurance that we could raise additional capital on favorable terms, on a timely basis or at all. If additional capital is not raised, it could have a significant negative effect on our business operations and financial condition.

Our ability to execute a public offering or otherwise obtain funds is subject to numerous factors beyond our control, including, without limitation, a receptive securities market and appropriate governmental clearances. No assurances can be given that we will be profitable or once profitable maintain profitability, or that any additional public offering will occur, that we will be successful in obtaining additional funds from any source or be successful in implementing an acceptable exit strategy on behalf of our investors. Moreover, additional funds, if obtainable at all, may not be available on terms acceptable to us when such funds are needed or may be on terms which are significantly adverse to our current shareholders. The unavailability of funds when needed would have a material adverse effect on us.

Our business partially depends on activities regulated by various agencies and departments of the U.S. government and other companies and agencies that rely on the federal government. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial, and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial, or other services could have a material adverse effect on our business, results of operations, and financial condition. Furthermore, we may experience a small increase in operating costs, such as costs for transportation, insurance, and security as a result of the activities and potential activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential activities, and any economic downturn could adversely impact our results of operations, impair our ability to raise capital, or otherwise adversely affect our ability to grow our business. Conversely, because of the nature of our products, there may be opportunities for us to offer solutions to the government that may address some of the problems that the country faces at this time.

                             DESCRIPTION OF PROPERTY

     Subsequent to year-end, we entered into a 25,000 square foot lease for our facility in Poway, California that includes a small Spacecraft Assembly and Test facility ("SAT") with an 1,800 square foot Class 100,000 clean room, avionics development lab, machine shop, mechanical assembly lab, and mission operations center. Key uses of the Poway facility are program and project conferences and meetings, engineering design, engineering analysis, spacecraft assembly, avionics labs and software labs and media outreach. We also have a Mission Control Center in the Poway building, which is currently being used to monitor the CHIPSat mission. Our facility allows for efficient design, assembly and test of our products, thereby providing us a cost effective means to produce quality, low cost products.

     We purchased our headquarter facility, which houses our engineering, manufacturing and administration, in the Poway Industrial Park complex in December 1998. We subsequently sold our facility on January 31, 2003, wherein we entered into a ten (10) year leaseback of the facility. [See Notes to our audited condensed consolidated financial statements for the fiscal year ended December 31, 2002 for additional information.] The selling price of the facility was $3.2 million. The total debt repayment from the transaction was approximately $2,407,000. The approximate net proceeds to us for working capital purposes was $636,000. Mr. Benson provided a guarantee for the leaseback.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

James W. Benson, our Chief Executive Officer and Chairman of the Board of Directors, and Susan Benson, our former Corporate Secretary, are husband and wife. Mr. Benson has personally guaranteed the building lease on our facility.

One of our independent directors, Robert S. Walker, is a principal of Wexler & Walker Public Policy Associates, a Washington-based, full-service government relations firm founded in 1981. Wexler & Walker principals have served in Congress, in the White House and federal agencies, as congressional staff, in state and local governments and in political campaigns. Wexler & Walker is a leader on the technology issues of the twenty-first century. During 2003 and 2002, we incurred consulting fees with Hill and Knowlton, Inc., an affiliate of Wexler & Walker, in an aggregate amount of approximately $0 and $56,000, respectively.

In December 2001, we entered into a consulting agreement with one of our independent directors, Curt D. Blake, pursuant to which Mr. Blake agreed to perform certain services for us and identify and qualify significant investors and potential acquisition targets for us. Under the agreement, Mr. Blake was to receive compensation, in cash and non-statutory stock options, for his services. In addition, Mr. Blake was to receive a cash finder's fee plus a common stock grant for all monies raised as a result of introductions made by him. However, as a result of the independence rules imposed by the Sarbanes-Oxley Act of 2002, Mr. Blake voluntarily terminated his agreement with us on November 25, 2002. We made no payments to Mr. Blake in 2003 and 2002, other than reimbursement of Board-related travel expenses.

In September and October 2002, certain of our officers provided personal interest-free short-term loans to support our working capital needs. The officer loans were paid with the proceeds from imminently pending contract payments and the proceeds of the convertible note program sales.

From October 14, 2002 through November 14, 2002, we sold an aggregate of $475,000 of 2.03% convertible debentures to two of our directors, officers and Mr. Skarupa, a former officer. Mr. Benson purchased $375,000 of Series A Subordinated Convertible Notes and Mr. Shaffer purchased $50,000. The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into our common stock when the note matured. The notes originally were set to mature six (6) months from issue date and were subsequently extended to twelve (12) months from issue date on March 19, 2003. Unless paid, extended or re-negotiated, the convertible debentures are exercisable into a number of our common shares at a conversion price that equals the 20-day average asking price less 10%, which was established when the note was issued, or the initial conversion price. Concurrent with the issuance of the convertible debentures, we issued to the subscribers, warrants to purchase up to 1,229,705 shares of our common stock. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price, which equals to the 20-day average asking price less 10% which was established when the note was issued, or the initial conversion price. Upon issuance, the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. See Note 8(c) to our Consolidated Financial Statements for discussion of the terms of the warrants. The debt discount was being amortized as additional interest expense over the term of the convertible debentures. On September 5, 2003, we repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03% for a total of $18,161 of interest expense. All the note holders accepted the offer and the convertible notes were retired. As of December 31, 2003, we recorded a credit of $88,408, as debt discount recovery; therefore, for the year ending December 31, 2003, the debt discount expense was $112,500. The Company also expensed $131,411 for non-cash loan fee expense related to the convertible note. Fair market value of the stock was determined by discounting the closing market price on the date of the transaction by 20%, based on the nature of the restricted securities.

             MARKET FOR COMMON EQUITY & RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

Our common stock has been traded on the Over-the-Counter Bulletin Board ("OTCBB") since August 1998 under the symbol "SPDV" or "SPDV.OB." The following table sets forth the trading history of our common stock on the OTCBB for each quarter as reported by Yahoo Finance Historical Prices (www.finance.yahoo.com). The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                           QUARTERLY     QUARTERLY
                        QUARTER ENDING      HIGH         LOW
                          ---------         -----       -----
                          3/31/2002         $0.65       $0.48
                          6/30/2002         $0.64       $0.43
                          9/30/2002         $0.52       $0.30
                         12/31/2002         $0.50       $0.29
                          3/31/2003         $0.55       $0.41
                          6/30/2003         $0.75       $0.33
                          9/30/2003         $1.80       $0.55
                         12/31/2003         $1.15       $0.81
                          3/31/2004         $1.85       $0.92


HOLDERS

As of March 4, 2004, there were over 200 holders of record of our common stock. We estimate the total number of beneficial owners of our common stock to be in excess of 2,500 holders. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held in broker "street names" for the benefit of individual investors.

DIVIDENDS

We have never paid a cash dividend on our Common Stock. Payment of dividends is at the discretion of the Board of Directors. The Board of Directors plans to retain earnings, if any, for operations and does not intend to pay dividends in the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our management and directors' business activities are under the control of our Board of Directors. Our Chief Executive Officer, James W. Benson, Vice President of Engineering, Randall K. Simpson, and Chief Financial Officer, Richard B. Slansky, manage the Company's daily operations. Our Board currently consists of seven directors. Stuart Schaffer and Scott McClendon were added to the Board of Directors in 2002. J. Mark Grosvenor was added and resigned from the Board of Directors in 2003. Below are our executive officers and directors.




NAME                                                     POSITION HELD
--------------------------------------------  ------------------------------------
James W. Benson. . . . . . . . . . . . . . .  Chief Executive Officer,
13855 Stowe Drive. . . . . . . . . . . . . .  Director, Chairman of the Board
Poway, California 92064

Richard B. Slansky . . . . . . . . . . . . .  Corporate Secretary, Chief Financial
13855 Stowe Drive. . . . . . . . . . . . . .  Officer
Poway, CA   92064

Randall K. Simpson . . . . . . . . . . . . .  Vice President, Engineering
13855 Stowe Drive
Poway, California 92064

Stuart Schaffer. . . . . . . . . . . . . . .  Director
13855 Stowe Drive
Poway, CA   92064

Wesley T. Huntress*. . . . . . . . . . . . .  Director
13855 Stowe Drive
Poway, California 92064

Curt Dean Blake* . . . . . . . . . . . . . .  Director
13855 Stowe Drive
Poway, California 92064

General Howell M. Estes, III (USAF Retired)*  Director
13855 Stowe Drive
Poway, California 92064

Robert S. Walker*. . . . . . . . . . . . . .  Director
13855 Stowe Drive
Poway, California 92064

Scott McClendon *. . . . . . . . . . . . . .  Director
13855 Stowe Drive
Poway, California 92064

*     Denotes  Independent  Director

The following is a summary of the business experience of our officers and directors as well as other key employees.

James W. Benson, age 59, is our founder and has served as our Chief Executive Officer and Chairman of the Board since inception, and started the trend of successful computer entrepreneurs moving into the entrepreneurial space arena. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems), in McLean, Virginia. The company was based on the first development of software algorithms and applications for personal computers and networked servers to create full text indexes of massive government procurement regulations and to provide instant full text searches for any word or phrase; the first instance of large scale, commercial implementation of PC-based full text searching, which later grew to encompass such systems as worldwide web search engines. Seeing related opportunities in document and image management, Mr. Benson started the award-winning ImageFast Software Systems in 1989, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. After months of research, Mr. Benson started SpaceDev, Inc., a Nevada corporation, which was acquired by us in October 1997. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute, and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also Vice-Chairman and private sector representative on NASA's national Space Grant Review Panel, and is a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation.

Randall K. Simpson, age 57, is our Vice President of Engineering and joined us in January 2004. Mr. Simpson has over 30 years of diversified experience in business development, product definition, engineering development and support for aerospace, commercial and international customers. From October 2000 to January 2004, Mr. Simpson served as AVP of Program Management for Alvarion, Inc., a high technology commercial communications firm. From March 1997 to September 2000, Mr. Simpson was Vice President of Engineering for Cubic Defense Systems, an engineering and production company providing military training ranges, laser instrumentation products, space avionics and battlefield communications equipment. From November 1992 to February 1997, Mr. Simpson was Program Director for Advanced Test Systems and Engineering Director for GDE Systems, which develops, integrates and produces test equipment for advanced electronic aircraft, munitions, space launch, satellite and telecommunications systems. Mr. Simpson began his career at General Dynamics/Convair where he held various positions. Mr. Simpson received both his BSEE and MSEE from San Diego State University.

Richard B. Slansky, age 47, is our Chief Financial Officer and Corporate Secretary and joined us on February 10, 2003. Mr. Slansky served as interim Chief Executive Officer and Chief Financial Officer of Quick Strike Resources, Inc., an IT training, services and consulting firm, from July 2002 to February 2003. Previously, Mr. Slansky served as Chief Financial Officer, Vice President of Finance, Administration and Operations and Corporate Secretary for Path 1 Network Technologies, Inc., a company focused on merging broadcast and cable quality video transport with IP networks from May 2000 to July 2002. Before his tenure at Path 1, Mr. Slansky served as President, Chief Financial Officer and member of the Board of Directors of Nautronix, Inc., a marine electronics/engineering services company, from January 1999 to May 2000. Prior to Nautronix, Mr. Slansky served as Chief Financial Officer of Alexis Corporation, an international pharmaceutical research products technology company, from August 1995 to January 1999. He also served as President and Chief Financial Officer of C-N Biosciences, formerly Calbiochem, from July 1989 to July 1995. Mr. Slansky is currently serving on the Board of Directors of two privately held high technology companies and one closely held, private real estate company. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

Stuart Schaffer, age 44, was appointed to our Board of Directors on May 17, 2002. Mr. Schaffer is currently VP Marketing, for Overture Performance Marketing -- a business unit of Overture Services, which is a subsidiary of Yahoo! Mr. Schaffer was our vice president of product development and marketing from May 2002 to August 2003. From 1998 to 2001, Mr. Schaffer acted as vice president of marketing for Infocus Corporation, a fully reporting company, where he managed all aspects of the marketing mix for market-share leading digital projection business throughout the Americas region. In that position, Mr. Schaffer revitalized the Proxima brand, managed a multi-million dollar annual advertising, communications and program budgets, directed multiple outside and in-house agencies, led product marketing teams in defining and delivering both mobile and conference room digital projector product lines, developed channel strategies and programs for both value-added and volume channels, served as primary press spokesperson for the company, established a market intelligence structure focused on developing customer and industry knowledge and spearheaded merger teams to ensure the smooth transition of the merger between the Infocus and Proxima marketing organizations. Prior to Infocus, Mr. Schaffer worked for the Hewlett-Packard Company from 1985 to 1998, where he held various positions in Business Development, Marketing and Business Planning. Mr. Schaffer has worked with the Leukemia & Lymphoma Society, on a volunteer basis, as an Assistant Coach and Mentor. Mr. Schaffer has an MBA from Harvard University and a BS degree in physics from Harvey Mudd College.

Wesley T. Huntress, age 62, was elected to our Board of Directors as an independent director at our annual shareholder meeting held June 30, 1999. Dr. Huntress is currently Director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. Prior to his appointment at Carnegie, Dr. Huntress served the Nation's space program as the Associate Administrator for Space Science at NASA from October 1993 through September 1998 where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. During his tenure, NASA space science produced numerous major discoveries, and greatly increased the launch rate of missions. These discoveries include the discovery of possible ancient microbial life in a Mars meteorite; a possible subsurface ocean on Jupiter's moon Europa; the finding that gamma ray bursts originate at vast distances from the Milky Way and are extraordinarily powerful; discovery of massive rivers of plasma inside the Sun; and a wealth of announcements and images from the Hubble Space Telescope, which have revolutionized astronomy as well as increased public interest in the cosmos. Dr. Huntress also served as a Director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's Director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory ("JPL"). Dr. Huntress joined JPL as a National Research Council resident associate after receiving is B.S. in Chemistry from Brown University in 1964 and his Ph.D. in Chemical Physics from Stanford in 1968. He became a permanent research scientist at JPL in 1969. He and his JPL team gained an international reputation for their pioneering studies of chemical evolution in interstellar clouds, comets and planetary atmospheres. At JPL Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

Curt Dean Blake, age 47, was appointed to our Board of Directors as an independent director on September 5, 2000. Mr. Blake is CEO of GotVoice, Inc., a startup company in the voicemail consolidation and messaging business. From 1999 to 2002, Mr. Blake provided consulting services to various technology companies, including Apex Digital, Inc. and SceneIt.com. Mr. Blake acted as the Chief Operating Officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs, and operations for the world's most successful collection of content sites on the Internet. During that time, he developed business strategies, financial models, and structured and negotiated venture agreements for Starwave's flagship site, ESPN Sportszone, at that time the highest traffic destination site on the Internet. He also developed and negotiated venture agreements with the NBA, NFL, Outside Magazine and NASCAR to create sites around these brands. Mr. Blake negotiated sale of controlling interest in Starwave Corporation to Disney/ABC. Prior to Starwave, Mr. Blake worked at Corbis from 1992 to 1993, where he led the acquisitions and licensing effort to fulfill Bill Gates' vision of creating the largest taxonomic database of digital images in the world. Mr. Blake acted as General Counsel to Aldus Corporation from 1989 to 1992, where he was responsible for all legal matters of the $125 million public corporation and its subsidiaries. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates and Lucas, during which time he was assigned as onsite counsel to the Microsoft Corporation, where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions. Mr. Blake has an MBA and JD from the University of Washington.

General Howell M. Estes, III (USAF Retired), age 63, was appointed to our Board of Directors as an independent director on April 2, 2001. General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command ("CINCNORAD") and the United States Space Command ("CINCSPACE"), and the Commander of the Air Force Space Command ("COMAFSPC") headquartered at Peterson AFB, Colorado. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's JFK School of Government. Gen. Howell Estes is the President of Howell Estes & Associates, Inc., a wholly owned consulting firm to CEOs, Presidents and General Managers of aerospace and telecommunications companies worldwide. He serves as Vice Chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization (the "Rumsfeld Commission").

Robert S. Walker, age 62, was appointed to our Board of Directors as an independent director on April 2, 2001. Mr. Walker has acted as Chairman of Wexler & Walker Public Policy Associates in Washington, D.C. since January 1997. As a former Congressman (1977-1997), Chairman of the House Science Committee, Vice Chairman of the Budget Committee, and a long-time member of the House
Republican leadership, Walker became a leader in advancing the nation's space program, especially the arena of commercial space, for which he was the first sitting House Member to be awarded NASA's highest honor, the Distinguished Service Medal. Bob Walker is a frequent speaker at conferences and forums. His main issues include the breadth and scope of space regulation today, and how deregulation could unleash the telecommunications, space tourism, broadcast and Internet industries. Mr. Walker currently sits on the boards of directors of Aerospace Corporation, a position he has held since March 1997. Wexler & Walker is a Washington-based, full-service government relations firm founded in 1981. Wexler & Walker principals have served in Congress, in the White House and federal agencies, as congressional staff, in state and local governments and in political campaigns. Wexler & Walker is a leader on the technology issues of the twenty-first century. During 2002, we incurred consulting fees with Hill and Knowlton, Inc., an affiliate of Wexler & Walker, in an aggregate amount of approximately $56,000. No fees were paid to Wexler & Walker in 2003.

Scott McClendon, age 65, was appointed to our Board of Directors as an independent director on July 19, 2002. McClendon currently sits on the Board of Directors for Overland Storage, Inc., a public company, where he acts as chairman of the Board. He became the chairman after serving as president and chief executive officer from October 1991 to March 2001. Prior to joining Overland Storage, Inc., Mr. McClendon was employed by Hewlett-Packard Company for over 32 years in various positions of engineering, manufacturing, sales and marketing. In addition to SpaceDev and Overland Storage, Mr. McClendon is currently serving on the Board of Directors of Procera Networks, Inc., a public company, and Sicommnet, Inc., privately held high technology company. Mr. McClendon received a Bachelor of Science degree in electrical engineering in June 1960, and a Master of Science degree in electrical engineering in June 1962 from Stanford University School of Engineering.

SIGNIFICANT  EMPLOYEES

Jeff Janicik, age 36, is our director of engineering and was primarily responsible for managing the success of the CHIPSat project. He also oversees all flight system / component marketing and research activity. Mr. Janicik has over 14 years experience in program management, engineering and instruction in aerospace. Before coming to us in January 2000, Mr. Janicik spent ten years as a project manager, engineer and instructor in the field of aerospace working for the United States Air Force in designing low-cost, streamlined approaches for the X-40A and X-37 program at Air Force SMC/TE, and set the precedent for future space vehicle demos with extensive research of safety, technical and operational issues. Mr. Janicik has an Aerospace Engineering degree from the University of Notre Dame and a Master's Degree in Mechanical Engineering from the University of California, Davis, which he received while serving as an active duty officer in the United States Air Force.

One of our independent directors currently sits on the board of directors of another Reporting Company. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS  AND  MEETING  ATTENDANCE

We have a standing audit committee comprised of Messrs. Blake, McClendon and Dr. Huntress. In 2004, we established a nominating and governance committee comprised of Messrs. Estes, Walker and Dr. Huntress and a compensation committee comprised of Messrs. Blake, Estes and McClendon. The Company does not maintain any pension, retirement or other arrangements other than as disclosed in the following table for compensating its Directors. Our Board of Directors took action eight (8) times during the last fiscal year: seven (7) times at regular or special meetings attended by all of the members of the Board either personally or telephonically, and one (1) time by unanimous written consent. Our Audit Committee took separate action four (4) times during the last fiscal year, each time at a regular or special meeting attended by all of the members of the committee either personally or telephonically.

ITEM  10.     EXECUTIVE  COMPENSATION

EXECUTIVE  OFFICER  COMPENSATION

During the fiscal years ended December 31, 2001, 2002 and 2003, the Company granted options to certain of its officers as compensation for their services pursuant to the Company's Stock Option Plan. Total compensation paid to officers of the Company for its past three fiscal years is set forth below:



                                                                                           Long Term Compensation
                                                                                           ----------------------
                                       Annual Compensation                      Awards                    Payouts
                                    ----------------------                  ----------                  ---------

Name          Year    Salary ($)  Bonus ($)  Other Annual     Restricted    Securities   LTIP        All Other
And                                          Compensation     Stock         Underlying   Payouts     Compensation
Principal                                    ($)              Award(s)      Options ($)  ($)
Position(1)                                                   ($)           / SARs #
-----------------------------------------------------------------------------------------------------------------
James W      2001   147,923       -          -                -             -            -           -
Benson,      2002   141,325       -          -                -             10,000(2)    -           -
CEO (2)      2003   150,000       -          -                -             -            -           -
-----------------------------------------------------------------------------------------------------------------
Richard B.   2001         -       -          -                -             -            -           -
Slansky,     2002         -       -          -                -             -            -           -
CFO          2003    94,625       -            1,183          -             355,000(3)   -           -
-----------------------------------------------------------------------------------------------------------------


(1) The table includes information as to the Chief Executive Officer and highest paid officers of the Company for the last fiscal year, including persons whose information would have been required but for the fact that they were not serving as officers of the Company at its fiscal year end. For purposes of the table, only persons whose total annual salary and bonus exceeded $100,000 have been included.

(2) Mr. Benson was awarded 10,000 options in 2001 as a part of an annual award of options to our employees.

(3) Mr. Slansky was awarded up to 385,000 options in 2003 as part of his employment agreement, with 25,000 vested immediately, 180,000 vesting in six-month increments over five years and the remaining based on performance criteria established by the CEO. The timeframe for certain performance criteria lapsed in 2003 and 30,000 options not earned were forfeited; thereby, reducing Mr. Slansky's potential securities underlying options to a maximum of 355,000, as illustrated above.

During the last fiscal year and as of December 31, 2003, the Company granted stock options to executive officers as set forth in the following table:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
------------------
Name                Number of Securities   % of Total Options/SARs    Exercise of Base    Expiration
                    Underlying             Granted to Employees in    Price ($/Sh)        Date
                    Options/SARs           Fiscal Year
                    Granted (#)
------------------  --------------------    ----------------------    ----------------    -----------


James W. Benson                        0                          0                  0               0

Richard B. Slansky               355,000                        29%               0.51       2/10/2009
------------------  --------------------    ----------------------    ----------------    -----------


As of December 31, 2003, the Company had vested and unvested securities underlying stock options to executive officers as set forth in the following table:

                    Option/SAR Grants Ended December 31, 2003


                                                                      Number  of Securities     Value of Unexercised
                                                                      Underlying                In-the-Money
                                                                      Unexercised Options/SARs  Options/SARs at
                                                                      at  FY-End (#)            FY- End  ($)
                  ----------------------------------------------------------------------------------------------------


                                                                 Exercisable/                    Exercisable/
Name . . . . . . .  Shares Acquired on     Value Realized ($)   Unexercisable                    Unexercisable(1)

                    Exercise (#)
------------------  ------------------     -------------       -------------------               ------------------
James W. Benson                     0                $0                   506,666/                506,312/
------------------  ------------------     -------------       -------------------               ------------------
                                                                         2,003,334                3,157
------------------  ------------------     -------------       -------------------               ------------------
Richard B. Slansky                  0                $0                     83,000                42,330/
------------------  ------------------     -------------       -------------------               ------------------
                                                                           272,000                138,720
------------------  ------------------     -------------       -------------------               ------------------


(1) For purposes of determining whether options are "in-the-money," we defined fair market value as the five-day weighted average of the closing price of our common stock on the Over-The-Counter Bulletin Board as of March 4, 2004, or $1.05 per share. All the options listed on the table are "in-the-money", except unvested options on 2,000,000 of Mr. Benson's shares.

DIRECTOR  COMPENSATION

At our annual meeting on July 16, 2000, our Board of Directors adopted a compensation plan for independent directors whereby they receive options for attending meetings of the Board as follows: each such director shall receive an option to purchase 5,000 shares for each of two telephonic meetings attended per year, and an option to purchase 10,000 shares for each of two meetings attended in person per year. These directors will not receive additional compensation for attending meetings in excess of those described above. In addition to the above, independent directors will receive $5,000 in options on the date of election or appointment. All such options will be issued pursuant to our 1999 Incentive Stock Option Plan at fair market value as of the date of the meeting attended, will vest 50% on the first anniversary date of the date of grant and 50% on the second anniversary date of the date of grant and will expire on the five-year anniversary of the grant date. The following table sets forth the remuneration paid to our directors during the fiscal year ended December 31, 2003. We do not pay directors who are also officers of the Company additional compensation for their service as directors.

On March 25, 2004, our Board of Directors modified our compensation plan for independent directors whereby they will receive options for attending meetings of the Board as follows: each director shall receive an option to purchase 6,000 shares for each telephonic meeting attended and an option to purchase 12,000 shares for each meeting attended in person, with a cap of options on
36,000 shares per year. Our directors will also receive compensation for attending committee meetings as follows: each director shall receive an option to purchase 5,000 shares for each Audit Committee meeting attended, each director shall receive an option to purchase 2,500 shares for each Compensation Committee meeting attended and each director shall receive an option to purchase 2,500 shares for each Nominating/Governance Committee meeting attended, which options shall not be subject to a cap. In addition to the above, independent directors will receive 5,000 options on the date of election or appointment. All such options will be issued pursuant to the Plan at fair market value as of the date of the meeting attended, will vest 50% on the first anniversary date of the date of grant and 50% on the second anniversary date of the date of grant and will expire on the three-year anniversary of the grant date.

                               Cash Compensation                     Security Grants


                               Annual       Meeting    Consulting    Number of       Number of
                               Retainer     Fees       Fees/Other    Shares          Securities
                               Fees                    Fees                          Underlying
                                                                                     Options/SARs


Name
--------------------------     --------     -------    ---------     ---------       --------------
James W. Benson . . . . .             -           -            -             -                    -
--------------------------     --------     -------    ---------     ---------       --------------
J. Mark Grosvenor (1) . . . .         -           -            -             -                    -
--------------------------     --------     -------    ---------     ---------       --------------
Stuart Schaffer . . . . . . .         -           -            -             -                    -
--------------------------     --------     -------    ---------     ---------       --------------
Wesley T. Huntress. . . . . .         -           -            -             -               30,000
--------------------------     --------     -------    ---------     ---------       --------------
Curt Dean Blake . . . . . . .         -           -            -             -               20,000
--------------------------     --------     -------    ---------     ---------       --------------
General Howell M. Estes, III.         -           -            -             -               30,000
--------------------------     --------     -------    ---------     ---------       --------------
Robert S. Walker. . . . . . .         -           -            -             -               30,000
--------------------------     --------     -------    ---------     ---------       --------------
Scott McClendon . . . . . . .         -           -            -             -               30,000
--------------------------     --------     -------    ---------     ---------       --------------

(1) Mr. Grosvenor was issued options to purchase 19,615 shares of our common stock upon joining the Board of Directors on May 6, 2003. Mr. Grosvenor forfeited the right to those options when he resigned from the Board on September 15, 2003. Mr. Grosvenor continues to be an investor in the Company with ownership of 665,188 shares and warrants to purchase 665,188 shares.

EMPLOYMENT  AGREEMENTS

On November 21, 1997, we entered into a five-year employment agreement with our CEO, Mr. Benson. This agreement provides for compensation of salary and stock as well as stock options. This agreement also prohibits Mr. Benson from competing with us, disclosing any confidential information, or soliciting any of our employees or customers for one year after termination of employment. Our Board of Directors revised Mr. Benson's employment agreement at its meeting on July 16, 2000. This employment contract supercedes the previous agreement. The term of this revised employment contract is for a period of five (5) years from July 16, 2000. The revised agreement provides for the grant of options to purchase up to 4,000,000 shares of our common stock upon the occurrence of certain events, of which options to purchase 500,000 shares are currently vested.

On May 17, 2002, we entered into an "at-will" employment agreement with Mr. Schaffer. The agreement provided for Mr. Schaffer's compensation of salary, benefits and options to purchase up to 450,000 shares of our common stock. On July 2, 2003, we entered into a Confidential Separation Agreement and General Release with Mr. Schaffer. The agreement provided for Mr. Schaffer to receive salary and benefits until August 8, 2003 and for the resignation of Mr. Schaffer as an officer, but not as a director. In exchange for a release of claims and other promises set forth in the agreement, Mr. Schaffer retained certain exercise rights on his vested options of 90,000 shares until the earlier of (i) eighteen (18) months from his resignation as a member of our Board of Directors or other subsequent consulting relationship with us, or (ii) July 19, 2008.

On May 31, 2002, we entered into a Confidential Separation Agreement and General Release of Claims with Mr. Lloyd, our former Chief Operating Officer and Chief Financial Officer. The agreement provided for the resignation of Mr. Lloyd as an officer and director of SpaceDev, Inc. and Integrated Space Systems, Inc., effective June 14, 2002. In exchange for a release of claims and other promises set forth in the agreement, Mr. Lloyd received $36,000 and an extension of the exercise period of each of his non-statutory stock options for a five-year period from the original date of grant. Until May 31, 2003, the agreement also prohibits Mr. Lloyd from soliciting our employees, inducing any customer away from us or representing himself on our behalf.

On February 14, 2003, we entered into an "at-will" employment agreement with Mr. Slansky. The agreement provided for Mr. Slansky's compensation of salary, benefits and options to purchase up to 385,000 shares of our common stock. The agreement also provided for severance under certain termination provisions and prohibits Mr. Slansky from soliciting our employees or competing with us, if he were to leave the Company.

On November 17, 2003, we entered into an "at-will" employment relationship with Mr. Dario ("Dan") DaPra to become our Vice President of Engineering. Our offer letter provided for Mr. DaPra's compensation of salary, benefits and options to purchase up to 250,000 shares of our common stock. The offer letter also provided for severance under certain termination provisions and prohibits Mr. DaPra from soliciting our employees or competing with us. Mr. DaPra resigned on March 5, 2004 and subsequently entered into a Confidential Separation Agreement and General Release with us. The Agreement provides for Mr. DaPra to receive one-half pay through April 30, 2004 in lieu of severance, and to retain options on 40,000 shares of our stock with the ability to exercise those options until October 31, 2004.

EMPLOYEE  BENEFITS

At our 1999 Annual Stockholder Meeting, the shareholders adopted an Incentive Employee Stock Option Plan under which its Board of Directors may grant our employees, directors and affiliates Incentive Stock Options, Supplemental Stock Options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock on the date the option is granted. Pursuant to our plan, the exercise price for the Supplemental Stock Options will not be less than 85% of the fair market value of the stock on the date the option is granted. We are required to reserve an amount of common shares equal to the number of shares, which may be purchased as a result of awards made under the Plan at any time.

At the 2000 Annual Stockholder Meeting, the shareholders approved an amendment to the Stock Option Plan of 1999, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock and allowing the Board of Directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2001 and 2002, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet the Company's needs. As of December 31, 2003, 4,184,698 shares were authorized for issuance under the Plan, 3,124,807 of which are currently subject to outstanding options and awards and options on 37,000 shares were exercised in 2003. The Stock Option Plan of 1999 was registered with the U.S. Securities & Exchange Commission on Form S-8.

During 2003, we issued non-statutory options to purchase 140,000 shares to our independent directors for attendance at our 2003 Board of Directors meetings. In addition to the Stock Option Plan of 1999, our shareholders adopted the 1999 Employee Stock Purchase Plan, which authorized our Board of Directors to make twelve consecutive offerings of our common stock to our employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004. We also offer a variety of health, dental, vision, 401(k) and life insurance benefits to our employees in conjunction with our co-employment partner, Administaff.

EQUITY COMPENSATION PLAN INFORMATION


                                      ---------------------------  -------------------  --------------------------
                                      (a)                          (b)                  (c)
                                      ---------------------------  -------------------  --------------------------
Plan category. . . . . . . . . . . .  Number of securities         Weighted-average     Number of securities
                                      to be issued upon            exercise price of    remaining available for
                                      exercise of outstanding      outstanding          future issuance under
                                      issuance options, warrants   options, warrants    equity compensation plans
                                      and rights                   and rights           (excluding securities
                                      reflected in column (a))
Equity
compensation plans . . . . . . . . .                    3,124,807  $              0.93                   1,022,891
approved by
security holders
Equity . . . . . . . . . . . . . . .                    2,500,000  $              2.00                           0
compensation plans
not approved by
security holders
Total. . . . . . . . . . . . . . . .                    5,624,807  $              1.47                   1,022,891
------------------------------------  ---------------------------  -------------------  --------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 4, 2004 concerning the beneficial ownership of the Company's common stock by (i) each director, (ii) each named executive officer, (iii) each shareholder known by us to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and
(iv) the directors and officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock owned by them.





Title of                Name and Address of            Amount and                 Percent of
Class                   Beneficial Owner               Nature of                     Class(1)
                                                       Beneficial
                                                       Ownership(1)
----------              ----------------------         ------------               -----------
..0001 par               James W. Benson, CEO           9,748,373(2)                    49.56%
value                   and Chairman
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               Richard B. Slansky               180,357(3)                     0.92%
value                   13855 Stowe Drive
common                  Poway, California 92064
stock

..0001 par               J. Mark Grosvenor              1,330,376(4)                     6.76%
value                   13855 Stowe Drive
common                  Poway, California 92064
stock

..0001 par               Curt Dean Blake                  128,430(5)                     0.65%
value                   Director
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               Wesley T. Huntress Jr.            80,515(6)                     0.41%
value                   Director
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               General Howell M.                 54,167(7)                     0.28%
value                   Estes III, Director
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               Robert S. Walker                  54,167(8)                     0.28%
value                   Director
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               Stuart Schaffer, Director        218,206(9)                     1.11%
value                   13855 Stowe Drive
common                  Poway, California 92064
stock

..0001 par               Scott McClendon                   15,230(10)                    0.08%
value                   Director
common                  13855 Stowe Drive
stock                   Poway, California 92064

..0001 par               Officers and Directors as     11,809,821(11)                   60.04%(1)
value                   a group (10 Persons)
common
stock
------------------------------------------------------------------------------------------------


(1) Where persons listed on this table have the right to obtain additional shares of our common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from March 4, 2004, these additional shares are deemed to be beneficially owned for the purpose of computing the amount and percentage of common stock owned by such persons. Percentages are based on total outstanding shares on March 4, 2004 plus options and warrants that will become exercisable within 60 days of March 4, 2004, for a total of 19,670,844 shares.

(2) Represents 8,257,647 shares held directly by Mr. Benson and his wife, Susan Benson, (including 486,647 shares as part of the Company's convertible debt repayment when he converted $187,500 of his debt into shares in 2003); 497,413 shares transferred from SD Holdings, LLC to Space Development Institute, a 501(c)(3) corporation; plus vested options on 506,666 shares; and, warrants on 486,647 shares (Mr. Benson forgave half of his warrants on 973,294 shares as part of the convertible debt repayment). In addition, Mr. Benson has unvested options on 2,003,334 shares. In 2003, 8,245,000 shares were transferred from SD Holdings, LLC, an entity previously controlled by Mr. Benson, directly to Mr. Benson and his children. Mr. Benson's children now hold 1,312,000 shares. Mr. Benson disclaims ownership of shares held by his children.

(3) Mr. Slansky owns 40,895 shares of which 38,462 shares he purchased for cash in a private transaction with Mr. Skarupa, the Company's former Vice President of Operations; 38,462 warrants which were also purchased from Mr. Skarupa; and, vested options on 101,000 shares. Mr. Slansky also holds 254,000 unvested options.

(4) Mr. Grosvenor owns 665,188 shares of our common stock plus 665,188 vested warrants that he purchased in our private placement. On May 6, 2003, Mr. Grosvenor was granted options on 19,615 shares, which he forfeited upon his resignation from the Board on September 15, 2003.

(5) Mr. Blake owns 30,612 shares of our common stock plus 30,612 vested warrants that he purchased in our private placement. Mr. Blake also owns 67,206 vested options, which he received as compensation for his participation on our Board of Directors. In addition, Mr. Blake has unvested options on 22,500 shares.

(6) Mr. Huntress owns 8,868 shares of our common stock. Mr. Huntress also owns 71,647 vested options, which he received as compensation for his participation on our Board of Directors. In addition, Mr. Huntress has unvested options on 30,000 shares.

(7) General Estes III owns 54,167 vested options, which he received as compensation for his participation on our Board of Directors. In addition, General Estes III has unvested options on 32,500 shares.

(8) Mr. Walker owns 54,167 vested options, which he received as compensation for his participation on our Board of Directors. In addition, Mr. Walker has unvested options on 27,500 shares.

(9) Mr. Schaffer owns 64,103 warrants, however in 2003 as part of the Company's convertible debt repayment, Mr. Schaffer forgave 64,103 warrants and converted $25,000 of his debt to the Company into 64,103 shares. Mr. Schaffer also owns 90,000 vested options, which he received as part of his compensation package as Vice President of Product Development and Marketing.

(10) Mr. McClendon owns 15,230 vested options, which he received as compensation for his participation on our Board of Directors. In addition, Mr. McClendon has unvested options on 30,230 shares.

(11) Officers and directors as a group include our seven Board members, one of whom is also an officer of the Company, Messrs. Grosvenor, Slansky and Simpson. Mr. Simpson holds no beneficially owned shares but holds unvested options on 250,000 shares, which are not included in the calculation.

                            DESCRIPTION OF SECURITIES

     COMMON  STOCK

     We are authorized to issue up to 50,000,000 shares of our $.0001 par value common stock, of which 17,813,704 shares are issued and outstanding as of May
4, 2004 . The Board of Directors may issue additional shares of Common Stock without the consent of the holders of Common Stock.

     Voting  Rights
     --------------

     Each outstanding share of Common Stock is entitled to one vote. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of our directors, if they so choose.

     No  Preemptive  Rights
     ----------------------

     Holders  of  Common  Stock  are  not  entitled  to  any  preemptive rights.

     Dividends  and  Distributions
     -----------------------------

     Holders of Common Stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefore and to share pro rata in any distributions to holders of Common Stock upon liquidation or otherwise. However, we have not paid cash dividends on our Common Stock, and do not expect to pay such dividends in the foreseeable future.

     WARRANTS

     The Warrants, excluding the Laurus Warrant, are exercisable immediately upon issuance for the purchase of one additional share of Common Stock at an exercise price equal to the price paid for the Common Stock, and expire on the third anniversary date of the date of issuance.

     TRANSFER  AGENT  AND  REGISTRAR

     We use Continental Stock Transfer and Trust, 17 Battery Place, 8th Floor, New York, NY 10004, as our transfer agent for our Common Stock. Corporate Stock Transfer can be contacted via telephone at (212) 845-3215. To exercise your Warrants, you must submit a notice of exercise to us, and we will have the underlying Common Stock issued to you via the transfer agent.

  DISCLOSURE  OF  COMMISSION  POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our Articles of Incorporation provide that our directors, officers, employees or agents shall be indemnified as to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as long as the director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty.

     In addition, our Articles of Incorporation and Bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our Articles of Incorporation and Bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person.

     We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     The Sarbanes-Oxley Act of 2002 ("Act") established the Public Company Accounting Oversight Board ("PCAOB") and charged it with the responsibility of overseeing the audits of public companies that are subject to the federal securities laws. Under the Act, the PCAOB's duties include the establishment of a registration system for public accounting firms. The PCAOB has proposed rules for the registration process, which will require approval of the U.S. Securities Commission ("SEC") prior to enforcement. Within 180 days after SEC approval, all public accounting firms will be required to register with the PCAOB if they wish to prepare or issue audit reports on U.S. public companies, or to play a substantial role in the preparation or issuance of such reports. Once registered, public accounting firms will be required to file periodic reports with the PCAOB. At this time, the cost of compliance with these new rules cannot be determined, and, as a result of the recent legislation, the cost of professional liability insurance for public accounting firms has dramatically increased. We were informed by our independent auditor, Nation Smith Hermes

Diamond, Accountants and Consultants, P.C. ("Nation Smith"), that it would not register with the PCAOB and, as a result, would not be able to continue to act as our independent auditor once the rules were in effect. Nation Smith did not resign its position as a result of any disagreements with us on accounting or financial disclosure issues.

     Effective June 2, 2003, we confirmed with our auditors, Nation Smith Hermes Diamond, P.C., "Nation Smith"), that Nation Smith would no longer be representing us as our accountants, except to provide consent herein. As of that date, we informed Nation Smith that we were engaging a new audit firm as our accountants.

     Nation Smith last reported on Registrant's financial statements as of February 13, 2003. The report, which covered the two fiscal years ended December 31, 2002, was an unqualified report modified for going concern. While Nation Smith expressed concern as to the Registrant's ability to remain a going concern, neither the report nor the financial statements for the periods contained any other adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles.

     Our Board of Directors ratified the change of independent accountants on June 3, 2003.

     During our fiscal year 2002 and the subsequent interim period through July 25, 2003, there were no disagreements with Nation Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to Nation Smith's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During fiscal year 2002 and the subsequent interim period through July 25, 2003, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(v)).

     During fiscal year 2002 and the subsequent interim period through July 25, 2003, Nation Smith did not advise us that the internal controls necessary for us to develop reliable financial statements do not exist.

     During fiscal year 2002 and the subsequent interim period through July 25, 2003, Nation Smith did not advise us that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made Nation Smith unwilling to be associated with the financial statements prepared by management.

     During fiscal year 2002 and the subsequent interim period through July 25, 2003, Nation Smith did not advise us that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

     During fiscal year 2002 and the subsequent interim period through July 25, 2003, Nation Smith did not advise us that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     We requested that Nation Smith furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 4, 2003, was filed as Exhibit 16.1 to our Form 8-K filing of the same date.

     We engaged PKF, Certified Public Accountants, A Professional Corporation ("PKF"), as our new independent accountants on June 2, 2003 for the fiscal year ending December 31, 2003, and to review our quarterly financial statements for the periods ending June 30, 2003 and September 30, 2003. Prior to June 2, 2003, we had not consulted with PKF regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by PKF concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B.

                                     EXPERTS

     The financial statements included in the Prospectus have been audited by PKF International, independent certified public accountants, for the year ending December 31, 2003 and Nation Smith Hermes Diamond, P.C., independent certified public accountants, for the year ending December 31, 2002 and 2001, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     Weintraub Dillon PC, our independent legal counsel, has provided an opinion on the validity of our common stock.

                                LEGAL PROCEEDINGS
On June 18, 2001, we entered into a relationship with two individuals (doing business as EMC Holdings Corporation ("EMC")), whereby EMC was to provide certain consulting and advisory services to us in exchange for our common stock. EMC received the first installment of 500,000 shares of our common stock on June 26, 2001. Total expense for the initial stock issuance through September 30, 2001 was valued at approximately $455,000. Pursuant to a demand for arbitration filed by us on November 7, 2001, we sought the return of all or a portion of the shares issued to EMC. EMC filed its own claim with the American Arbitration Association on November 13, 2001, alleging that we owed EMC $118,000 in fees, plus damages.

A three-day arbitration hearing was held in May and June 2002 with respect to claims arising out of consulting and advisory service agreements between EMC and us. On July 17, 2002, an interim award was issued in favor of us against EMC, ordering the return of the initial installment of 500,000 shares and denying EMC's claim for $118,000. On October 22, 2002, a status conference was held and a tentative final award was issued again in the favor of us. Included in this tentative final ruling was an award of approximately $83,000 in attorney and arbitration fees to us. The tentative final ruling became effective on October 29, 2002, and was submitted to the Superior Court of California, Orange County, for entry of judgment.

Because collection of the attorney and arbitration fees award is not assured, we expensed all of our fees related to this matter. Any recovery of fees will be recorded as income in the period they are received. The return of the 500,000 shares, as provided in the interim award issued on July 17, 2002, was recorded in the third quarter of 2002 as a reversal of the original expense recorded. See "Results of Operations" below. In June 2003, we ceased efforts to recover the awarded fees, as it was determined that the cost to pursue collection exceeded the likelihood of collection.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our filings with the Commission are also available to the public at the Commission's Web site at http://www.sec.gov. Our common stock is quoted on The Over-the-Counter Bulletin Board (OTCBB). Our reports, proxy statements and other information are also available to the public on the OTCBB's Web site at http://www.otcbb.com.

     This prospectus is part of a registration statement on Form SB-2 filed with the Commission under the Securities Act. This prospectus may omit some of the information contained in the registration statement. You should refer to the registration statement for further information with respect to our company and the securities offered under this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission is not necessarily complete, and in each case you should refer to the copy of the document filed for more complete information.

                                                                  SPACEDEV, INC.
                                                                AND SUBSIDIARIES
                                                                        CONTENTS



                        CONSOLIDATED FINANCIAL STATEMENTS



REPORT  OF  INDEPENDENT  AUDITORS                                   F-2  to  F-3

FINANCIAL  STATEMENTS
     Consolidated  Balance  Sheets                                  F-4  to  F-5
     Consolidated  Statements  of  Operations                                F-6
     Consolidated  Statements  of  Stockholders'  Deficit           F-7  to  F-9
     Consolidated  Statements  of  Cash  Flows                    F-10  to  F-11
     Notes  to  Consolidated  Financial  Statements               F-12  to  F-32

Report  of  Independent  Auditors


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheet of SPACEDEV, INC. AND SUBSIDIARIES (see Note 1(c) to the consolidated financial statements) as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/  PKF

San  Diego,  California
February  11,  2004  (except  for  Note  11 for which the date is April 2, 2004)

Report  of  Independent  Auditors


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheet of SPACEDEV, INC. AND SUBSIDIARIES (see Note 1(c) to the consolidated financial statements) as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company incurred a net loss of $376,160 for the year ended December 31, 2002, and had a working capital deficit of $197,381 as of December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nation  Smith  Hermes  Diamond  P.C.

/s/  Nation  Smith  Hermes  Diamond

San  Diego,  California
February  13,  2003


                                                                  SPACEDEV, INC.
                                                                AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS

 December 31, . . . . . . . . . . . . . . . . . . . . .        2003        2002
-------------------------------------------------------  ----------  ----------
 ASSETS

 CURRENT ASSETS
    Cash (Note 10(a)) . . . . . . . . . . . . . . . . .  $  592,006  $   27,648
    Accounts receivable (Note 10(b)). . . . . . . . . .     187,062      82,325
    Inventory . . . . . . . . . . . . . . . . . . . . .       9,961       1,729
    Receivable for assets held for sale (Note 2). . . .           -   3,150,124
    Costs in excess of billings and estimated earnings.           -     281,175
    Work in Progress. . . . . . . . . . . . . . . . . .     110,490           -

 Total current assets . . . . . . . . . . . . . . . . .     899,519   3,543,001
-------------------------------------------------------  ----------  ----------

 FIXED ASSETs - Net (Notes 1(g) and 2). . . . . . . . .     137,532     141,488

 CAPITALIZED SOFTWARE  COSTS. . . . . . . . . . . . . .           -     103,508

 OTHER ASSETS . . . . . . . . . . . . . . . . . . . . .      47,768      23,960
-------------------------------------------------------  ----------  ----------

 TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . .  $1,084,819  $3,811,957
-------------------------------------------------------  ----------  ----------
-------------------------------------------------------  ----------  ----------


     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                     SPACEDEV, INC.
                                                                                   AND SUBSIDIARIES

                                                                        CONSOLIDATED BALANCE SHEETS

 December 31, . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2003           2002
---------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSDEFICIT

 CURRENT LIABILITIES
    Current portion of notes payable (Note 4(a)). . . . . . . . . . .  $     41,464   $  2,431,134
    Current portion of capitalized lease obligations (Note 9(a)). . .        10,332         32,783
    Notes payable - related party (Note 4(b)) . . . . . . . . . . . .        80,000        174,665
    Convertible debt notes payable (Note 5) . . . . . . . . . . . . .             -        127,075
    Accounts payable and accrued expenses . . . . . . . . . . . . . .       311,606        598,480
    Accrued payroll, vacation and related taxes . . . . . . . . . . .        84,001        174,188
    Customer deposits and deferred revenue (Note 1(f)). . . . . . . .             -         69,402
    Revolving line of credit (Note 4(c)). . . . . . . . . . . . . . .       748,893
    Provision for anticipated loss (Note 10(c)) . . . . . . . . . . .             -         11,044
    Employee Stock Purchase Plan (Note (7(b)) . . . . . . . . . . . .         5,498              -
    Other accrued liabilities (Note 9(b)) . . . . . . . . . . . . . .       248,530        121,611
---------------------------------------------------------------------  -------------  -------------

 TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . .     1,530,324      3,740,382
---------------------------------------------------------------------  -------------  -------------

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 4(A)) . . . . . . . . .        46,127         89,052

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES (NOTE 9(A)) .         5,253          8,431

 NOTES PAYABLE - RELATED PARTY, LESS CURRENT MATURITIES (NOTE 4(B)) .       505,522        563,831

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 2). . . . . . . . . . . .     1,065,221      1,172,720

 DEFERRED REVENUE (NOTE 1(F)) . . . . . . . . . . . . . . . . . . . .         5,000          5,000
---------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . .     3,157,447      5,579,416
---------------------------------------------------------------------  -------------  -------------

 COMMITMENTS AND CONTINGENCIES (NOTES 9)

 STOCKHOLDERSDEFICIT
   Convertible preferred stock, $.0001 par value, 10,000,000 shares
     authorized, no shares issued or outstanding (Note 8(a)). . . . .             -              -
   Common stock, $.0001 par value; 50,000,000 shares authorized, and
     16,413,260 and 14,447,640 shares issued and outstanding,
     respectively (Note 8(b)) . . . . . . . . . . . . . . . . . . . .         1,641          1,447
   Additional paid-in capital . . . . . . . . . . . . . . . . . . . .     9,243,507      8,302,803
   Additional paid-in capital - stock options (Note 8(d)) . . . . . .       750,000        750,000
   Deferred compensation (Note 8(d)). . . . . . . . . . . . . . . . .      (250,000)      (250,000)
   Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . .   (11,817,776)   (10,571,709)
---------------------------------------------------------------------  -------------  -------------

 TOTAL STOCKHOLDERSDEFICIT. . . . . . . . . . . . . . . . . . . . . .    (2,072,628)    (1,767,459)
---------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . . . . .  $  1,084,819   $  3,811,957
---------------------------------------------------------------------  -------------  -------------
---------------------------------------------------------------------  -------------  -------------



     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                       SPACEDEV, INC.
                                                                                     AND SUBSIDIARIES

                                                                CONSOLIDATED STATEMENTS OF OPERATIONS



 Years Ended December 31,. . . . . . . . . . . . . . .         2003                       2002
------------------------------------------------------  ------------  ------------  -----------  ----

 NET SALES . . . . . . . . . . . . . . . . . . . . . .  $ 2,956,322           100%  $3,370,118   100%
------------------------------------------------------  ------------  ------------  -----------  ----

 Cost of sales . . . . . . . . . . . . . . . . . . . .    2,414,997            82%   3,348,671    99%
 Anticipated loss on uncompleted contract (Note 10(c))            -                    (58,941)   -2%
------------------------------------------------------  ------------  ------------  -----------  ----

 TOTAL COST OF SALES . . . . . . . . . . . . . . . . .    2,414,997            82%   3,289,730    98%
------------------------------------------------------  ------------  ------------  -----------  ----

 GROSS MARGIN. . . . . . . . . . . . . . . . . . . . .      541,325            18%      80,388     2%
------------------------------------------------------  ------------  ------------  -----------  ----

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . . . . . .      394,974            13%     257,648     8%
    Research and development . . . . . . . . . . . . .      281,280            10%           -     0%
    Stock and stock option based compensation. . . . .        9,170             0%       2,938     0%
    General and administrative . . . . . . . . . . . .      745,993            25%     260,882     8%
    EMC - stock based compensation (Note 8(b)) . . . .            -             0%    (455,000)  -14%

 TOTAL OPERATING EXPENSES. . . . . . . . . . . . . . .    1,431,417            48%      66,468     2%
------------------------------------------------------  ------------  ------------  -----------  ----

 INCOME/(LOSS) FROM OPERATIONS . . . . . . . . . . . .     (890,092)          -30%      13,920     0%
------------------------------------------------------  ------------  ------------  -----------  ----

 NON-OPERATING EXPENSE/(INCOME)
    Interest expense . . . . . . . . . . . . . . . . .       91,492             3%     263,480     8%
    Non-cash interest expense debt discount (Note 5) .      112,500             4%     125,000     4%
    Gain on Building Sale (Note 4(a)). . . . . . . . .     (107,499)           -4%           -     0%
    Loan Fee - Equity Compensation (Note 4(c) & 5) . .      257,882             9%           -     0%
------------------------------------------------------  ------------  ------------  -----------  ----
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . . . . . .      354,375            12%     388,480    12%
------------------------------------------------------  ------------  ------------  -----------  ----

 LOSS BEFORE INCOME TAXES. . . . . . . . . . . . . . .   (1,244,467)          -42%    (374,560)  -11%
 Income tax provision (Notes 1(j) and 6) . . . . . . .        1,600             0%       1,600     0%
------------------------------------------------------  ------------  ------------  -----------  ----
 NET LOSS. . . . . . . . . . . . . . . . . . . . . . .  $(1,246,067)          -42%  $ (376,160)  -11%
------------------------------------------------------  ------------  ------------  -----------  ----
------------------------------------------------------  ------------  ------------  -----------  ----
 NET LOSS PER SHARE:
   Net loss. . . . . . . . . . . . . . . . . . . . . .  $     (0.08)                $    (0.03)
------------------------------------------------------  ------------  ------------  -----------  ----

   Weighted-Average Shares Outstanding . . . . . . . .   16,092,292                  14,744,423
------------------------------------------------------  ------------  ------------  -----------  ----


     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                   SPACEDEV, INC.
                                                                                 AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT




                                                                         Common Stock
                                                                         --------------
                                                                         Shares          Amount
                                                                         --------------  --------

BALANCE AT JANUARY 1, 2002. . . . . . . . . . . . . . . . . . . . . . .     14,817,580   $ 1,481
Common stock issued for cash (Note 8(b)). . . . . . . . . . . . . . . .        153,060        15
Reversal of common stock issued for services (Note 8 (b)) . . . . . . .       (493,000)      (49)
Warrants issued for convertible debt program (Note 5 and 8(c)). . . . .              -         -

  Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -         -
-----------------------------------------------------------------------  --------------  --------

BALANCE AT DECEMBER 31, 2002. . . . . . . . . . . . . . . . . . . . . .     14,477,640     1,447
Common stock issued for cash (Note 8(b)). . . . . . . . . . . . . . . .        861,267        86
Common stock issued from notes on revolving credit facility (Note 4(c))        415,000        42
Common stock issued for services (Note 8(b)) . . . . . . . . . . . . .           7,500         1
Common stock issued from convertible debt program (Note 5 and 8(c)) . .        614,853        61
Common stock issued from employee stock options (Note 7(b)) . . . . . .         37,000         4

Warrants issued for convertible debt program (Note 5 and 8(c)). . . . .              -         -

   Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -         -
-----------------------------------------------------------------------  --------------  --------

BALANCE AT DECEMBER 31, 2003. . . . . . . . . . . . . . . . . . . . . .     16,413,260   $ 1,641



     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                        SPACEDEV, INC.
                                                                                                      AND SUBSIDIARIES

                                                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                          Additional
                                                                          Additional    Paid-In
                                                                          Paid-in       Capital -       Deferred
                                                                          Capital       Stock Options   Compensation

BALANCE AT JANUARY 1, 2002 . . . . . . . . . . . . . . . . . . . . . . .  $ 8,204,831   $      750,000  $    (250,000)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . .       74,985                -              -
Reversal of common stock issued for services (Note 8 (b)). . . . . . . .     (452,013)               -              -
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . .      475,000                -              -

  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -                -              -
------------------------------------------------------------------------  ------------  --------------  --------------

BALANCE AT DECEMBER 31, 2002 . . . . . . . . . . . . . . . . . . . . . .    8,302,803          750,000       (250,000)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . .      425,856                -              -
Common stock issued from notes on revolving credit facility (Note 4(c))       354,679                -              -
Common stock issued for services (Note 8(b)). . . . . . . . . . . . . .         9,169                -              -
Common stock issued from convertible debt program (Note 5 and 8(c)). . .      368,850                -              -
Common stock issued from employee stock options (Note 7(b)). . . . . . .       19,650                -              -

Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . .     (237,500)
   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -                -              -

------------------------------------------------------------------------  ------------  --------------  --------------

BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . .  $ 9,243,507   $      750,000  $    (250,000)



     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                       SPACEDEV, INC.
                                                                                     AND SUBSIDIARIES

                                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT




                                                                          Accumulated
                                                                          Deficit        Total

BALANCE AT JANUARY 1, 2002 . . . . . . . . . . . . . . . . . . . . . . .  $(10,195,549)  $(1,489,237)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . .             -        75,000
Reversal of common stock issued for services (Note 8(b)). . . . . . . .              -      (452,062)
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . .             -       475,000
                                                                                     -
   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (376,160)     (376,160)
------------------------------------------------------------------------  -------------  ------------
                                                                                     -
BALANCE AT DECEMBER 31, 2002 . . . . . . . . . . . . . . . . . . . . . .   (10,571,709)   (1,767,459)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . .             -       425,942
Common stock issued from notes on revolving credit facility (Note 4(c))              -       354,721
Common stock issued for services (Note 8(b)). . . . . . . . . . . . . .              -         9,170
Common stock issued from convertible debt program (Note 5 and 8(c)). . .             -       368,911
Common stock issued from employee stock options (Note 7(b)). . . . . . .             -        19,654

Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . .             -      (237,500)
   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,246,067)   (1,246,067)
                                                                                     -

BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . .  $(11,817,776)  $(2,072,628)



     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                SPACEDEV, INC.
                                                                              AND SUBSIDIARIES

                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS

 Years Ended December 31,. . . . . . . . . . . . . . . . . . . . . .         2003        2002
--------------------------------------------------------------------  ------------  ----------

 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(1,246,067)  $(376,160)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization . . . . . . . . . . . . . . . .      166,971     357,692
       Contributed assets. . . . . . . . . . . . . . . . . . . . . .            -     (16,251)
       (Gain) loss on disposal of assets . . . . . . . . . . . . . .     (107,499)      7,410
       Non-cash interest expense - convertible debt program. . . . .      131,411     125,000
       Non-cash loan fees. . . . . . . . . . . . . . . . . . . . . .      126,471           -
       Common stock issued for compensation and services . . . . . .        9,170    (452,062)
       Change in operating assets and liabilities: . . . . . . . . .            -           -

         Accounts receivable . . . . . . . . . . . . . . . . . . . .     (104,737)    208,290
         Work in Progress. . . . . . . . . . . . . . . . . . . . . .     (110,490)          -
         Prepaid and other current assets. . . . . . . . . . . . . .      (33,888)     10,168
         Inventory . . . . . . . . . . . . . . . . . . . . . . . . .       (8,232)     (1,729)
         Convertible debt notes payable. . . . . . . . . . . . . . .      130,661           -
         Costs in excess of billings and estimated earnings. . . . .      281,175    (281,175)
         Accrued interest revolving line of credit . . . . . . . . .       13,601           -
         Accounts payable and accrued expenses . . . . . . . . . . .     (286,874)    202,641
         Accrued payroll, vacation and related taxes . . . . . . . .      (90,187)     15,936
         Customer deposits and deferred revenue. . . . . . . . . . .      (69,402)   (158,319)
         Employee Stock Purchase Plan. . . . . . . . . . . . . . . .        5,498           -
         Billings in excess of costs incurred and estimated earnings            -    (302,553)
         Provision for anticipated loss. . . . . . . . . . . . . . .      (11,044)    (91,241)
         Accrued interest - related party. . . . . . . . . . . . . .       47,023      45,265
         Other accrued liabilities . . . . . . . . . . . . . . . . .      126,919         115
--------------------------------------------------------------------  ------------  ----------

 NET CASH (USED IN) OPERATING ACTIVITIES . . . . . . . . . . . . . .   (1,029,520)   (706,973)


CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from the sale of building. . . . . . . . . . . . . . . . .    3,150,124      50,000
    Purchases of fixed assets. . . . . . . . . . . . . . . . . . . .      (39,292)     (1,900)
--------------------------------------------------------------------  ------------  ----------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES. . . . . . . . .    3,110,832      48,100


 CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds (payments) from convertible debt program. . . . . . . .     (257,736)    475,000
    Principle payments on notes payable. . . . . . . . . . . . . . .   (2,432,595)    (65,785)
    Principal payments on capitalized lease obligations. . . . . . .      (35,764)    (37,330)
    Payments on notes payable - related party. . . . . . . . . . . .     (199,997)    (66,667)
    Proceeds from revolving credit facility. . . . . . . . . . . . .      963,542           -
    Proceeds on notes payable - related party. . . . . . . . . . . .            -      94,666
    Proceeds from issuance of common stock . . . . . . . . . . . . .      445,596      75,000

 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES . . . . . . . .   (1,516,954)    474,884


 Net increase/(decrease) in cash . . . . . . . . . . . . . . . . . .      564,358    (183,989)


 CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . . . . .       27,648     211,637
--------------------------------------------------------------------  ------------  ----------

 CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . . . . .  $   592,006   $  27,648
--------------------------------------------------------------------  ------------  ----------
--------------------------------------------------------------------  ------------  ----------


     The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                       SPACEDEV, INC.
                                                                                                     AND SUBSIDIARIES

                                                                                CONSOLIDATED STATEMENTS OF CASH FLOWS



 Years Ended December 31,. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2003      2002
--------------------------------------------------------------------------------------------------  -------  --------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $41,726  $249,385
     Income Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,600  $  1,600

 NONCASH INVESTING AND FINANCING ACTIVITIES:

     During 2003 and 2002, the Company issued 7,500 and 7,000 shares of restricted shares of stock for employee awards and services and for summer & student interns and recorded expenses of $9,170 and $2,900, respectively.

     During 2003 and 2002, the Company issued 861,267 and 153,060 shares of restricted shares of stock under the Company's Private Placement Memorandum for cash of $425,942 and $75,000, respectively.

     During 2003, the Company eliminated its convertible debt by repaying half of the notes in cash ($237,500) and having the note holders convert the other half into 614,853 shares of the Company's common stock. The Company recorded additional loan fees of $131,411 and charged these fees to equity.

     During 2003, the Company issued 415,000 shares of its common stock to the Laurus Master Fund from conversions of its convertible debt notes under its revolving credit facility with Laurus; thereby realizing a corresponding reduction in debt of $228,250. The Company recorded additional loan fees of $126,471 and charged these fees to equity.

     During 2003, the Company issued 37,000 shares of stock converted from employee stock options for $19,654 in cash.

     During 2002, the Company recovered 500,000 shares of stock for a credit of $455,000 upon final judgment of the outstanding litigation against EMC Holdings, Inc. The expense for this matter was recorded during 2001.

     During  2003  and  2002,  the  Company  financed   $10,135   and   $20,472,
respectively,  in  fixed  assets  through  various  capital  lease  obligations.



     The accompanying notes are an integral part of these consolidated financial statements.

                                                                  SPACEDEV, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

(a)     Nature  of  operations

SPACEDEV, INC. (the "Company") is engaged in the conception, design, development, manufacture, integration and operations of SPACE TECHNOLOGY SYSTEMS, products and services. The Company is currently focused on the development of low-cost micro-satellites, nano-satellites and related subsystems, hybrid rocket propulsion as well as associated engineering and technical services, primarily to government agencies, and specifically to the United States Department of Defense. The Company's products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based orbital Maneuvering and orbital Transfer Vehicles ("MoTVs") as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. The Company believes there will be an evolving and developing commercial market for its space technology systems (e.g., its micro-satellite and nano-satellite products and services) in the long-term. In the short-term, the early adopters of this technology appear to be in the United States Department of Defense and the Company's "products" are considered to be the outcome of specific projects. The Company is also designing and developing commercial hybrid rocket motors and small high performance space vehicles and subsystems for commercial customers (e.g., Scaled Composites' SpaceShipOne) and military customers (e.g., the Air Force Research Laboratory.

The Company was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. (See Notes 8(a) and 8(b).) For accounting purposes, the transaction was accounted for as a reverse merger with the Company as the acquirer. Since SpaceDev had minimal assets prior to the merger, the transaction was accounted for as the sale of the Company's common stock for net assets of $1,232. The Company became publicly traded in October 1997 and is currently trading on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

In February 1998, the Company's operations were expanded with the acquisition of Integrated Space Systems, Inc. ("ISS"), a California corporation founded for the purpose of providing engineering and technical services related to space-based systems. The ISS employee base, acquired upon acquisition, largely consisted of former Atlas and General Dynamics personnel and enlarged its then current employee base to 20 employees. ISS was purchased for approximately $3.6 million, paid in Rule 144 restricted common shares of SpaceDev. Goodwill of approximately $3.5 million was capitalized and was to be amortized over a period of sixty (60) months, based on the purchase price exceeding the net asset value of approximately $164,000. As a result of a change in corporate focus, on November 15, 2001, the Company determined that the unamortized balance of goodwill from ISS, which was approximately $923,000, had become impaired and it was written-off. While the ISS segment did provide small hybrid propulsion space systems and engineering services on separate contracts (mainly with government agencies), the engineering service contracts had expired and, therefore, would not be producing revenue or cash flow to support future operations. The Company determined that all future business, contracts and proposals would be sought after only in the SpaceDev name, making it a more efficient way for it to manage and track multiple contracts and work on many different business ventures at the same time within the same operating segment. The Company filed for dissolution of ISS in December 2003, since all activities have been integrated into SpaceDev, Inc.

(b)     Prior  year  going  concern

The Company's auditors, PKF, expressed in their formal auditors' opinion dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004), that in their opinion, based on their audit, the Company's consolidated financial statements referred to herein present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2003, and the consolidated results of our operations and our cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. In previous years, including the opinion issued by the Company's previous auditors, Nation Smith, dated February 13, 2003, they expressed an opinion that our financial position raised substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements as of December 31, 2003 have been prepared assuming the Company will continue as a going concern. However, in 2002, the Company had a working capital deficit of $197,381 and incurred a net loss of $376,160 for the year ended December 31, 2002. The working capital deficit, together with the total net loss, raised, at that time, substantial doubt about the Company's ability to continue as a going concern. Subsequent to December 2003, the Company was awarded a $43,362,271 contract from MDA and after analysis of the Company's projections (including revenue projections) for the next several quarters and other relevant factors, the Company's current auditors, PKF, concluded there is no longer substantial doubt as to the Company's ability to continue as a gong concern, and has, therefore, not included the going concern language in its report dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) for the year ended December 31, 2003. Management believes that this was appropriate and reflects the Company's improved financial condition, its ability to forecast more accurately and further validate customer demand for the Company's technology, products and services. Management still intends to obtain new commercial and government contracts, continue to utilize (and possibly expand) its revolving credit facility and possibly raise some additional equity capital in a public or private offering or fund-raising effort. Regardless, management may seek additional capital through a combination of public and private debt or equity placements in the future. There can be no assurance that existing contracts will be completed successfully or that new contracts or additional debt or equity financing that may be needed to fund operations will be available or, if available, obtained in sufficient amounts necessary to meet the Company's needs. Management does believe that current contracts will be sufficient to fund the Company through 2004.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(c)     Principles  of  consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiary SpaceDev Oklahoma and former wholly-owned inactive subsidiary Integrated Space Systems, Inc., a California corporation. The Company filed for dissolution of Integrated Space Systems in December 2003, since all activities have been integrated into SpaceDev, Inc.

(d)     Use  of  estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(e)     Software  Development  Costs

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are capitalized as development costs prior to the design of a detailed program or working model. Costs incurred subsequent to the product release and development costs performed under contract are charged to operations. Beginning in the second quarter 2002, and completing in 2003, capitalized software costs were being amortized over their estimated useful life of eighteen months using the straight-line method. Periodically and at least annually, management performs a review for impairment in accordance with SFAS No. 144. As of December 31, 2003, the Company had fully amortized the capitalized software costs.

(f)     Revenue  recognition

The Company's revenues in 2003 were derived primarily from United States government cost plus fixed fee (CPFF) contracts compared to a predominance of fixed price contracts in 2002. Revenues from the CPFF contracts during 2003 are recognized as expenses are incurred compared to revenues from fixed price contracts in 2002, which were recognized using the percentage-of-completion method. Estimated contract profits are taken into earnings in proportion to revenues recorded. Revenues under certain long-term fixed price contracts, which provide for the delivery of minimal quantities or require significant amounts of development effort in relation to total contract value, are recorded upon achievement of performance milestones or using the cost-to-cost method of accounting where revenues and profits are recorded based on the ratio of costs incurred to estimated total costs at completion. Losses on contracts are recognized when estimated costs are reasonably determined. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis, a fixed price basis or a per-transaction basis depending on the terms and conditions of the specific contract. Time and material revenues are recognized as services are performed and costs incurred.

In 2002, billings in excess of costs incurred and estimated earnings represent the excess of amounts billed in accordance with the contractual billing terms. Costs in excess of billings represent the excess of actual costs incurred to the amount that is billed to date.

Deferred revenue represents amounts collected from customers for projects, products or services to be provided at a future date.

(g)     Depreciation  and  amortization

Fixed assets are depreciated over their estimated useful lives of three-to-five years using the straight-line method of accounting.

In December 2002, the Company entered an agreement to sell its interest in its only facility, which closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale of its only facility in December 2002, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years (see Note 2). The base rent shall increase by 3.5% per year (see Notes 2 and 9(c)).

(h)     Research  and  development

The Company is actively engaged in design and development activities with its commercial propulsion systems as well as its new projects with the Missile Defense Agency and the Air Force Research Laboratory. The Company has several SBIR (Small Business Innovation Research) grants from the government and continues to seek new SBIR opportunities. Cost incurred under SBIR grants are charged against revenues received under SBIR grants. Non-reimbursable research and development expenditures relating to possible future products are expensed as incurred. The Company incurred $281,280 in non-reimbursable research and development costs during 2003 as compared to no recorded research and development  costs  during  2002.

(i)     Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was approximately $1,460 and $900 in 2003 and 2002, respectively.

(j)     Income  taxes

Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

 (k)     Stock-based  compensation

In October 1995, the FASB (Financial Accounting Standards Board) issued SFAS (Statements of Financial Accounting Standards) No. 123, "Accounting for
Stock-Based Compensation." The Company adopted SFAS No. 123 in 1997. The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB (Accounting Principles Board) Opinion No. 25, "Accounting for Stock Issued to Employees," and has provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. See Note 8(d). During December 2002, FASB issued SFAS No. 148 "Accounting for Stock Based Compensation
- Transition and Disclosure", which amends SFAS No. 123 to require companies to elect to recognize fair value stock based compensation costs in their financial statements or to disclose the pro forma impact of those costs in the footnotes. If the Company had accounted for these options in accordance with SFAS No. 123, the total value of options granted during 2003 and 2002 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net loss would have been as follows:




Years Ended December 31,         2003        2002
------------------------  ------------  ----------
Net loss:
As reported. . . . . . .  $(1,246,067)  ($376,160)
Pro forma. . . . . . . .  $(1,480,592)  ($604,395)
------------------------  ------------  ----------
Loss per Share:
As reported. . . . . . .  $     (0.08)     ($0.03)
Pro forma. . . . . . . .  $     (0.09)     ($0.04)
------------------------  ------------  ----------

(l)     Common  stock,  stock  options  and  warrants  to  non-employees

The Company has valued its stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

(m)     Net  loss  per  common  share

Net loss per common share has been computed on the basis of the weighted average number of shares outstanding, according to the rules of SFAS No. 128, "Earnings per Share." Diluted net loss per share has not been presented, as the computation would result in anti-dilution.

(n)     Financial  instruments

The Company's financial instruments consist primarily of cash, accounts receivable, capital leases and notes payable. These financial instruments are stated at their respective carrying values, which approximate their fair values.

(o)     Segment  reporting

The Company merged its Space Missions Division business segment and ISS business segment in 2002. The Company has one other inactive subsidiary, SpaceDev Oklahoma. The Company follows the requirement of SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131").

(p)     New  accounting  standards

In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from
Extinguishment of Debt," and an amendment of that SFAS, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No.
145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." Further, SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or described their applicability under changed conditions. This pronouncement requires gains and losses from extinguishment of debt to be classified as an extraordinary item only if the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," have been met. Further, lease modifications with economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement 13 shall be effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 did not have a material impact on our consolidated financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 did not have a material impact on our consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of this Statement did not have a material effect on the consolidated financial statements of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement did not have a material effect on the consolidated financial statements of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material effect on the consolidated financial statements of the Company.

2.     FIXED  ASSETS

In December 2002, the Company entered an agreement to sell its interest in its only facility. As of December 31, 2002 the Company listed a receivable held for sale of $3,150,124 which was realized when the transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064.

In conjunction with the sale, the Company entered into a lease agreement with the buyer to lease-back its facilities (see Note 9(c)). The gain on the sale of the facility was deferred and will be amortized in proportion to the gross rental charged to expense over the lease term. Deferred gain of $1,172,720 will be amortized over ten (10) years beginning February 2003 and ending in February 2013. This amortization will be included in the Company's non-operating income and expense.


Fixed  assets  consisted  of  the  following:


December 31,. . . . . . . . .       2003        2002
-----------------------------  ----------  ----------
Capital leases. . . . . . . .  $ 155,802   $ 145,365
Computer equipment. . . . . .    163,721     124,429
Building improvements . . . .      9,488       9,488
Furniture and fixtures. . . .      5,271       5,271
-----------------------------  ----------  ----------
                                 334,282     284,553
Less accumulated depreciation
   and amortization . . . . .   (196,750)   (143,065)
-----------------------------  ----------  ----------
                               $ 137,532   $ 141,488
                               ----------  ----------

Depreciation and amortization expense for fixed assets was approximately $53,000 and $164,000 for the years ending December 31, 2003 and 2002, respectively. Depreciation and amortization expense was significantly less during 2003 due to the sale of our facility in January 2003 and the full amortization of the AMROC technology. (See Note 3(a).)

3.     ACQUISITIONS

All acquisitions have been accounted for using the purchase method of accounting and intangible assets were amortized using the straight-line method. Initial purchase price included stock issued at the date of acquisition, direct acquisition costs and any guaranteed future consideration.

(a)     AMROC
On August 14, 1998, the Company entered an Agreement for License and Purchase of Technology from American Rocket Company (AMROC) with an unrelated individual who had obtained ownership of such technology from AMROC. The intellectual property acquired was hybrid rocket technology that may be modified and used in the future operations of the Company. Upon execution of the Agreement, the Company issued the seller a warrant to purchase 25,000 shares of restricted common stock at a strike price equal to 50% of the market price of the common stock on the issuance date. This warrant expired in 2003 having been unexercised.

For each of the three years following the Agreement date, the licensor received warrants to purchase 25,000 shares of restricted common stock. In the fourth through tenth year following the Agreement date, the licensor will receive a warrant to purchase a number of shares based on the amount of revenue generated from the acquired technology. All revenue based warrants are earned at a rate of one share per $125 of revenue generated from the technology acquired. Under the terms of the Agreement, the minimum number of shares to be issued is 100,000 and the maximum consideration shall not exceed warrants to purchase 3,000,000 shares of common stock or $6,000,000 in recognized value. Recognized value is the sum of (a) the cumulative difference between the market price of the common stock and the strike price and (b) the cumulative difference between the market price on the date of exercise and the strike price for each warrant previously exercised. To date, no revenue has been generated from the acquired technology.

The Company valued the warrants using the fair value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility of the stock, the expected dividend yield on the stock and the expected life of the warrants to determine the fair value of the warrants. The risk-free rate of interest used to value the initial issuance was 5.4 percent, a zero percent dividend yield was assumed and the expected life of the warrants was five years from the date of issuance. This calculation resulted in a fair value of $24,500 and was used as the value of the intangible assets acquired. All warrants are immediately exercisable after issuance and expire on the fifth anniversary of their issuance.

The Company's intangible assets were fully amortized in 2003. Amortization expense was approximately $11,000 and $40,000 for 2003 and 2002, respectively.


Other  intangible  assets  consisted  of  the  following:


December 31,. . . . . . . . .       2003        2002
-----------------------------  ----------  ----------
Other intangibles . . . . . .  $ 116,292   $ 116,292
Less accumulated amortization   (116,292)   (105,736)
-----------------------------  ----------  ----------
                               $       0   $  10,556
                               ----------  ----------

4.     NOTES  PAYABLE

(a)     Building  and  settlement  notes
In December 2002, the Company entered into an agreement to sell its interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million while a deferred gain was recorded. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. The Company's Chief Executive Officer provided a guarantee for the leaseback. The gain on the sale of the facility was deferred and amortized on a straight-line basis over the ten
(10) year term of the lease. Deferred gain of $1,172,720 is being amortized at the rate of $117,272 per year for ten (10) years ending in January 2013. As of December 31, 2003, the deferred gain was $1,065,221. This amortization will be included in the Company's non-operating income and expense and totaled $107,499 in 2003.

Deferred  Gain  consisted  of  the  following:



December 31,. . . . . . .        2003    2002
-------------------------  -----------  -----

Deferred Gain . . . . . .  $1,172,720   $   -
Less Amortization to date    (107,499)      -
-------------------------  -----------  -----
                           $1,065,221   $   -
                           -----------  -----

In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payment between 24 and 50 months with interest that ranged from 0% to 8%. At December 31, 2003 and 2002, the outstanding balances on these notes were $87,591 and $146,527, with interest expense of $4,956 and $4,782, respectively.

Future  minimum  principal  payments  on  notes  payable  are  as  follows:



Year Ending December 31,
2004 . . . . . . . . . .  $41,464
2005 . . . . . . . . . .   36,670
2006 . . . . . . . . . .    9,457
                          -------
Total Settlement Notes .  $87,591
------------------------  -------


(b)     Related  parties
The Company has a note payable to its CEO. At December 31, 2003 and 2002, the balances were $585,522 and $738,496, respectively, with accrued interest of 10%. The note was amended on March 20, 2000 to call for annual payments of not less than $80,000 per year with interest at 10%.

Future minimum principal payments on notes payable, related parties are as follows:



Year Ended December 31,
-----------------------
2004. . . . . . . . . .    80,000
2005. . . . . . . . . .    80,000
2006. . . . . . . . . .    80,000
2007. . . . . . . . . .    80,000
2008. . . . . . . . . .    80,000
Thereafter. . . . . . .  $185,522
-----------------------  --------
                         $585,522
-----------------------  --------

Accrued interest expense on this note was $47,023 and $45,265 for 2003 and 2002, respectively.

(c)     Revolving  Credit  Facility.

On June 3, 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with Laurus Master Fund, Ltd. ("Laurus"), which were filed on Form 8-K dated June 18, 2003. Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by its assets. The net proceeds from the Convertible Note are for general working capital needs. Advances on the Convertible Note may be repaid at the Company's option, in cash or through the issuance of the Company's shares of common stock. The Convertible Note carries an interest rate of WSJ Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. The outstanding balance on the revolving credit facility at December 31, 2003 was $748,893, of which approximately $13,600 had been accrued for interest.

The  Company  filed  a  registration  statement on Form SB-2 on July 25, 2003 in connection with this transaction. The Form SB-2 was declared effective on August 6, 2003. With the securities registered for public resale, the Company has an option to pay amounts outstanding under the revolving credit facility by converting shares of its common stock at the fixed conversion price of $0.55 per share on the first $1 million of principal, as long as the then current market price is more than 118% of the fixed conversion price.

The Convertible Note includes a right of conversion in favor of Laurus. If Laurus exercises its conversion right at any time or from time to time at or prior to maturity, on any outstanding balance at the time, the Convertible Note will be convertible into shares of the Company's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The fixed conversion price will be adjusted after conversion of the first $1 million to 103% of the then fair market value of our common stock ("Adjusted Fixed Conversion Price"). As of December 31, 2003, Laurus had converted 415,000 shares to reduce the amount borrowed under the revolving credit facility by $228,250. The Company expensed approximately $126,500 for non-cash loan fee expenses in 2003. Fair market value of the stock was determined by discounting the closing market price on the date of the conversion by 20%.

Availability of funds under the revolving credit facility will be based on our accounts receivables, except as waivers are provided by Laurus. An initial three (3) month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount might otherwise exceed eligible accounts receivable during the period. Laurus subsequently extended the waiver for an additional six (6) months, under which Laurus permitted a credit advance up to $1 million, which amount might otherwise exceed eligible accounts receivable during the period. The revolving credit facility is secured by all of the assets of the Company.

In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year (and the Company will be required to pay a continuation fee of $10,000 for each year thereafter), which fee was expensed as additional interest expense. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock, as stated herein. The warrant exercise price is computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

In addition to the initial warrant, the Company is obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock, if and when over $1 million is converted under the revolving credit facility. The value of the warrant will be determined, if and when issued, and will be treated as additional interest expense and will be amortized over the remaining term of the Convertible Note, unless sooner terminated. No more than an aggregate of 100,000 shares of the Company's common stock may be purchased by Laurus under such additional warrants.


5.     CONVERTIBLE  DEBENTURES

From October 14, 2002 through November 14, 2002, the Company sold an aggregate of $475,000 of 2.03% convertible debentures to various directors and officers of the Company. The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into the Company's common stock when the note matures. The maturity on the notes was six (6) months from issue date. On March 25, 2003, an amendment was executed which extended these notes an additional six (6) months. The convertible debentures were exercisable into a number of the Company's common shares at a conversion price that equals the 20-day average ask price less 10%, which was, established when the note was issued, or the initial conversion price.

Concurrent with the issuance of the convertible debentures, the Company issued warrants to purchase up to 1,229,705 shares of the Company's common stock to the subscribers. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price which is equal to the 20-day average ask price less 10%, which was established when the note was issued, or the initial conversion price of the notes. Upon issuance, the issued warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. As a result of the change to the maturity date of the convertible debt, the amortization period for the debt discounts was also extended during the first quarter in 2003.

On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03%. All the note holders accepted the offer and the convertible notes were retired. As of December 31, 2003, the Company recorded a credit of $88,408, as debt discount recovery; therefore, for the year ending December 31, 2003, the debt discount expense was $112,500. The Company also expensed $131,411 for non-cash loan fee expense. Fair market value of the stock was determined by discounting the closing market price on the date of the transaction by 20%, based on the nature of the restricted securities.





Convertible debentures - beginning balance .  $ 475,000
--------------------------------------------  ----------
  Total interest expense incurred. . . . . .  $  20,236
  Accrued interest paid - current year . . .  $ (18,161)
  Accrued interest paid - prior year . . . .  $  (2,075)
  Convertible debtures paid. . . . . . . . .  $(237,500)
  Convertible debtures converted . . . . . .  $(237,500)
--------------------------------------------  ----------
                                              $(475,000)
Convertible debentures - ending balance. . .  $       0
--------------------------------------------  ----------
--------------------------------------------  ----------

Debt discount (Warrants) - beginning balance  $ 475,000
  Amount forfeited . . . . . . . . . . . . .  $(237,500)
  Amount expensed prior year . . . . . . . .  $(125,000)
  Amount expensed current year . . . . . . .  $(267,879)
  Current year - adjustment. . . . . . . . .  $ 155,379
--------------------------------------------  ----------
                                              $(475,000)
--------------------------------------------  ----------
Debt discount (Warrants) - ending balance. .  $       0
--------------------------------------------  ----------
--------------------------------------------  ----------


6.     INCOME  TAXES
Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,190,000 and $1,372,000 as of December 31, 2003 and 2002, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $818,000 in 2003 from $1,372,000 at December 31, 2002 to $2,190,000 at December
31,  2003.

At December 31, 2003, the Company has federal and state tax net operating loss and capital loss carryforwards of approximately $4,229,589 and $1,846,945, respectively. The federal and state tax loss carryforwards will expire in 2023 and 2013, respectively, unless previously utilized. The State of California has suspended the utilization of net operating loss for 2002 and 2003.

A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:



  Years Ended December 31,. . . . . . . . . .   2003   2002
---------------------------------------------   -----  -----
  Statutory U.S. federal rate . . . . . . . .    34%    34%
---------------------------------------------   -----  -----
  State income taxes - net of federal benefit
  Net operating loss for which no tax             5%     5%
   Benefit is currently available . . . . . .   (39%)  (39%)
--------------------------------------------    -----  -----


The tax effects of temporary differences and carryforwards that give rise to deferred tax assets consist of the following:




  December 31,. . . . . . . . . . . . .         2003          2002
---------------------------------------  ------------  ------------
  Deferred tax assets:
---------------------------------------
   Loss carryforwards . . . . . . . . .  $ 1,588,000   $ 1,262,000
   Deferred gain on sale of building         435,000             -
   Temporary differences. . . . . . . .      127,000       100,000
   Research and development credits . .       40,000        10,000
  Gross deferred tax assets . . . . . .    2,190,000     1,372,000
---------------------------------------  ------------  ------------

  Valuation allowance . . . . . . . . .   (2,190,000)   (1,372,000)
                                         $         -   $         -
                                         ------------  ------------





7.     EMPLOYEE  BENEFIT  PLAN

(a)     Profit  sharing  401(k)  plan

During 1997, the Company adopted a 401(k) retirement savings plan for its employees, which allows each eligible employee to voluntarily make pre-tax salary contributions up to 15% of their compensation. The Company may elect to make a matching contribution. The total Company contribution and participant salary reduction may not exceed 25% of the compensation of eligible participants. During 2003 and 2002, the Company did not contribute to the Plan.

(b)     Incentive  stock  option  and  employee  stock  purchase  plans

At its 1999 Annual Stockholder Meeting, the shareholders adopted an Incentive Employee Stock Option Plan under which its Board of Directors may grant its employees, directors and affiliates Incentive Stock Options, Supplemental Stock Options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock on the date the option is granted. Pursuant to our plan, the exercise price for the Supplemental Stock Options will not be less than 85% of the fair market value of the stock on the date the option is granted. The Company is required to reserve an amount of common shares equal to the number of shares, which may be purchased as a result of awards made under the Plan at any time.

At the 2000 Annual Stockholder Meeting, the shareholders approved an amendment to the Stock Option Plan of 1999, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock and allowing the Board of Directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2002 and 2003, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet the Company's needs. As of December 31, 2003, 4,184,698 shares were authorized for issuance under the Plan, 3,124,807 of which are currently subject to outstanding options and awards. The Stock Option Plan of 1999 was registered with the U.S. Securities & Exchange Commission on Form S-8.

During 2003, the Company issued non-statutory options to purchase 140,000 shares to its independent directors for attendance at its 2003 Board of Directors meetings. In addition to the Stock Option Plan of 1999, its shareholders adopted the 1999 Employee Stock Purchase Plan with 1,000,000 shares reserved under the plan and authorized its Board of Directors to make twelve consecutive offerings of our common stock to its employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004. The exercise price for the Stock Purchase Plan will not be less than 85% of the fair market value of the stock on the date the stock is purchased. During 2003 employees contributed $5,498 to the employee stock purchase plan; however, no shares were issued under the plan as of December 31, 2003.


8.     STOCKHOLDERS'  EQUITY

(a)     Convertible  preferred  stock

On November 4, 1997, 82,450 shares of $.001 par value convertible preferred stock were issued to SD Holdings, LLC in exchange for 8,245,000 common shares of the Company that were issued on October 22, 1997 (see Notes 1(a) and 8(b)). Each share of convertible preferred stock was convertible, at the option of the holder, into 100 shares of common stock. The conversion ratio was subject to certain anti-dilution adjustments, and the holder of each share of preferred stock was entitled to one vote for each share of common stock into which it would convert. These shares were converted into 8,245,000 shares of the Company's common stock on May 11, 1999.

(b)     Common  stock

On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC, a Nevada corporation. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, the name of the Company was changed to SPACEDEV, INC. On November 4, 1997, these common shares were exchanged for 82,450 shares of convertible preferred stock. See Note 8(a). On May 11, 1999, the Company issued 8,245,000 shares of common stock upon the conversion of the preferred shares.

During 2003 and 2002, the Company issued 7,500 and 7,000, shares of its common stock for employee awards and services and for summer & student interns and recorded expenses of $9,170 and $2,900, respectively. The fair value of the shares issued was calculated using the closing price on the date of issuance.

During 2002, the Company recovered 500,000 shares of stock for a credit of $455,000 during 2002 pursuant to an arbitration award issued against EMC
Holdings, Inc. The Company recorded the credit during 2002 to offset the expense that was recorded during 2001. On June 18, 2001, SpaceDev entered into a relationship with two individuals (doing business as EMC Holdings Corporation ("EMC")) whereby EMC was to provide certain consulting and advisory services to the Company. EMC received the first installment of 500,000 shares of common stock on June 26, 2001. Total expense for the initial stock issuance through September 30, 2001 was $455,000. Pursuant to a demand for arbitration filed on November 7, 2001, the Company sought the return of all or a portion of the shares issued to EMC. EMC filed its own claim with the American Arbitration Association on November 13, 2001, alleging that the Company owed EMC $118,000 in fees, plus damages to be proven at arbitration.

A three-day arbitration hearing was held in May and June 2002 with respect to claims arising out of consulting and advisory service agreements between the Company and EMC. On July 17, 2002, an interim award was issued in favor of the Company against EMC, ordering the return of the initial installment of 500,000 shares and denying EMC's claim for $118,000. On October 22, 2002, a status conference was held and a tentative final award was issued again in the favor of the Company. Included in this tentative final ruling was an award of approximately $83,000 in attorney and arbitration fees to the Company. The tentative final ruling became effective on October 29, 2002, and was submitted to the Superior Court of California, Orange County, for entry of judgment.

Because collection of the attorney and arbitration fees award is not assured, the Company has expensed all of its fees related to this matter, any recovery of the fees will be recorded as income in the period they are received; however, at this time, the Company does not expect any recovery, and in June 2003, the Company ceased efforts to recover the awarded fees, as it was determined that the cost to pursue collection exceeded the likelihood of collection. The return of the 500,000 shares, as provided in the interim award issued on July 17, 2002, was recorded in the third quarter of 2002 as a reversal of the original expense recorded. Because the original expense was not recorded as an extraordinary item, the reversal of the expense did not qualify as an extraordinary item.

In connection with the signing of the agreement, the Company's majority shareholder issued 50,000 shares of common stock to EMC with a fair value of approximately $45,000. The shares were recorded as a contribution of capital and additional expense related to the EMC agreement in accordance with the SEC's Staff Accounting Bulletin number 79.

In June 2003, the Company ceased its efforts to recover the awarded fees, as it determined the cost to pursue collection exceeded the likelihood of collection.

On November 5, 2000, the Company commenced a private placement offering (PPO) for a maximum of 1,000,000 shares of the Company's $0.0001 par value common stock and warrants to purchase an additional 1,000,000 shares of common stock (the "Units"). The offering price of the Unit(s) was the five-day average of the bid and ask price for the Company's common stock on the date of issuance, with a minimum per Unit price of $1.00. The warrants allowed the holder to acquire additional shares at $0.50 above the offering price of the shares. The Company sold to one related-party investor under these terms.

On March 2, 2001, the PPO price was amended to the average of the high bid prices on the date of issuance and four preceding days, with no minimum per share price, and the warrants were amended to allow the holder to acquire additional shares at the Unit price.

The  Company  sold  153,060  Units  under  the  PPO  during  2002  for  $75,000.

On January 16, 2003 and February 14, 2003, pursuant to an extension of the PPO, the Company sold 665,188 and 196,079 Units, respectively. The Company received approximately $326,000 and $100,000, respectively, for the Units sold under the PPO during the first quarter 2003. The PPO was subsequently closed.

(c)     Warrants

Concurrent with the issuance of the convertible debentures from October 2002 through November 2002, the Company issued to subscribers warrants to purchase up to 1,229,705 shares of the Company's common stock. On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. As a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants reducing the total warrants issued under the convertible debt program to 614,853. These warrants are exercisable for three
(3) years from the date of issuance at the initial exercise price, which is equal to the 20-day average asking price less 10% established when the notes were issued. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. As of December 31, 2003, the Company had other warrants outstanding issued as part of its private placement that allow the holders to purchase up to 2,285,931 shares of common stock at prices between $0.37 and $1.05 per share. The warrants may be exercised any time within three (3) and five (5) years of issuance.

(d)     Stock  options

On November 21, 1997, the Company entered into a five (5) year employment agreement with its CEO. As part of the employment agreement, the Company granted options to the CEO to purchase up to 2,500,000 shares of the Company's $.0001 par value restricted common stock.

The options are subject to the following vesting conditions, which were amended on January 21, 2000, with an option for the board to award an additional 1,500,000 options at a later date, the exercise prices set forth:

All  options  expire  ten  (10)  years  from  date  of  amendment.



                                                                                                    Exercise
                  Number                                                                            price per
                  Of shares         Vesting Conditions                                              share
                  -------           ----------------------------------------------------------     -------------------
Granted Options:
                  500,000. . . . .  Currently vested                                               $              1.00
                  500,000. . . . .  Obtaining $6,500,000 additional equity capital                 $              1.50
                  500,000. . . . .  Financing and executing a definitive space launch agreement    $              2.00
                  500,000. . . . .  Launching of first lunar or deep-space mission                 $              2.50
                  500,000. . . . .  Successful completion of first lunar or deep-space mission     $              3.00
Options to be Granted upon the Occurrence of Certain Events:
                  250,000. . . . .  Upon the Company market capitalization reading $250 million    $              5.00
                  500,000. . . . .  Upon the Company market capitalization reading $500 million    $             10.00
                  750,000. . . . .  Upon the Company market capitalization reading $1 billion      $             20.00
                  -------           ----------------------------------------------------------     -------------------

In accordance with APB 25, the Company recognized $500,000 of compensation expense and $250,000 of deferred compensation in 1997. The options granted to the CEO are subject to vesting conditions and have exercise prices between $1.00 and $3.00 per share.

On August 27, 2001, as part of an annual review process, an additional 10,000 options were granted to the CEO at the exercise price of $0.9469 per share with a set vesting schedule of 3,333 shares per year after issuance with the third year having 3,334 options vest. These options expire five years from grant date.

The following summarizes stock option activity related to all of the option plan and employee compensation agreements:



                                                    Weighted
                                Options              Average
                              Outstanding    Exercise Prices
                              ------------  ----------------
Balance at January 1, 2002 .    4,360,162              1.67
Granted. . . . . . . . . . .    1,386,110              0.50
Exercised. . . . . . . . . .            0                 -
Expired. . . . . . . . . . .     (297,500)             0.88
----------------------------  ------------  ----------------

Balance at December 31, 2002    5,448,772              0.91
Granted. . . . . . . . . . .    1,219,615              0.76
Exercised. . . . . . . . . .      (37,000)            (0.53)
Expired. . . . . . . . . . .   (1,006,580)            (0.52)
----------------------------  ------------  ----------------

Balance at December 31, 2003    5,624,807              1.39
----------------------------  ------------  ----------------

The weighted average fair value of options granted to employees under the plan during 2003 and 2002 was $0.76 and $0.50, respectively. At December 31, 2003 and 2002, there were 2,266,520 and 2,064,716 options exercisable at a weighted average exercise price of $1.05 and $0.42 per share, respectively. The weighted average remaining life of outstanding options under the plan at December 31, 2003 was 4.78 years.




                                        Weighted-Average                          Weighted-
                                     Remaining Contractual                         Average
Range of           Number of            Life of Shares           Number of       Exercisable
Exercise         Outstanding             Outstanding            Exercisable        Price
Price
----------  ----------------  -------------------------  -----------------  ----------------
0.42-0.99          1,511,954                       4.34            552,001         0.61
1.00-1.99.         2,610,631                       4.02          1,712,297         1.19
2.00-2.99.         1,002,222                       6.54              2,222         2.25
3.00-3.50.           500,000                       6.54                  -            -
                   5,624,807                       4.78          2,266,520  $      1.05
----------  ----------------  -------------------------  -----------------  ----------------

The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 2003 and 2002 using the minimum value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%; expected volatility of 117% and the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

9.     COMMITMENTS  AND  CONTINGENCIES
(a)     Capital  leases
The Company leases certain equipment under non-cancelable capital leases, which are included in fixed assets as follows:





December 31,. . . . . . . . .       2003       2002
-----------------------------  ----------  ---------
Computer equipment. . . . . .  $ 155,802   $145,365
Less accumulated depreciation   (106,562)   (76,161)
                               ----------  ---------
                               $  49,240   $ 69,204
                               ----------  ---------

Future  minimum  lease  payments  are  as  follows:




Year Ending December 31, 2003
2004. . . . . . . . . . . . . . . . . .  $ 11,665
2005. . . . . . . . . . . . . . . . . .  $  4,425
2006. . . . . . . . . . . . . . . . . .  $  1,526
2007. . . . . . . . . . . . . . . . . .  $      -
Thereafter. . . . . . . . . . . . . . .  $      -
---------------------------------------  ---------
Total minimum lease payments. . . . . .  $ 17,616
Amount representing interest. . . . . .  $  2,031
---------------------------------------  ---------
Present value of minimum lease payments  $ 15,585

Total obligation. . . . . . . . . . . .  $ 15,585
Less current portion. . . . . . . . . .  $(10,332)
---------------------------------------  ---------
Long-term portion . . . . . . . . . . .  $  5,253
---------------------------------------  ---------

(b)     Other  accrued  liabilities
During 2003, the Company accrued expenses in connection with current projects and commitments. The total of these accruals were $248,530 as of December 31, 2003.

In November 2002, the Company entered an agreement to sell its interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. The fees that were incurred for the sale of the building were $121,311 and recorded as other accrued liabilities. The fees include broker fees, escrow and title fees and property taxes.

(c)     Building  lease

In conjunction with the sale of its only facility, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten (10) years (see Note 2). The base rent is $25,678 per month and will increase by 3.5% per year. Mr. Benson provided a guarantee for the leaseback.

10.     CONCENTRATIONS  AND  CONTINGENCIES

(a)     Credit  risk

The Company maintains cash balances at various financial institutions primarily located in San Diego, California and New York, New York. The accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts.

(b)     Customer

During 2002, the Company had a major customer that accounted for sales of approximately $1,727,000 or 51% of consolidated revenue. Sales from this customer were approximately $346,000 and the contract with this customer was successfully completed during 2003. During 2003, the Company had three major customers that accounted for sales of approximately $1,782,600 or 60% of consolidated revenue. At December 31, 2003 and 2002, the amount receivable from these customers was approximately $160,200 and $50,000, respectively.

(c)     Contract

In November 1999, the Space Missions Division was awarded a turnkey mission contract by the Space Sciences Laboratory at UCB worth as of December 31, 2002 approximately $7.2 million, including two change orders worth approximately $412,000 June 12, 2002 and October 7, 2002. This contract represented 51% of the Company's revenue in 2002. The contract concluded on December 31, 2003.

11.     SUBSEQUENT  EVENTS

On March 31, 2004, the Company was awarded a $43,362,271, five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a micro satellite distributed sensing experiment, an option for a laser communications experiment, and other micro satellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach. The total five-year contract has a ceiling amount of $43,362,271. The principal place of performance will be Poway, California. The Company expects to complete the work under the contract before February 2009. Government contract funds will not expire at the end of the current government fiscal year. The micro satellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance micro satellites to support national missile defense. The milestone-based, multiyear, multiphase contract has an effective start date of March 1, 2004. The first phase is expected to be completed this year and will result in detailed mission and microsat designs. The estimated first phase revenue is $1.1 million. The overall contract calls for the Company to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsats to be networked on-orbit with high speed laser communications technology. The second phase is anticipated to begin September 1, 2004 and run through 2005.

On March 31, 2004, the Company negotiated an amendment to its Secured Convertible Note dated June 3, 2003 with the Laurus Master Fund to add a fixed conversion price at $0.85 per share for the next $500,000 converted under the revolving credit facility after the initial $1 million conversion. In exchange for the amendment, Laurus granted the Company a six-month waiver to utilize the full revolving credit facility in advance of eligible accounts. At December 31, 2003, Laurus had converted 415,000 shares under the revolving credit facility, which represented approximately $228,000 of debt converted to equity.

                                                                  SPACEDEV, INC.
                                                                AND SUBSIDIARIES
                                                                        CONTENTS





REPORT OF INDEPENDENT AUDITORS  F-2

     FINANCIAL STATEMENTS
Consolidated Balance Sheets at December 31, 2002 and 2001           G-3 to G-4
Consolidated Statements of Operations for the Years Ending
December 31, 2002 and 2001                                          G-5
Consolidated Statements of Stockholders' Deficit for the Years
Ending December 31, 2002 and 2001                                   G-6 to G-8
Consolidated Statements of Cash Flows for the Years Ending
December 31, 2002 and 2001                                          G-9 to G-10
Notes to Consolidated Financial Statements for the Years Ending
December 31, 2002 and 2001                                          G-11 to G-30


Report  of  Independent  Auditors


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheets of SPACEDEV, INC. AND SUBSIDIARIES (see Note 1(c) to the consolidated financial statements) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company incurred net losses of $376,160 and $1,855,871 for the years ended December 31, 2002 and 2001, respectively, and had working capital deficits of $197,381 and $1,002,390 as of December 31, 2002 and 2001, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



San  Diego,  California
February  13,  2003



                                                                            SPACEDEV, INC.
                                                                          AND SUBSIDIARIES

                                                               CONSOLIDATED BALANCE SHEETS



 December 31,                                                             2002        2001
------------------------------------------------------------------  ----------  ----------

 ASSETS

 CURRENT ASSETS
    Cash (Note 10(a))                                               $   27,648  $  211,637
    Accounts receivable (Note 10(b))                                    82,325     290,615
    Inventory                                                            1,729           -
    Receivable for assets held for sale (Note 2)                     3,150,124           -
    Costs in excess of billings and estimated earnings (Note 1(f))     281,175           -
    Other current assets                                                     -       6,974

 Total current assets                                                3,543,001     509,226

 FIXED ASSETS - NET (NOTES 1(G) AND 2)                                 141,488   2,180,569

 CAPITALIZED SOFTWARE  COSTS (NOTE 1(E))                               103,508     207,016

 OTHER ASSETS (NOTE 3)                                                  23,960     116,840

                                                                    $3,811,957  $3,013,651



The accompanying notes are an integral part of these consolidated financial statements.



                                                                                      SPACEDEV, INC.
                                                                                    AND SUBSIDIARIES

                                                                         CONSOLIDATED BALANCE SHEETS



 December 31,                                                                   2002           2001
----------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSDEFICIT

 CURRENT LIABILITIES
    Current portion of notes payable (Note 4(a))                        $  2,431,134   $     61,761
    Current portion of capitalized lease obligations (Note 9(a))              32,783         31,130
    Notes payable - related party (Note 4(b))                                174,665         80,000
    Convertible debt notes payable (Note 5)                                  127,075              -
    Accounts payable and accrued expenses                                    598,480        397,914
    Accrued payroll, vacation and related taxes                              174,188        158,252
    Customer deposits and deferred revenue (Note 1(f))                        69,402        227,721
    Billing in excess of costs incurred and estimated earnings
      Note 1(f))                                                                   -        302,553
    Provision for anticipated loss (Note 10(c))                               11,044        102,285
    Other accrued liabilities (Note 9(b))                                    121,611        150,000

 Total current liabilities                                                 3,740,382      1,511,616

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 4(A))                           89,052      2,374,096

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES (NOTE 9(A))            8,431         26,942

 NOTES PAYABLE - RELATED PARTY, LESS CURRENT MATURITIES (NOTE 4(B))          563,831        585,232

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 2)                             1,172,720              -

 DEFERRED REVENUE (NOTE 1(F))                                                  5,000          5,000


 Total liabilities                                                         5,579,416      4,502,886

 COMMITMENTS AND CONTINGENCIES (NOTES 9)

 STOCKHOLDERSDEFICIT
    Convertible preferred stock, $.0001 par value, 10,000,000 shares
      authorized, no shares issued or outstanding (Note 8(a))                      -              -
    Common stock, $.0001 par value; 25,000,000 shares authorized, and
      14,477,640 and 14,817,580 shares issued and outstanding,
      respectively (Note 8(b))                                                 1,447          1,481
    Additional paid-in capital                                             8,302,803      8,204,831
    Additional paid-in capital - stock options (Note 8(d))                   750,000        750,000
    Deferred compensation (Note 8(d))                                       (250,000)      (250,000)
    Accumulated deficit                                                  (10,571,709)   (10,195,547)

 Total stockholdersdeficit                                                (1,767,459)    (1,489,235)

                                                                        $  3,811,957   $  3,013,651



The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                         SPACEDEV, INC.
                                                                                                       AND SUBSIDIARIES

                                                                                  CONSOLIDATED STATEMENTS OF OPERATIONS



 Years Ended December 31,                                                                           2002          2001
------------------------------------------------------                                       ------------  ------------

 NET SALES                                                                                   $ 3,370,118   $ 4,099,094

 Cost of sales                                                                                 3,322,029     2,808,028
 Anticipated loss on uncompleted contract (Note 10(c))                                           (32,299)     (397,238)

 TOTAL COST OF SALES                                                                           3,289,730     2,410,790

 GROSS MARGIN                                                                                     80,388     1,688,304

 OPERATING EXPENSES
    General and administrative (including stock-based
      compensation of $2,938 and $180,873 in 2002
     & 2001 respectively)  (Note 1(k) and 8(b))                                                  521,468     1,144,592
   EMC - stock based compensation (Note 8(b))                                                   (455,000)      455,000
                                                                                                       -       922,932
 Goodwill and amortization                                                                             -       519,000
    Research and development (Note 1(h))                                                               -       198,400

 TOTAL OPERATING EXPENSES                                                                         66,468     3,239,924



 LOSS FROM OPERATIONS                                                                             13,920    (1,551,620)


 OTHER EXPENSE
 Interest expense                                                                               (263,480)     (302,651)
 Non-cash interest expense debt discount (Note 5)                                               (125,000)            -

 TOTAL OTHER EXPENSE                                                                            (388,480)     (302,651)


 LOSS BEFORE INCOME TAXES                                                                       (374,560)   (1,854,271)
 Income tax provision (Notes 1(j) and 6)                                                           1,600         1,600

 NET LOSS                                                                                    $  (376,160)  $(1,855,871)



 NET LOSS PER SHARE:
                                                        Net loss                             $     (0.03)  $     (0.13)
                                                        -----------------------------------  ------------  ------------

                                                        Weighted-Average Shares Outstanding   14,744,423    14,440,354



The accompanying notes are an integral part of these consolidated financial statements.



                                                                                                               SPACEDEV, INC.
                                                                                                             AND SUBSIDIARIES

                                                                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                            Convertible
                                                                            Preferred Stock           Common Stock
                                                                            ---------------           -------------
                                                                            Shares           Amount   Shares         Amount
                                                                            ---------------  -------  -------------  --------

BALANCE AT JANUARY 1, 2001                                                                -  $     -    14,005,229   $ 1,400
Common stock issued for cash (Note 8(b))                                                  -        -       156,752        16
Common stock issued for services (Note 8 (b))                                             -        -       605,599        60
Common stock issued to former employee (Note 8 (b))                                       -        -        50,000         5
Common stock exchanged by related party for services (Note 8(b))                          -        -             -
Options issued for services (Note 8(d))                                                   -        -             -         -
Warrants issued for acquisition of intangible assets (Note 3(b))                          -        -             -         -

                                                                  Net loss                -        -             -         -
                                                                  --------  ---------------  -------  -------------  --------


BALANCE AT DECEMBER 31, 2001                                                              -        -    14,817,580     1,481
Common stock issued for cash (Note 8(b))                                                  -        -       153,060        15
Reversal of common stock issued for services (Note 8 (b))                                 -        -      (493,000)      (49)
Warrants issued for convertible debt program (Note 5 and 8(c))                            -        -             -         -

                                                                  Net loss                -        -             -         -
                                                                  --------  ---------------  -------  -------------  --------

BALANCE AT DECEMBER 31, 2002                                                              -  $     -    14,477,640   $ 1,447



The accompanying notes are an integral part of these consolidated financial statements.



                                                                                                          SPACEDEV, INC.
                                                                                                        AND SUBSIDIARIES

                                                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                                          Additional
                                                                            Additional    Paid-In
                                                                            Paid-in       Capital -       Deferred
                                                                            Capital       Stock Options   Compensation

BALANCE AT JANUARY 1, 2001                                                  $ 7,360,155   $      750,000  $    (250,000)
Common stock issued for cash (Note 8(b))                                        119,984                -              -
Common stock issued for services (Note 8 (b))                                   545,047                -              -
Common stock issued to former employee (Note 8 (b))                              45,165                -              -
Common stock exchanged by related party for services (Note 8(b))                 45,500                -              -
Options issued for services (Note 8(d))                                          67,055                -              -
Warrants issued for acquisition of intangible assets (Note 3(b))                 21,925                -              -

                                                                  Net loss            -                -              -
                                                                  --------  ------------  --------------  --------------

BALANCE AT DECEMBER 31, 2001                                                  8,204,831          750,000       (250,000)
Common stock issued for cash (Note 8(b))                                         74,985                -              -
Reversal of common stock issued for services (Note 8 (b))                      (452,013)               -              -
Warrants issued for convertible debt program (Note 5 and 8(c))                  475,000                -              -

                                                                  Net loss            -                -              -
                                                                                                                      -
                                                                                                          --------------

BALANCE AT DECEMBER 31, 2002                                                $ 8,302,803   $      750,000  $    (250,000)



The accompanying notes are an integral part of these consolidated financial statements.



                                                                                         SPACEDEV, INC.
                                                                                       AND SUBSIDIARIES

                                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT





                                                                            Accumulated
                                                                            Deficit        Total

BALANCE AT JANUARY 1, 2001                                                  $ (8,339,678)  $  (478,123)
Common stock issued for cash (Note 8(b))                                               -       120,000
Common stock issued for services (Note 8 (b))                                          -       545,107
Common stock issued to former employee (Note 8 (b))                                    -        45,170
Common stock exchanged by related party for services (Note 8(b))                       -        45,500
Options issued for services (Note 8(d))                                                -        67,055
Warrants issued for acquisition of intangible assets (Note 3(b))                       -        21,925

                                                                  Net loss    (1,855,871)   (1,855,871)
                                                                  --------  -------------  ------------
                                                                                                     -
BALANCE AT DECEMBER 31, 2001                                                 (10,195,549)   (1,489,237)
Common stock issued for cash (Note 8(b))                                               -        75,000
Reversal of Common stock issued for services (Note 8 (b))                              -      (452,062)
Warrants issued for convertible debt program (Note 5 and 8(c))                         -       475,000
                                                                                                     -
                                                                  Net loss      (376,160)     (376,160)
                                                                  --------  -------------  ------------

BALANCE AT DECEMBER 31, 2002                                                $(10,571,709)  $(1,767,459)



The accompanying notes are an integral part of these consolidated financial statements.


                                                                               SPACEDEV, INC.
                                                                             AND SUBSIDIARIES

                                                        CONSOLIDATED STATEMENTS OF CASH FLOWS



 Years Ended December 31,                                                 2002          2001
-------------------------------------------------------------------  ----------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         $(376,160)  $(1,855,871)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation and amortization                                    357,692       710,245
      Contributed assets                                               (16,251)            -
      Loss on disposal of assets                                         7,410             -
      Non-cash interest expense - convertible debt program             125,000             -
      Impairment of goodwill                                                 -       922,932
      Common stock issued for compensation and services               (452,062)      702,832
      Change in operating assets and liabilities:

        Accounts receivable                                            208,290        25,733
        Prepaid and other current assets                                10,168             -
        Inventory                                                       (1,729)            -
        Costs in excess of billings and estimated earnings            (281,175)            -
        Other assets                                                         -        (2,032)
        Accounts payable and accrued expenses                          202,641        38,349
        Accrued payroll, vacation and related taxes                     15,936        (1,922)
        Customer deposits and deferred revenue                        (158,319)       74,851
        Billings in excess of costs incurred and estimated earnings   (302,553)      (30,892)
        Provision for anticipated loss                                 (91,241)     (758,422)
        Accrued interest - related party                                45,265        53,266
        Other accrued liabilities                                          115       189,402
-------------------------------------------------------------------  ----------  ------------
 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (706,973)       68,471
CASH FLOWS FROM INVESTING ACTIVITIES
    Advance on sale of assets held for sale                             50,000             -
    Purchases of fixed assets                                           (1,900)      (42,624)
                                                                     ----------  ------------
    Cash acquired in purchase (disposal) of subsidiaries                     -             -
-------------------------------------------------------------------  ----------  ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                     48,100       (42,624)
-------------------------------------------------------------------  ----------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES
    Net decrease in bank line of credit                                      -             -
    Proceeds from convertible debt program                             475,000             -
    Principle payments on notes payable                                (65,785)      (14,840)
    Principal payments on capitalized lease obligations                (37,330)      (98,993)
    Payments on notes payable - related party                          (66,667)      (80,000)
    Proceeds on notes payable - related party                           94,666             -
    Proceeds from issuance of common stock                              75,000       120,000
 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   474,884       (73,833)
-------------------------------------------------------------------  ----------  ------------

 CASH AT BEGINNING OF YEAR                                             211,637       259,623
-------------------------------------------------------------------  ----------  ------------

 CASH AT END OF YEAR                                                 $  27,648   $   211,637
-------------------------------------------------------------------  ----------  ------------



The accompanying notes are an integral part of these consolidated financial statements.


                                                                  SPACEDEV, INC.
                                                                AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS



 Years Ended December 31,                                2002      2001
---------------------------------------------------  --------  --------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                       $310,821  $249,385
      Income Taxes                                   $  1,600  $  1,600


 NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

During  2002  and  2001  the  Company  acquired fixed assets under capital lease
Agreements  of  $20,472  and  $17,310,  respectively.

During 2002 and 2001 the Company issued 7,000 and 655,599 shares of restricted Common for consulting services with a fair value of approximately$2,900 and $590,000, respectively. The Company also recovered 500,000 shares issued during 2001 and recorded a credit of $455,000. The fair value of the shares was calculated using the average closing price surrounding the issuance date. See
Note  8(b)).

During 2002 the Company issued warrants to purchase 1,229,705 shares of common Stock under the Company's convertible debt program. A debt discount of $475,000 was Recorded related to this convertible debt (See Note 5). These warrants were valued in Accordance with SFAS 123 for fair value of approximately $475,000.

In August 2001 the Company issued warrants to purchase 25,000 shares of restricted common stock to acquire certain technology. These warrants were valued in accordance with SFAS 123 for fair value of approximately $22,000.

During 2001, the Company issued options to purchase 80,000 shares of common stock for services. These options were valued in accordance with SFAS 123 for fair value of approximately $67,000.

The accompanying notes are an integral part of these consolidated financial statements.

1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

(a)     Nature  of  operations
SPACEDEV, INC. (the "Company") is engaged in the conception, design, development, manufacture, integration and operations of space technology systems, products and services. The Company is currently focused on the commercial development of low-cost satellites and their subsystems, as well as providing engineering technical services to aerospace companies. The Company was incorporated under the laws of Colorado on December 23, 1996 as Pegasus Development Group, Inc. (PDGI).

SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"). On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17,1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. (See Notes 8(a) and 8(b)).

For accounting purposes, the transaction was accounted for as a reverse merger with the Company as the acquirer. Since SpaceDev had minimal assets prior to the merger, the transaction was accounted for as the sale of the Company's common stock for net assets of $1,232.

 (b)     Liquidity/going  concern
The accompanying consolidated financial statements as of December 31, 2002 have been prepared assuming the Company will continue as a going concern. However, the Company had working capital deficits of $197,381 and $1,002,390 as of December 31, 2002 and 2001, respectively, and incurred net loss of $376,160 and $1,855,871 for the years ended December 31, 2002 and 2001, respectively. Although there was a significant reduction in the working capital deficit, items remain that raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to December 2002, management completed a sale leaseback transaction (Note 12) and intends to obtain new commercial and government contracts and to seek additional financing through a combination of public and private debt or equity placements, commercial project financing and government programs to fund future operations and commitments. There is no assurance that new contracts or additional debt or equity financing needed to fund operations will be available or obtained in sufficient amounts necessary to meet the Company's needs.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(c)     Principles  of  consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiaries: Integrated Space Systems, Inc. (ISS) (a California Corporation); SpaceDev Australia; and, SpaceDev Oklahoma.

(d)     Use  of  estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(e)     Software  Development  Costs
In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are capitalized as development costs prior to the design of a detailed program or working model. Costs incurred subsequent to the product release and development costs performed under contract are charged to operations. During 2000 the Company capitalized approximately $207,000 of costs related to the development of satellite communications software. Beginning in the second quarter 2002, capitalized software costs are being amortized over their estimated useful life of eighteen months using the straight-line method. Periodically and at least annually, management performs a review for impairment in accordance with SFAS No. 144.

(f)     Revenue  recognition
The Company's revenues are derived primarily from fixed price contracts and are recognized using the percentage-of-completion method. Estimated contract profits are taken into earnings in proportion to recorded sales. Sales under certain long-term fixed price contracts, which provide for the delivery of minimal quantities or require significant amounts of development effort in relation to total contract value, are recorded upon achievement of performance milestones or using the cost-to-cost method of accounting where sales and profits are recorded based on the ratio of costs incurred to estimated total costs at completion. Losses on contracts are recognized when estimated costs are reasonably determined (see Note 10(c)). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis, a fixed price basis or a per-transaction basis.
Time  and  materials  revenues  are  recognized  as  services   are  performed.

Billings in excess of costs incurred and estimated earnings represent the excess of amounts billed in accordance with the contractual billing terms. Costs in excess represent the excess of actual costs incurred to the amount that is billed to date.

(f)     Revenue  recognition  cont.
Deferred revenue represents amounts collected from customers for products or services to be provided at a future date.

(g)     Depreciation  and  amortization
Fixed assets are depreciated over their estimated useful lives of three-to-five years using the straight-line method of accounting in accordance with Statement of Financial Accounting Standards No. 144. Goodwill and other intangible assets were created upon the acquisition of the Company's subsidiaries. Intangible assets are amortized over their assets' estimated future useful lives on a straight-line basis over three to five years. Goodwill and other intangibles are periodically reviewed for impairment based on an assessment of future operations to ensure they are appropriately valued in accordance with Statement of Financial Accounting Standards No. 142. Effective November 2001, there will be no more amortization of goodwill (see Note 3).

In December 2002, the Company entered an agreement to sell its interest in its facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building. In conjunction with the sale of its facility in December 2002, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years (see Note 2). The base rent shall increase by 3.5% per year (see note 2 and 9).

(h)     Research  and  development
The Company was actively engaged in new product development for the Office of Space Launch in 2001. Research and development expenditures relating to possible future products were expensed as incurred. There were no Research and Development costs during 2002.

(i)     Advertising
The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was approximately $900 and $67,000 in 2002 and 2001, respectively.

(j)     Income  taxes
Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

(k)     Stock-based  compensation
In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". The Company adopted SFAS 123 in 1997. The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" and has provided pro forma disclosures as if the fair value based method prescribed SFAS 123 has been utilized. See Note 8(d).

(l)  Common  stock,  stock  options  and  warrants  to  non-employees
The Company has valued its stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

(m)     Net  loss  per  common  share
Net loss per common share has been computed on the basis of the weighted average number of shares outstanding, according to the rules of SFAS No. 128, "Earnings per Share." Diluted net loss per share has not been presented, as the computation would result in anti-dilution.

(n)     Financial  instruments
The Company's financial instruments consist primarily of cash, accounts receivable, capital leases and notes payable. These financial instruments are stated at their respective carrying values, which approximate their fair values.

(o)     Segment  reporting
The Company merged its Space Missions Division (SMD) business segment and ISS business segment in 2002. The Company has two inactive subsidiaries, SpaceDev Australia and SpaceDev Oklahoma. The Company follows the requirement of SFSA No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131").

(p)  New  accounting  standards
In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that SFAS, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No.
145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." Further, SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or described their applicability under changed conditions. This pronouncement requires gains and losses from extinguishment of debt to be classified as an extraordinary item only if the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," have been met. Further, lease modifications with economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement 13 shall be effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 did not have a material impact on the Company's consolidated financial position or results of operations for the year ended December 31, 2002.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect the adoption of SFAS 146 to have a material impact on our operating results or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Management is evaluating the adoption of this statement.

2.     FIXED  ASSETS
In December 2002, the Company entered an agreement to sell its interest in its facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building.

In conjunction with the sale, the Company entered into a lease agreement with the buyer to lease-back its facilities (see Note 9). The gain on the sale of the facility was deferred and will be amortized in proportion to the gross rental charged to expense over the lease term. Deferred gain of $1,172,720 will be amortized over ten (10) years beginning February 2003 and ending in February 2013. This amortization will be included in the Company's occupancy and facility expense.

2.  Fixed  Assets,  cont.



Fixed assets consisted of the following:
December 31,                                 2002        2001
                                          ----------  -----------

Capital leases                            $ 145,345      224,721
----------------------------------------  ----------  -----------
Computer equipment                          124,429      251,158
Building and improvements                     9,488   $2,191,136
Furniture and fixtures                        5,271       18,445
                                            284,533    2,685,460
                                          ----------  -----------
Less accumulated depreciation
   and amortization                        (143,065)    (504,891)
                                          $ 141,488   $2,180,569
                                          ----------  -----------



Depreciation and amortization expense for fixed assets was approximately $164,000 and $156,000 for the 2002 and 2001, respectively.

3.     ACQUISITIONS
All acquisitions have been accounted for using the purchase method of accounting and intangible assets are being amortized using the straight-line method. Initial purchase price includes stock issued at the date of acquisition, direct acquisition costs and any guaranteed future consideration.

(a)     ISS
On February 7, 1998, the Company issued 2,000,000 shares of restricted common stock and acquired all of the outstanding shares of common stock of Integrated Space Systems, Inc. ("ISS"). ISS provides engineering and technical services related to space-based systems, primarily launch vehicle integration. The fair value of the shares issued was $1.8125 per share, calculated using the average daily closing prices for a period surrounding the acquisition date. The acquisition price was not reduced for the Rule 144 restrictions on the shares of common stock. The total purchase price was valued at $3,625,000. The calculated purchase price in excess of the approximately $164,000 of net assets acquired was capitalized as goodwill was to be amortized over sixty months. On November 15, 2001, management determined that the unamortized balance of goodwill from the ISS acquisition of approximately $923,000 became impaired and was written off.

(a)     ISS  cont.
Goodwill  from  the  ISS  acquisition  consisted  of  the  following:



December 31,                       2001
-----------------------------  ------------

Goodwill                       $ 3,461,000
-----------------------------  ------------
Less accumulated amortization   (2,538,068)
Less impairment loss              (922,932)
                               $         -



Amortization  expense  was  approximately  $519,000  for  2001.

(b)     AMROC
On August 14, 1998, the Company entered the Agreement for License and Purchase of Technology (AMROC) with an unrelated individual. The technology acquired was hybrid rocket technology that will be used in the future operations of the Company. Upon execution of the Agreement, the Company issued the seller a warrant to purchase 25,000 shares of restricted common stock at a strike price equal to 50% of the market price of the common stock on the issuance date.

For the three years following the Agreement date, the seller received warrants to purchase the greater of 25,000 shares of restricted common stock or a number of shares to be determined based on revenue generated from the acquired technology as defined below. In the fourth through tenth year following the Agreement date, the seller will receive a warrant to purchase a number of shares based on the amount of revenue generated from the acquired technology. All revenue based warrants are earned at a rate of one share per $125 of revenue generated from the technology acquired. Under the terms of the Agreement, the minimum number shares to be issued is 100,000 and the maximum consideration shall not exceed warrants to purchase 3,000,000 shares of common stock or $6,000,000 in recognized value. Recognized value is the sum of (a) the cumulative difference between the market price of the common stock and the strike price and (b) the cumulative difference between the market price on the date of exercise and the strike price for each warrant previously exercised.

The Company valued the warrants using the fair value method as prescribed by SFAS 123. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility of the stock, the expected dividend yield on the stock and the expected life of the warrants to determine the fair value of the warrants. The risk-free rate of interest used to value the initial issuance was 5.4 percent, a zero percent dividend yield was assumed and the expected life of the warrants was five years from the date of issuance. This calculation resulted in a fair value of $24,500 and was used as the value of the intangible assets acquired. On August 14, 2001, the Company issued warrants to purchase 25,000 shares of restricted common stock with fair value of $21,925 using the same valuation method. This amount was capitalized as an additional acquisition of intangible assets and will be amortized over the remaining four years of the estimated useful life of the assets. All warrants are immediately exercisable after issuance and expire on the fifth anniversary of their issuance.

(b)  AMROC  cont.
Included  in  other  assets  are  intangibles, which consisted of the following:



December 31,                      2002       2001
-----------------------------  ----------  ---------

Other intangibles              $ 116,292   $116,292
-----------------------------  ----------  ---------
Less accumulated amortization   (105,736)   (65,415)
                               $  10,556   $ 50,877
                               ----------  ---------



Amortization expense was approximately $40,000 and $32,000 for 2002 and 2001, respectively.

4.     NOTES  PAYABLE
(a)     Building  and  settlement  notes
On February 23, 2000, the Company borrowed $1,330,000 from a lender to refinance its facility in Poway, California. The note called for 300 monthly payments of approximately $9,000, which included principal and interest at prime plus 1.5%. On December 31, 2002 the interest rate on the note was 5.75% with an outstanding balance of $1,281,227. The note was set to mature in February 2025. In December 2002 the Company entered into an agreement to sell its interest its facility and the aforementioned debt was paid in full at the close of escrow in January 2003.

In December 1998, the Chief Executive Officer (the "CEO") of the Company entered into a $500,000 loan agreement with another lender to finance additional costs of its facility. This liability was assigned to the Company and called for 59 monthly interest payments at 12.00% and a balloon payment of $505,000, including interest, in December 2003. At December 31, 2002 and 2001, the outstanding balance on this loan was $495,012 and $499,671, respectively. In December 2002 the Company entered into an agreement to sell its interest in its facility and the aforementioned debt was paid in full at the close of escrow in January 2003.

In 1999 the Company entered into a second loan agreement. The $460,000 loan called for 59 monthly interest payments at 10.5% and a balloon payment of $464,000, including interest, in March 2004. At December 31, 2002 and 2001, the outstanding balance on this loan was $456,020 and $458,609, respectively. In December 2002, the Company entered into an agreement to sell its interest in its facility and the aforementioned debt was paid in full at the close of escrow in January 2003.

(a)     Building  and  settlement  notes  cont.
In June 2001, the Company accrued a $150,000 contingent liability from Technical & General Guarantee Company Ltd. ("T&G") related to its guarantee on a performance bond on behalf of Space Innovations Limited ("SIL"), which was then a subsidiary of the Company. In 1999, the Company was required to guarantee a performance bond on behalf of SIL in connection with a contract to build a satellite bus for an Australian domestic spacecraft project. SIL was unable to perform on the contract and subsequently declared bankruptcy. On May 6, 2002 a settlement agreement was reached with T&G, which called for twelve monthly payments in the amount of $1,200 to begin March 1, 2002. After the twelve months, the note called for a balloon payment on the anniversary of the effective date in the amount of $139,000. The note also called for a third deed of trust to be placed on the Company's building and land. At December 31, 2002 the outstanding balance on this loan was $141,400. In December 2002 the Company entered into an agreement to sell its interest in its facility and the aforementioned debt was paid in full at the close of escrow in January 2003.

In 2001, the Company entered into three loan agreements with various vendors. The total of $171,402 for all three loans called for payment between 24 and 50 months with interest that ranged from 0% to 8%. At December 31, 2002 and 2001, the outstanding balances on these notes were $146,527 and $170,089, respectively.

Future minimum principal payments on notes payable, building and settlement notes are as follows:



Year Ended December 31,
-----------------------

2003                     $2,431,134
-----------------------  ----------
2004                         41,452
2005                         36,670
2006                         10,930
                         $2,520,186



(b)     Related  parties
The Company has notes payable to its CEO. At December 31, 2002 and 2001, the balances were $738,496 and $665,232, respectively, with accrued interest of 10%. The notes were converted to a demand note and amended on March 20, 2000 to call for annual payments of not less than $80,000 per year with interest at 10%.

(b)     Related  parties  cont.
Future minimum principal payments on notes payable, related parties are as follows:



Year Ended December 31,
-----------------------

  2003                   $174,665
-----------------------  --------
2004                       80,000
2005                       80,000
2006                       80,000
2007                       80,000
  Thereafter              243,831
                         $738,496
                         --------



Interest expense accrued on these notes was $45,265 and $53,266 for 2002 and 2001, respectively.

5.     CONVERTIBLE  DEBENTURES
From October 14, 2002 through November 14, 2002, the Company sold an aggregate of $475,000 of 2.03% convertible debentures to various director and officers of the Company. The total funding was completed on November 14, 2002. The convertible debentures entitle the holder to convert the principal and unpaid accrued interest into the Company's common stock when the note matures. The original maturity on the notes was six (6) months from issue date and was subsequently extended to twelve (12) months from issue date on March 19, 2003. The convertible debentures are exercisable into a number of the Company's common shares at a conversion price that equals the 20-day average asking price less 10%, which was established when the note was issued, or the initial conversion price.

Concurrent with the issuance of the convertible debentures, the Company issued to the subscribers, warrants to purchase up to 1,229,705 shares of our common stock. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price which equals to the 20-day average asking price less 10% which was established when the note was issued, or the initial conversion price. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. See Note 8(c) for discussion of the terms of the warrants.

All debt discounts are to be amortized as additional interest expense over the term of the convertible debentures. As of December 31, 2002, $475,000 has been reflected as debt discount of which $125,000 was amortized to non-cash interest expense during 2002.

Convertible  Debentures  cont.

Convertible debenture dated December 31, 2002                         $  475,000

Accrued  interest                                                          2,075
     Less  debt  discount
     Total                                         475,000
               Amount  amortized to expense       (125,000)            (350,000)
                                                  --------             --------

Convertible  debenture  at  December  31,  2002                         $127,075
                                                                        --------

6.     INCOME  TAXES
Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $1,372,000 and $2,036,000 as of December 31, 2002 and 2001, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance decreased approximately $664,000 in 2001 from $2,036,000 at December 31, 2001 to $1,372,000 at December
31,  2002.

At December 31, 2002, the Company has federal and state tax net operating loss and capital loss carryforwards of approximately $3,358,000 and $1,525,000, respectively. The federal and state tax loss carryforwards will expire through 2021, unless previously utilized. The state of California has suspended the utilization of net operating loss for 2002 and 2003.

A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:



Years Ended December 31,                     2002   2001
-------------------------------------------  -----  -----

Statutory U.S. federal rate                    34%    34%
-------------------------------------------  -----  -----
State income taxes - net of federal benefit     5%     5%
Net operating loss for which no tax
 Benefit is currently available              (39%)  (39%)
                                                -      -
                                             -----  -----

Income  taxes,  cont.
The tax effects of temporary differences and carryforwards that give rise to deferred tax assets consist of the following:



December 31,                           2002          2001
---------------------------------  ------------  ------------

Deferred tax assets:
---------------------------------
 Loss carryforwards                $ 1,262,000   $ 1,866,000
 Temporary differences                 100,000       120,000
 Research and development credits       10,000        50,000
Gross deferred tax assets            1,372,000     2,036,000
---------------------------------  ------------  ------------

Valuation allowance                 (1,372,000)   (2,036,000)
                                   $         -   $         -
                                   ------------  ------------



7.     EMPLOYEE  BENEFIT  PLAN
(a)     Profit  sharing  401(k)  plan
During 1997, the Company adopted a 401(k) retirement savings plan for its U.S. employees which allows each eligible employee to voluntarily make pre-tax salary contributions up to 15% of their compensation. The Company may elect to make a matching contribution. The total Company contribution and participant salary reduction may not exceed 25% of the compensation of eligible participants. During 2002 and 2001, the Company did not contribute to the Plan.

(b)     Incentive  stock  option  and  employee  stock  purchase  plans
At its 2000 Annual Stockholder Meeting, the Company adopted an Incentive Employee Stock Option Plan under which the Board of Directors may grant employees, directors and affiliates of the Company opportunities to purchase Incentive Stock Options, Supplemental Stock Options and to receive stock bonuses or rights to purchase restricted stock of the Company. Incentive Stock Options will only be available to employees, including officers, and affiliates of the Company; they will not be available to non-employee directors. The exercise price of the Incentive Stock Options shall not be less than 100% of the fair market value of the stock subject to the option on the date the option is granted. The exercise price for the Stock Purchase Plan will not be less than 85% of the fair market value of the stock on the date the stock is purchased. The Company will be required to reserve an amount of common shares equal to the number of shares, which may be purchased as a result of stock awards. See Note 8(d).

8.     STOCKHOLDERS'  EQUITY
(a)     Convertible  preferred  stock
On November 4, 1997, 82,450 shares of $.001 par value convertible preferred stock were issued to SD Holdings, LLC in exchange for 8,245,000 common shares of the Company that were issued on October 22, 1997 (see Notes 1(a) and 8(b)). Each share of convertible preferred stock was convertible, at the option of the holder, into 100 shares of common stock. The conversion ratio was subject to certain anti-dilution adjustments, and the holder of each share of preferred stock was entitled to one vote for each share of common stock into which it would convert. These shares were converted into 8,245,000 shares of the Company's common stock on May 11, 1999.

(b)     Common  stock
On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, the name of the Company was changed to SPACEDEV, INC. On November 4, 1997, these common shares were exchanged for 82,450 shares of convertible preferred stock. See Note 8(a). On May 11, 1999, the Company issued 8,245,000 shares of common stock upon the conversion of the preferred shares.

The Company entered into agreements with current employees, public relations firms and consultants to perform services and reach certain milestones for the Company. In connection with these agreements, the Company issued 7,000 and 655,599 shares of its common stock during 2002 and 2001, respectively, of which 500,000 went to EMC and subsequently was recovered after a final judgment in favor of the Company was granted on October 22, 2002. The Company recorded a credit of $455,000 during 2002 to offset the expense that was recorded during 2001. The Company also recorded an expense of approximately $2,900 and $590,000 for 2002 and 2001, respectively, for the issuance of common stock. The fair value of the shares issued was calculated using the average closing price surrounding the issuance dates.

On June 18, 2001, SpaceDev entered into a relationship with two individuals (doing business as EMC Holdings Corporation ("EMC")) whereby EMC was to provide certain consulting and advisory services to the Company. EMC received the first installment of 500,000 shares of common stock on June 26, 2001. Total expense for the initial stock issuance through September 30, 2001 was $455,000. Pursuant to a demand for arbitration filed on November 7, 2001, the Company sought the return of all or a portion of the shares issued to EMC. EMC filed its own claim with the American Arbitration Association on November 13, 2001, alleging that the Company owed EMC $118,000 in fees, plus damages to be proven at arbitration.

A three-day arbitration hearing was held in May and June 2002 with respect to claims arising out of consulting and advisory service agreements between the Company and EMC. On July 17, 2002, an interim award was issued in favor of the Company against EMC, ordering the return of the initial installment of 500,000 shares and denying EMC's claim for $118,000. On October 22, 2002, a status conference was held and a tentative final award was issued again in the favor of the Company. Included in this tentative final ruling was an award of approximately $83,000 in attorney and arbitration fees to the Company. The tentative final ruling became effective on October 29, 2002, and was submitted to the Superior Court of California, Orange County, for entry of judgment.

(b)   Common  stock,  cont.
Because collection of the attorney and arbitration fees award is not assured, the Company has expensed all of its fees related to this matter. Any recovery of the fees will be recorded as income in the period they are received. The return of the 500,000 shares, as provided in the interim award issued on July
17, 2002, was recorded in the third quarter of 2002 as a reversal of the original expense recorded. Because the original expense was not recorded as an extraordinary item, the reversal of the expense did not qualify as an extraordinary item.

In connection with the signing of the agreement, the Company's majority shareholder issued 50,000 shares of common stock to EMC with a fair value of approximately $45,000. The shares were recorded as a contribution of capital and additional expense related to the EMC agreement in accordance with the SEC's Staff Accounting Bulletin number 79.

On November 5, 2000, the Company issued a private placement memorandum ("PPM") offering a maximum of 1,000,000 shares of the Company's $0.0001 par value common stock and one re-pricing warrant to purchase one additional share of common stock. The offering price for the common stock is a five-day average of the bid and ask prices on the date of issuance with a minimum of $1.00 per share. The re-pricing warrants allow the holder to acquire additional shares at $0.50 above the offering price of the shares.

On March 2, 2001, the PPM offering price was amended to the average of the high bid prices on the date of issuance and four preceding days, with no minimum per share price and the warrants allow the holder to acquire additional shares at the same price as the shares acquired.

The Company sold 153,060 and 156,752 shares of its common stock under the PPM during 2002 and 2001, respectively. The Company also issued matching warrants to the investors under the PPM agreement. The Company received $75,000 and $120,000 for the shares of common stock sold under the PPM during 2002 and 2001, respectively.

(c)     Warrants

On August 14, 2001, the Company issued warrants to purchase 25,000 shares of common stock at 50% of their fair market value on the date of issuance, in return for the exclusive royalty-free right to use, sell and apply patents and other technology developed by an individual (see Note 3(b)). The individual will receive warrants to purchase a minimum of 25,000 additional shares and a maximum of 3,000,000 shares of common stock at 50% of their fair market value on the date of issuance. The number of shares varies with revenue generated by the technology on specific dates.

Concurrent with the issuance of the convertible debentures from October 2002 through November of 2002, the Company issued to subscribers warrants to purchase up to 1,229,705 shares of the Company's common stock. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price, which is equal to the 20-day average asking price less 10% established when the notes were issued. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount.

 (d)     Stock  options
On November 21, 1997, the Company entered into a five (5) year employment agreement with its CEO. As part of the employment agreement, the Company granted options to the CEO to purchase up to 2,500,000 shares of the Company's $.0001 par value restricted common stock.

The options are subject to the following vesting conditions, which were amended on January 21, 2000, at the exercise prices set forth:




 Number
of shares  Vesting Conditions                                             Exercise price per share
---------  -------------------------------------------------------------  -------------------------

  500,000  Currently vested                                               $                    1.00
  500,000  Obtaining $6,500,000 additional equity capital                 $                    1.50
  500,000  Financing and executing a definitive space launch agreement    $                    2.00
  500,000  Launching of first lunar or deep-space mission                 $                    2.50
  500,000  Successful completion of first lunar or deep-space mission     $                    3.00
  250,000  Upon the Company's market capitalization reading $250 million  $                    5.00
  500,000  Upon the Company's market capitalization reading $500 million  $                   10.00
  750,000  Upon the Company's market capitalization reading $1 billion    $                   20.00



All  options  expire  five  (5)  years  from  date  of  amendment.

In accordance with APB 25, the Company recognized $500,000 of compensation expense and $250,000 of deferred compensation in 1997. The options granted to the CEO are subject to vesting conditions and have exercise prices between $1.00 and $3.00 per share.

On August 27, 2001, as part of an annual review process, an additional 10,000 options were granted to the CEO at the exercise price of $0.9469 per share with a set vesting schedule of 3,333 per year after issuance with the third year having 3,334 options vest. These options expire five years from grant date.

(d)     Stock  options  cont.

The following summarizes stock option activity related to all of the option plan and employee compensation agreements:




                                                Weighted
                                Options         Average
                              Outstanding   Exercise Prices
                              ------------  ----------------

Balance at January 1, 2001      3,761,553   $           1.81
  Granted                         648,609               0.83
  Exercised                             -                  -
  Expired                         (50,000)              1.28

Balance at December 31, 2001    4,360,162   $           1.67
----------------------------  ------------  ----------------
  Granted                       1,386,110               0.50
  Exercised                             -                  -
  Expired                        (297,500)              0.88

Balance at December 31, 2002    5,448,772   $           0.91
----------------------------  ------------  ----------------



The weighted average fair value of options granted to employees under the plan during 2002 and 2001 was $0.50 and $0.83, respectively. At December 31, 2002 and 2001, there were 2,064,716 and 1,834,475 options exercisable at a weighted average exercise price of $2.25 and $0.42 per share, respectively. The weighted average remaining life of outstanding options under the plan at December 31, 2002 was 5.75 years.






Range of                           Weighted-Average
Exercise    Number of Shares  Remaining Contractual Life  Number of Shares
Price         Outstanding       of Shares Outstanding       Exercisable     Weighted-Average
                                                                            Exercisable Price
----------  ----------------  --------------------------  ----------------  -----------------

0.42-0.99         1,728,919                  4.80 years           401,530  $             0.56
1.00-1.99          2,217,631                  6.75 years         1,660,964               1.26
2.00-2.99          1,002,222                  7.04 years             2,222               2.25
3.00-3.50            500,000                  2.05 years                 -               3.00
                   5,448,772                  5.75 years         2,064,716  $            1.38

As of December 31, 2002, the Company had warrants outstanding that allow the holders to purchase up to 1,692,753 shares of common stock at prices between $0.37 and $1.44 per share. The warrants may be exercised any time within five
(5)  years  of  issuance.

The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 2002 and 2001 using the minimum value method as prescribed by SFAS 123. Under this method, the Company used the risk-free interest rate at date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%; expected volatility of 117% and the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.


If the Company had accounted for these options in accordance with SFAS 123, the total value of options granted during 2002 and 2001 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net loss would have been as follows:



Years Ended December 31,     2002         2001
                          ----------  ------------

Net loss:
------------------------
  As reported             $(376,160)  $(1,885,871)
  Pro forma               $(604,395)  $(2,002,481)
Loss per Share:
------------------------
  As reported             $    (.03)  $      (.13)
  Pro forma               $    (.04)  $      (.14)



On February 9, 2001, the Company purchased all rights to the name "ExploreSpace" and the Website www.explorespace.com in an isolated transaction under Section 4(2) of the Securities Act. The Company purchased all of the outstanding common stock of ExploreSpace.com, Inc. in exchange for options to purchase a total of 80,000 common shares of the Company for $1.00 per share.

9.     COMMITMENTS  AND  CONTINGENCIES
(a)  Capital  leases
The Company leases certain equipment under non-cancelable capital leases, which are included in fixed assets as follows:




December 31,                     2002       2001
-----------------------------  ---------  ---------

Computer equipment             $145,365   $224,721
-----------------------------  ---------  ---------
Less accumulated depreciation   (76,161)   (94,890)
                               $ 69,204   $129,831



Future  minimum  lease  payments  are  as  follows:



Year Ending December 31,
---------------------------------------
  2003                                   $ 35,563
  2004                                      8,882
Total minimum lease payments               44,445
Amount representing interest               (3,231)
Present value of minimum lease payments  $ 41,214

Total obligation                         $ 41,214
---------------------------------------  ---------
Less current portion                      (32,783)
Long-term portion                        $  8,431


(b)  Other  accrued  liabilities

In November 2002, the Company entered an agreement to sell its interest in its facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building. The fees that were incurred for the sale of the building were $121,311 and recorded as other accrued liabilities. The fees include broker fees escrow and title fees and property taxes.

(c)  Building  lease

In conjunction with the sale of its facility in December 2002, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years (see Note 2). The base rent is $25,678 and will increase by 3.5% per year. Mr. Benson provided a guarantee for the leaseback.

10.     CONCENTRATIONS  AND  CONTINGENCIES

(a)  Credit  risk

The Company maintains cash balances at various financial institutions primarily located in San Diego. The accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts.

(b)  Customer

During 2002 and 2001, the Company had a major customer that accounted for sales of approximately $1,727,000 and $3,163,000 or 51% and 77% of consolidated revenue, respectively. At December 31, 2002 and 2001, the amount receivable from this customer was approximately $0 and $228,000, respectively.

(c)  Contract

In November 1999, the Space Missions Division was awarded a turnkey mission contract by the Space Sciences Laboratory (SSL) at University of California, Berkeley (UCB) worth as of December 31, 2002 approximately $7.4 million, including two change orders worth approximately $412,000 June 12, 2002 and October 7, 2002. This contract represented 51% of the Company's revenue in 2002. The contract will conclude on January 31, 2004. The payments on the contract are made on a monthly basis according to a preset payment schedule and resulted in costs in excess of billings and estimated earnings of approximately $268,800. At December 31, 2002 the total costs estimated to complete the contract was approximately $7,640,000.

11.  OPERATING  SEGMENTS
The Company's operating structure included one operating segment for 2002 and two operating segments for 2001.

(a)     Segment  products  and  services
The Company merged its Space Missions Division (SMD) business segment and ISS business segment in 2002.

The  following is a summary of operating results and assets by segment for 2001.



                             For the Year Ended December 31, 2001
                            --------------------------------------
(In thousands)                                SMD                     ISS        Total
Net revenue from external
--------------------------
Customers                                   $3,749                    $350      $4,099
Intersegment revenues                            -                     -             -
Depreciation and
Amortization expense                          (181)                  (529)       (710)
Impairment loss                                                      (923)       (923)
Segment loss                                 $(473)               $(1,383)    $(1,856)
                            --------------------------------------  --------  --------

Total segment assets                        $3,140                    $38       $3,178
                            --------------------------------------  --------  --------
Less intersegment assets                      (164)                    -         (164)
Net segment assets                           $2,976                   $38       $3,014




 (b)     Method  of  determining  segment  profit  or  loss
Management evaluated the performance of its operating segments separately in 2001 to individually monitor the different factors affecting financial performance. Segment profit or loss includes substantially all of the segment's costs of production, distribution and administration. The Company manages income taxes on a global basis. Thus, management evaluated segment performance based on profit or loss before income taxes, exclusive of any significant gains or losses on the disposition of investments or other assets.

12.  SUBSEQUENT  EVENTS
On January 31, 2003, the Company closed escrow on the sale of its facility in Poway, California. The selling price of the facility was $3.2 million. The total debt repayment from the transaction was approximately $2,407,000. The approximate net proceeds to the Company for working capital purposes was $635,800.

On February 10, 2003, the Company hired a new chief financial officer, who was subsequently approved during a Board meeting on February 14, 2003. The Board approved an at-will contract for him and granted the new chief financial officer options to purchase up to 375,000 shares of the Company's common stock at the closing price on date of grant. The options vest over various time periods based on certain performance criteria and expire six (6) years from grant date.

No  dealer,  sales  person  or  other                           SPACEDEV, INC.
individual has been authorized to
give any information  or  make  any                            3,214,261 SHARES
representations  other  than those
contained in this prospectus  and,  if                                OF
given or made, such information or
representations must not be  relied                              COMMON STOCK
upon  as having been authorized by
the Company. This prospectus does
not constitute an offer to sell, or a
solicitation of an offer to buy, the                              PROSPECTUS
Notes offered  hereby  in  any
jurisdiction  where,  or  to any person
to whom, it is unlawful  to  make  an
offer  or  solicitation.  Neither  the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create an
implication  that  there has been any
change in the affairs of the
Company since the  date hereof or
that the information contained
herein is correct or complete as of
any  time  subsequent  to  the  date
hereof.
                                                            May  6,  2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that our directors, officers, employees or agents shall be indemnified as to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as long as the director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty.

     In addition, our Articles of Incorporation and Bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our Articles of Incorporation and Bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:





Securities and Exchange Commission Registration Fee  $   143
Printing Expenses                                    $   500
Legal Fees and Expenses                              $10,000
Accounting Fees                                      $ 5,000
Miscellaneous Expenses                               $   500
Total                                                $16,143
===================================================  =======



                     RECENT SALES OF UNREGISTERED SECURITIES

     On March 2, 2001, we issued 50,000 shares of its common stock to its former president, Mr. Stanley W. Dubyn, according to the terms of his employment agreement with us. The common stock was issued with restrictions pursuant to
Section 4(2) of the Securities Act. Mr. Dubyn resigned his positions as our president, chief operating officer and director on July 6, 2001.

     During the first quarter of 2001, we issued a total of 17,247 shares to consultants in exchange for services rendered to us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In April 2001, we issued 66,667 shares of common stock and warrants to purchase an additional 66,667 shares of common stock at an exercise price of $0.75 per share to an individual investor in exchange for an investment of $50,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     During the second quarter of 2001, we issued a total of 500,000 shares to EMC Holdings Corporation pursuant to Section 4(2) of the Securities Act for certain consulting services. Due to teh failure of performance by EMC under the consulting and advisory agreements between EMC and the Company, EMC's engagement was terminated in late 2001, and the shares were recovered by us in arbitration.

     On June 12, 2001 we issued 33,333 shares of common stock and warrants to purchase an additional 33,333 shares of common stock at an exercise price of $0.75 per share to an individual investor in exchange for an investment of $25,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On June 20, 2001 we issued 33,333 shares of common stock and warrants to purchase an additional 33,333 shares of common stock at an exercise price of $0.75 per share to an individual investor in exchange for an investment of $25,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On August 11, 2001, we issued a warrant to purchase 25,000 shares of restricted common stock pursuant to its agreement to acquire the AMROC hybrid motor technology. The exercise price of the warrant is $.877, based on the five-day average closing price of our common stock on the date of grant. The warrant was issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act").

     On September 18, 2001, we issued 23,419 shares of common stock and warrants to purchase an additional 23,419 shares of common stock at an exercise price of $0.854 per share to an individual investor in exchange for an investment of $20,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     During 2001, we issued a total of 105,599 shares to consultants, employees and summer interns in exchange for services rendered to us and awards given by us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

     On November 21, 1997, we entered into a five-year employment agreement with its President, James W. Benson. This agreement provides for compensation of salary and stock as well as stock options. Our Board of Directors amended the Employment contract for Mr. Benson at its meeting on July 16, 2000. The amended agreement provides for the grant of options to purchase up to 4,000,000 shares of our common stock upon the occurrence of certain events. Such options would be immediately exercisable upon grant. The options are non-statutory stock options issued outside of our 1999 Incentive Stock Option Plan and were originally granted to Mr. Benson pursuant to Rule 701 of the Securities Act.

     On March 14, 2002, we issued 40,816 shares of common stock and warrants to purchase an additional 40,816 shares of common stock at an exercise price of $0.49 per share to an individual investor in exchange for an investment of $20,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On August 9, 2002, we issued 30,612 shares of common stock and warrants to purchase an additional 30,612 shares of common stock at an exercise price of $0.49 per share to an individual investor in exchange for an investment of $15,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     From October 14, 2002 through November 14, 2002, we sold an aggregate of $475,000 of 2.03% convertible debentures to three of our directors and officers pursuant to Section 4(2) of the Securities Act. Mr. Benson purchased $375,000 of Series A Subordinated Convertible Notes and Messrs. Shaffer and Skarupa purchased $50,000 each. The total funding was completed on November 14, 2002. The convertible debentures entitle the holder to convert the principal and unpaid accrued interest into our common stock when the note matures. The notes originally were set to mature six (6) months from issue date and were subsequently extended to twelve (12) months from issue date on March 19, 2003, unless paid, extended or re-negotiated, the convertible debentures are exercisable into a number of our common shares at a conversion price that equals the 20-day average asking price less 10%, which was established when the note was issued, or the initial conversion price. Concurrent with the issuance of the convertible debentures, we issued to the subscribers, warrants to purchase up to 1,229,705 shares of our common stock. These warrants are exercisable for three
(3) years from the date of issuance at the initial exercise price, which equals to the 20-day average asking price less 10% which was established when the note was issued, or the initial conversion price.

     During 2002, we issued a total of 7,000 shares to employees and summer interns in exchange for services rendered to us and awards given by us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

     On December 2, 2002, we issued 81,632 shares of common stock and warrants to purchase an additional 81,632 shares of common stock at an exercise price of $0.49 per share to two individual investors in exchange for an investment of $40,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On January 21, 2003, we issued 665,188 shares of common stock and warrants to purchase an additional 665,188 shares of common stock at an exercise price of $0.49 per share to an individual investor in exchange for an investment of $325,942. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On February 14, 2003, we issued 196,079 shares of common stock and warrants to purchase an additional 196,079 shares of common stock at an exercise price of $0.51 per share to an individual investor in exchange for an investment of $100,000. This purchase was made as a part of an accredited investor only, private placement transaction under Rule 506 of Regulation D of the Securities Act of 1933.

     On June 3, 2003, we issued warrants to purchase 200,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued in three tranches: warrants on 125,000 shares of common stock at an exercise price of $0.63 per share; warrants on 50,000 shares of common stock at an exercise price of $0.69 per share; and warrants on 25,000 shares of common stock at an exercise price of $0.80 per share.


     On July 18, 2003, we issued a total of 2,100 shares to employees in exchange for services rendered to us and awards given by us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

     On July 18, 2003, pursuant to our independent director compensation plan, adopted January 16, 2000, we granted options to purchase 10,000 shares each to Howell M. Estes, III and Scott McClendon and 5,000 shares each to Robert Walker and Wesley T. Huntress for their attendance and participation at the Board of Directors meeting held on July 18, 2003. These options were issued with an exercise price of $0.71 per share, (based on the closing price of our common stock on the date of grant), will vest over two years and will expire on the five-year anniversary date of the date of grant.

     Also, on July 18, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 50,000 shares of our common stock to one of our new engineers. These options were issued with an exercise price of $0.60 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the nine-year anniversary date of the date of grant.

     On August 7, 2003, we issued a total of 1,000 shares to an employee in exchange for summer intern services rendered to us in 2003. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

     On August 8, 2003, we issued 10,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $5,500 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On August 19, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 50,000 shares of our common stock to one of our new engineers. These options were issued with an exercise price of $1.00 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the six-year anniversary date of the date of grant.

     On September 1, 2003, we issued warrants to purchase 200,000 shares of common stock to Dian Grisel of the Investor Relations Group ("IRG"), for public and investor relations services. The warrants will vest ratably over one year at an exercise price of $1.05 per share.

     On September 15, 2003, we issued a total of 500 shares to an employee in exchange for summer intern services rendered to us in 2003. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

     On September 23, 2003, we issued 50,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $27,500 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On September 29, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 50,000 shares of our common stock to one of our new engineers. These options were issued with an exercise price of $0.94 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the six-year anniversary date of the date of grant.

     On October 3, 2003, we issued 55,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $30,250 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On  October  14,  2003,  we  issued  100,000  shares of our common stock to
Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $55,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On October 20, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 50,000 shares of our common stock to one of our new engineers. These options were issued with an exercise price of $1.15 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the six-year anniversary date of the date of grant.

     On November 6, 2003, pursuant to our independent director compensation plan, adopted January 16, 2000, we granted options to purchase 5,000 shares each to Howell M. Estes, III and Scott McClendon and 10,000 shares each to Curt Dean Blake, Robert Walker and Wesley T. Huntress for their attendance and participation at the Board of Directors meeting held on November 6, 2003. These options were issued with an exercise price of $0.94 per share, (based on the closing price of our common stock on the date of grant), will vest over two years and will expire on the five-year anniversary date of the date of grant.

     On November 11, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 30,000 shares of our common stock to one of our new engineers. These options were issued with an exercise price of $0.95 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the six-year anniversary date of the date of grant.

     On December 8, 2003, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 250,000 shares of our common stock to our new vice president of engineering. These options were issued with an exercise price of $1.05 per share (based on the closing price of our common stock on the date of grant), will vest over five years and will expire on the six-year anniversary date of the date of grant.

     On  December  11,  2003,  we  issued  100,000 shares of our common stock to
Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $55,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On  December  29,  2003,  we  issued  100,000 shares of our common stock to
Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $55,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On January 9, 2004, we issued 300,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $165,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On February 23, 2004, we issued 7,076 shares of our common stock pursuant to our 1999 Stock Purchase Plan to four employees enrolled in the plan for approximately $6,400 in cash.

     On March 3, 2004, we issued 200,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $110,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     Pursuant to our independent director compensation plan, adopted January 16, 2000 and modified March 25, 2004, we granted options to purchase 5,000 shares each to Curt Dean Blake, Wesley T. Huntress and Scott McClendon for their attendance and participation at the Audit Committee Meeting held on March 23, 2004. These options were issued with an exercise price of $0.92 per share, (based on the closing price of our common stock on the date of grant), will vest over two-years and will expire on the three-year anniversary date of the date of grant.

     Pursuant to our independent director compensation plan, adopted January 16, 2000 and modified March 25, 2004, we granted options to purchase 12,000 shares each to Howell M. Estes, III, Wesley T. Huntress and Scott McClendon and 6,000 shares to Curt Dean Blake for their attendance and participation at the Board of Directors meeting held on March 25, 2004. These options were issued with an exercise price of $0.92 per share, (based on the closing price of our common stock on the date of grant), will vest over two years and will expire on the three-year anniversary date of the date of grant.

     On March 25, 2004, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 1,104,000 shares of our common stock to employees and officers. These options were issued with an exercise price of $0.92 per share (based on the closing price of our common stock on the date of grant). Options to purchase 781,500 shares of our common stock will vest over five-years in ten semi-annual installments and options to purchase the remaining 322,500 shares will vest based on performance criteria established by the CEO. All options will expire on the six-year anniversary date of the date of grant, unless sooner forfeited, exercised or otherwise terminated.

     Also, on March 25, 2004, pursuant to our 1999 Stock Option Plan, we granted options to purchase up to 25,000 shares of our common stock each to Curt Dean Blake, Wesley T. Huntress and Scott McClendon for their previous work, attendance and participation on the Audit Committee.

     On April 1, 2004, we issued 250,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $137,500 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.

     On April 20, 2004, we issued 300,000 shares of our common stock to Laurus, pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $165,000 reduction in our revolving credit facility. As part of the transaction, the shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003.


(a)                                                                                                        Exhibits:
ITEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  EXH. NO.
---------------------------------------------------------------------------------------------------------  ---------
SpaceDev's Articles of Incorporation(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.1
SpaceDev's Articles of Amendment to Articles of Incorporation dated November 4, 1997
Authorizing Series B Preferred Stock(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.2
SpaceDev's Articles of Amendment to Articles of Incorporation dated December 17, 1997
Changing Name to SpaceDev, Inc. (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.3
SpaceDev's Bylaws(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.4
Form of Common Stock Certificate(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.1
Form of Non-Qualified Stock Option(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.2
Form of Incentive Stock Option(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.3
Form of Re-Pricing Warrant(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.4
Form of Warrant(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.5
1999 Stock Option Plan(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.6
First Amendment to 1999 Stock Option Plan(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.7
1999 Employee Stock Purchase Plan(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.8
Form of Warrant from November 2, 2000 Private Placement (4) . . . . . . . . . . . . . . . . . . . . . . .        4.9
Common Stock Purchase Warrant-Phillips Aerospace (4). . . . . . . . . . . . . . . . . . . . . . . . . . .       4.10
Note Purchase Agreement for Series A Subordinated Convertible Notes (6) . . . . . . . . . . . . . . . . .       4.11
Form of Series A Subordinated Convertible Note (6). . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.12
Form of Warrant for Series A Subordinated Convertible Note Offering (6) . . . . . . . . . . . . . . . . .       4.13
Common Stock Exchange Agreement Between SpaceDev and SIL (1). . . . . . . . . . . . . . . . . . . . . . .       10.1
Mutual Rescission and Release of Share Acquisition Agreement (1). . . . . . . . . . . . . . . . . . . . .       10.2
Share Exchange Agreement Between SpaceDev and ISS (1) . . . . . . . . . . . . . . . . . . . . . . . . . .       10.3
Agreement of License and Purchase of Technology Between SpaceDev and AMROC (1). . . . . . . . . . . . . .       10.4
Firm Fixed Price Agreement Number 108252 Between SpaceDev and Regents of the University of California (1)       10.5
Employment Agreement of James W. Benson (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.6
Employment Agreement between ISS and Charles H. Lloyd (1) . . . . . . . . . . . . . . . . . . . . . . . .       10.7
Deed of Counter-Indemnity dated August 28, 1999 (3) . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.8
Financial Advisory Services Agreement, dated June 18, 2001 (5). . . . . . . . . . . . . . . . . . . . . .       10.9
Consultant/Advisory Services Agreement, dated June 18, 2001 (5) . . . . . . . . . . . . . . . . . . . . .      10.10
Employment Agreement between SpaceDev, Inc. and Stuart Schaffer, dated May 17, 2002(7). . . . . . . . . .      10.11
First Amendment to Employment Agreement with Stuart Schaffer, dated May 17, 2002(7) . . . . . . . . . . .      10.12
Employment Agreement between SpaceDev, Inc. and Emery Skarupa, dated May 24, 2002(7). . . . . . . . . . .      10.13
Confidential Separation Agreement and General Release of Claims, dated May 31, 2002(7). . . . . . . . . .      10.14
Code of Business Conduct and Ethics(7). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.15
Employment Agreement between SpaceDev and Richard B. Slansky, dated Feb. 10, 2003(7). . . . . . . . . . .      10.16
Second Amendment to Series A Subordinated Convertible Note - Benson1, dated Mar. 25, 2003(7). . . . . . .      10.17
Second Amendment to Series A Subordinated Convertible Note - Benson2, dated Mar. 25, 2003(7). . . . . . .      10.18
Second Amendment to Series A Subordinated Convertible Note - Benson3, dated Mar. 25, 2003(7). . . . . . .      10.19
Second Amendment to Series A Subordinated Convertible Note - Benson4, dated Mar. 25, 2003(7). . . . . . .      10.20
Second Amendment to Series A Subordinated Convertible Note - Skarupa, dated Mar. 25, 2003(7). . . . . . .      10.21
Second Amendment to Series A Subordinated Convertible Note - Schaffer, dated Mar. 25, 2003(7) . . . . . .      10.22
Confidential Separation Agreement and General Release of Claims with Mr. Schaffer, dated July 2, 2003(8).      10.23
AFRL Small Vehicle Launch Technology SBIR contract(9) . . . . . . . . . . . . . . . . . . . . . . . . . .      10.24
AFRL Small Satellite Bus Technologies SBIR contract(9). . . . . . . . . . . . . . . . . . . . . . . . . .      10.25
AFRL Small Shuttle Compatible Propulsion Module contract(9) . . . . . . . . . . . . . . . . . . . . . . .      10.26
MDA Advanced Systems Deputate for the Micro Satellite Experiment(9) . . . . . . . . . . . . . . . . . . .      10.27
MDA Advanced Systems Deputate for the Micro Satellite Experiment (Modification) (9) . . . . . . . . . . .      10.28
Lunar Enterprises of California contract(9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.29
Hybrid Rocket Motor Systems and Components contract*(9) . . . . . . . . . . . . . . . . . . . . . . . . .      10.30
Third Amendment to Series A Subordinated Convertible Note - Benson1, dated Sept. 5,  2003(9). . . . . . .      10.31
Third Amendment to Series A Subordinated Convertible Note - Benson2, dated Sept. 5,  2003(9). . . . . . .      10.32
Third Amendment to Series A Subordinated Convertible Note - Benson3, dated Sept. 5,  2003(9). . . . . . .      10.33
Third Amendment to Series A Subordinated Convertible Note - Benson4, dated Sept. 5,  2003(9). . . . . . .      10.34
Third Amendment to Series A Subordinated Convertible Note - Skarupa, dated Sept. 5,  2003(9). . . . . . .      10.35
Third Amendment to Series A Subordinated Convertible Note - Schaffer, dated Sept. 5, 2003(9). . . . . . .      10.36
Employment Offer between SpaceDev and Dario Emanuel DaPra, dated November 17, 2003(11) . . . . . . . . .       10.37
Employment Offer between SpaceDev and Randall K. Simpson, dated Jan. 16, 2004(11) . . . . . . . . . . . .      10.38
Confidential Separation Agreement and General Release of Claims with Mr. DaPra, dated March 18, 2004(11)       10.39
Missile Defense Agency Contract with SpaceDev, dated March 31, 2004(11) . . . . . . . . . . . . . . . . .      10.40
Amendment No. 1 to Note with the Laurus Master Fund, dated March 31, 2004(11) . . . . . . . . . . . . . .      10.41
Waiver Letter from Laurus Master Fund, dated March 31, 2004(11) . . . . . . . . . . . . . . . . . . . . .      10.42
First Task Order Under Missile Defense Agency Contract with SpaceDev, dated April 1, 2004(11) . . . . . .      10.43
Letter from Nation Smith dated June 4, 2003 (11)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16.1
List of Subsidiaries of the Company(11) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
Consent of Weintraub Dillon PC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23.1
Consent of Independent Auditor - Form SB-2, dated May 6, 2004 - PKF . . . . . . . . . . . . . . . . . .         23.2

* Registrant requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.

(b)     Reports  on  Form  8-K:

We have filed two reports on Form 8-K, since fiscal year ended December 31, 2002. These reports, dated June 4, 2003 (and subsequently amended on June 9,
2003) and June 18, 2003, disclosed: 1) the changes in registrants certifying accountants; and, 2) the establishment of the registrant's revolving credit facility with the Laurus Master Fund, Ltd.

(1) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-SB (File #0-28947).
(2) Incorporated by reference to Exhibit 10.1 previously filed as an Exhibit to Registrant's Form 10-QSB filed on August 10, 2000.
(3) Incorporated by reference to Exhibit 10.2 previously filed as an Exhibit to Registrant's Form 8-K filed on September 20, 2000.
(4) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-KSB filed on April 2, 2001.
(5) Incorporated by reference to Exhibits 10.1 and 10.2 previously filed as an Exhibit to Registrant's Form 8-K filed on July 19, 2001.
(6) Incorporated by reference to Exhibits 4.11, 4.12 and 4.13 previously filed as an Exhibit to Registrant's Form 10-QSB filed on November 14, 2002.
(7) Incorporated by reference to Exhibits 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21 and 10.22 previously filed as an
Exhibit  to  Registrant's  Form  10-KSB  on  March  28,  2003.
(8) Incorporated by reference to Exhibit 10.27 previously filed as an Exhibit to Registrant's Form SB-2 on July 25, 2003.
(9) Incorporated by reference to Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 previously filed as an
Exhibit  to  Registrant's  Form  10-QSB  on  November  12,  2003.
(10) Incorporated by reference to Exhibit 16.1 previously filed as an Exhibit to Registrant's Form 8-K filed on June 4, 2003.
(11)  Incorporated  by  reference to Exhibits 10.37, 10.38, 10.39, 10.40, 10.41,
10.42, 10.43, and 21 previously filed as an Exhibit to Registrant's Form 10-KSB on April 6, 2004.

                                  UNDERTAKINGS

         The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any additional or changed material information on the plan of distribution.

Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 to be signed on its behalf by the undersigned, in the City of San Diego, California, on the 6th day of May 2004 .

                               SpaceDev,  Inc.

                               By:   /s/  James  W.  Benson
                               -------------------------------------------------
                               James  W.  Benson,  Chief  Executive  Officer


                               By:  /s/  Richard  B.  Slansky
                               -------------------------------------------------
                               Richard  B.  Slansky,  Chief  Financial  Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of SpaceDev, Inc., a Colorado corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint James W. Benson and Richard B. Slansky, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of   1933,  this
registration statement has been signed below by the following persons in the following capacities on the dates indicated.



Name                      Title                                   Date
---------------------------------------------------------------   -------------
/s/ James W. Benson       Chairman of the Board, Chief Exec       May 6, 2004
----------------------    Officer  and  Director  (principal
James  W.  Benson         executive officer)

/s/ Richard B. Slansky    Chief Financial Officer and Corporate   May 6, 2004
----------------------    Secretary
Richard  B.  Slansky

/s/  Curt  Dean  Blake        Director                          May 6, 2004
----------------------------
Curt  Dean  Blake

/s/  Howell  M.  Estes,  III  Director                          May 6, 2004
----------------------------
Howell  M.  Estes,  III

/s/  Wesley  T.  Huntress     Director                          May 6, 2004
----------------------------
Wesley  T.  Huntress

/s/  Scott  McClendon         Director                          May 6, 2004
----------------------------
Scott  McClendon

/s/  Stuart  Schaffer         Director                          May 6, 2004
----------------------------
Stuart  Schaffer

/s/  Robert  S.  Walker       Director                          May 6, 2004
----------------------------
Robert  S.  Walker

            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT





(a)                                                                                                        Exhibits:
ITEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  EXH. NO.
---------------------------------------------------------------------------------------------------------  ---------
SpaceDev's Articles of Incorporation(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.1
SpaceDev's Articles of Amendment to Articles of Incorporation dated November 4, 1997
Authorizing Series B Preferred Stock(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.2
SpaceDev's Articles of Amendment to Articles of Incorporation dated December 17, 1997
Changing Name to SpaceDev, Inc. (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.3
SpaceDev's Bylaws(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.4
Form of Common Stock Certificate(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.1
Form of Non-Qualified Stock Option(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.2
Form of Incentive Stock Option(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.3
Form of Re-Pricing Warrant(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.4
Form of Warrant(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.5
1999 Stock Option Plan(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.6
First Amendment to 1999 Stock Option Plan(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.7
1999 Employee Stock Purchase Plan(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.8
Form of Warrant from November 2, 2000 Private Placement (4) . . . . . . . . . . . . . . . . . . . . . . .        4.9
Common Stock Purchase Warrant-Phillips Aerospace (4). . . . . . . . . . . . . . . . . . . . . . . . . . .       4.10
Note Purchase Agreement for Series A Subordinated Convertible Notes (6) . . . . . . . . . . . . . . . . .       4.11
Form of Series A Subordinated Convertible Note (6). . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.12
Form of Warrant for Series A Subordinated Convertible Note Offering (6) . . . . . . . . . . . . . . . . .       4.13
Common Stock Exchange Agreement Between SpaceDev and SIL (1). . . . . . . . . . . . . . . . . . . . . . .       10.1
Mutual Rescission and Release of Share Acquisition Agreement (1). . . . . . . . . . . . . . . . . . . . .       10.2
Share Exchange Agreement Between SpaceDev and ISS (1) . . . . . . . . . . . . . . . . . . . . . . . . . .       10.3
Agreement of License and Purchase of Technology Between SpaceDev and AMROC (1). . . . . . . . . . . . . .       10.4
Firm Fixed Price Agreement Number 108252 Between SpaceDev and Regents of the University of California (1)       10.5
Employment Agreement of James W. Benson (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.6
Employment Agreement between ISS and Charles H. Lloyd (1) . . . . . . . . . . . . . . . . . . . . . . . .       10.7
Deed of Counter-Indemnity dated August 28, 1999 (3) . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.8
Financial Advisory Services Agreement, dated June 18, 2001 (5). . . . . . . . . . . . . . . . . . . . . .       10.9
Consultant/Advisory Services Agreement, dated June 18, 2001 (5) . . . . . . . . . . . . . . . . . . . . .      10.10
Employment Agreement between SpaceDev, Inc. and Stuart Schaffer, dated May 17, 2002(7). . . . . . . . . .      10.11
First Amendment to Employment Agreement with Stuart Schaffer, dated May 17, 2002(7) . . . . . . . . . . .      10.12
Employment Agreement between SpaceDev, Inc. and Emery Skarupa, dated May 24, 2002(7). . . . . . . . . . .      10.13
Confidential Separation Agreement and General Release of Claims, dated May 31, 2002(7). . . . . . . . . .      10.14
Code of Business Conduct and Ethics(7). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.15
Employment Agreement between SpaceDev and Richard B. Slansky, dated Feb. 10, 2003(7). . . . . . . . . . .      10.16
Second Amendment to Series A Subordinated Convertible Note - Benson1, dated Mar. 25, 2003(7). . . . . . .      10.17
Second Amendment to Series A Subordinated Convertible Note - Benson2, dated Mar. 25, 2003(7). . . . . . .      10.18
Second Amendment to Series A Subordinated Convertible Note - Benson3, dated Mar. 25, 2003(7). . . . . . .      10.19
Second Amendment to Series A Subordinated Convertible Note - Benson4, dated Mar. 25, 2003(7). . . . . . .      10.20
Second Amendment to Series A Subordinated Convertible Note - Skarupa, dated Mar. 25, 2003(7). . . . . . .      10.21
Second Amendment to Series A Subordinated Convertible Note - Schaffer, dated Mar. 25, 2003(7) . . . . . .      10.22
Confidential Separation Agreement and General Release of Claims with Mr. Schaffer, dated July 2, 2003(8).      10.23
AFRL Small Vehicle Launch Technology SBIR contract(9) . . . . . . . . . . . . . . . . . . . . . . . . . .      10.24
AFRL Small Satellite Bus Technologies SBIR contract(9). . . . . . . . . . . . . . . . . . . . . . . . . .      10.25
AFRL Small Shuttle Compatible Propulsion Module contract(9) . . . . . . . . . . . . . . . . . . . . . . .      10.26
MDA Advanced Systems Deputate for the Micro Satellite Experiment(9) . . . . . . . . . . . . . . . . . . .      10.27
MDA Advanced Systems Deputate for the Micro Satellite Experiment (Modification) (9) . . . . . . . . . . .      10.28
Lunar Enterprises of California contract(9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.29
Hybrid Rocket Motor Systems and Components contract*(9) . . . . . . . . . . . . . . . . . . . . . . . . .      10.30
Third Amendment to Series A Subordinated Convertible Note - Benson1, dated Sept. 5,  2003(9). . . . . . .      10.31
Third Amendment to Series A Subordinated Convertible Note - Benson2, dated Sept. 5,  2003(9). . . . . . .      10.32
Third Amendment to Series A Subordinated Convertible Note - Benson3, dated Sept. 5,  2003(9). . . . . . .      10.33
Third Amendment to Series A Subordinated Convertible Note - Benson4, dated Sept. 5,  2003(9). . . . . . .      10.34
Third Amendment to Series A Subordinated Convertible Note - Skarupa, dated Sept. 5,  2003(9). . . . . . .      10.35
Third Amendment to Series A Subordinated Convertible Note - Schaffer, dated Sept. 5, 2003(9). . . . . . .      10.36
Employment Offer between SpaceDev and Dario Emanuel DaPra, dated November 17, 2003(11) . . . . . . . . .       10.37
Employment Offer between SpaceDev and Randall K. Simpson, dated Jan. 16, 2004(11) . . . . . . . . . . . .      10.38
Confidential Separation Agreement and General Release of Claims with Mr. DaPra, dated March 18, 2004(11)       10.39
Missile Defense Agency Contract with SpaceDev, dated March 31, 2004(11) . . . . . . . . . . . . . . . . .      10.40
Amendment No. 1 to Note with the Laurus Master Fund, dated March 31, 2004(11) . . . . . . . . . . . . . .      10.41
Waiver Letter from Laurus Master Fund, dated March 31, 2004(11) . . . . . . . . . . . . . . . . . . . . .      10.42
First Task Order Under Missile Defense Agency Contract with SpaceDev, dated April 1, 2004(11) . . . . . .      10.43
Letter from Nation Smith dated June 4, 2003 (11)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16.1
List of Subsidiaries of the Company(11) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
Consent of Weintraub Dillon PC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23.1
Consent of Independent Auditor - Form SB-2, dated May 6, 2004 - PKF . . . . . . . . . . . . . . . . . .         23.2

* Registrant requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.

(b)     Reports  on  Form  8-K:

We have filed two reports on Form 8-K, since fiscal year ended December 31, 2002. These reports, dated June 4, 2003 (and subsequently amended on June 9,
2003) and June 18, 2003, disclosed: 1) the changes in registrants certifying accountants; and, 2) the establishment of the registrant's revolving credit facility with the Laurus Master Fund, Ltd.

(1) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-SB (File #0-28947).
(2) Incorporated by reference to Exhibit 10.1 previously filed as an Exhibit to Registrant's Form 10-QSB filed on August 10, 2000.
(3) Incorporated by reference to Exhibit 10.2 previously filed as an Exhibit to Registrant's Form 8-K filed on September 20, 2000.
(4) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-KSB filed on April 2, 2001.
(5) Incorporated by reference to Exhibits 10.1 and 10.2 previously filed as an Exhibit to Registrant's Form 8-K filed on July 19, 2001.
(6) Incorporated by reference to Exhibits 4.11, 4.12 and 4.13 previously filed as an Exhibit to Registrant's Form 10-QSB filed on November 14, 2002.
(7) Incorporated by reference to Exhibits 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21 and 10.22 previously filed as an
Exhibit  to  Registrant's  Form  10-KSB  on  March  28,  2003.
(8) Incorporated by reference to Exhibit 10.27 previously filed as an Exhibit to Registrant's Form SB-2 on July 25, 2003.
(9) Incorporated by reference to Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 previously filed as an
Exhibit  to  Registrant's  Form  10-QSB  on  November  12,  2003.
(10) Incorporated by reference to Exhibit 16.1 previously filed as an Exhibit to Registrant's Form 8-K filed on June 4, 2003.
(11)  Incorporated  by  reference to Exhibits 10.37, 10.38, 10.39, 10.40, 10.41,
10.42, 10.43, and 21 previously filed as an Exhibit to Registrant's Form 10-KSB on April 6, 2004.